UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Callon Petroleum Company
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CALLON
PETROLEUM

[•], 2020 at [•]
The Moran Hotel, La Scala Room,
800 Sorella Court, Houston, TX 77024

Photo by Zbynek Burival on Unsplash

ABOUT CALLON
Callon Petroleum is an independent oil and natural gas company focused on the acquisition, exploration and development of high-quality assets in the leading oil plays of West and South Texas.

Our Values

Responsibility
The safety of our employees, contractors and communities is of utmost importance – this is not negotiable. We recognize that we earn the right to operate every day by developing our assets responsibly and with respect for the environment. We focus on safety and protection of the environment in every operation, and all Callon representatives are authorized to “stop work” if these are at risk.

Integrity	We always strive to do the right thing and pride ourselves on being a preferred partner. We are consistently open, honest, ethical and genuine. We do what we say and are accountable for our actions.

Drive	Keenly focused on leading, we relentlessly challenge the status quo to meet and exceed our expectations for top-tier performance in all aspects of our business.

Respect	We value the ideas and contributions of all team members and show consideration and appreciation for one another. We recognize and embrace each other’s differences and work towards our common goals.

Excellence
Our business requires focused innovation and evaluation of new opportunities for resource extraction. We balance the application of new technologies and testing of new concepts with prudent risk management and thorough data analysis.

Awards and Recognition
We are recognized as one of the top places to work in 2017, 2018, and 2019 by the Houston Chronicle.

A JOINT LETTER FROM OUR CHAIRMAN AND OUR CHIEF EXECUTIVE OFFICER
April [•], 2020
DEAR FELLOW SHAREHOLDERS,

On behalf of the Board of Directors of Callon Petroleum Company, we are pleased to invite you to our 2020 Annual Meeting of Shareholders, which will take place on [•], 2020 at [•] Central Daylight Time (CDT), in the La Scala Room of The Moran Hotel, located at 800 Sorella Court in Houston, Texas.
Today we are filing the Notice of Annual Meeting of Shareholders and the Proxy Statement which describe the matters to be acted upon at the meeting. This year we are asking our shareholders to elect directors, approve our 2020 incentive plan, ratify the appointment of our auditors, approve, on a non-binding advisory basis, the compensation of our named executive officers, and allow our Board to approve amendments to our certificate of incorporation to effect a reverse stock split and a pro rata reduction to the number of authorized shares .
2019 was a transformational year for Callon. The Company continued its long-term value creation focus with the execution of multiple strategic initiatives across operations, finance, environmental, social and governance. The Company’s development program successfully transitioned to larger projects featuring multi-zone co-development, leading to improved capital efficiency, lower costs and the preservation of industry-leading margins.
 The year culminated with the successful closing of the Carrizo Acquisition, which more than doubled the Company’s production, reserves, acreage, and cash flow. Importantly, the acquisition also brought together two talented organizations that are grounded in strong values and a shared commitment to responsible operations, integrity and a drive to deliver results. Together, we face the challenges brought on by the global outbreak of the COVID-19 virus with a diversified asset base that provides optionality to support cash generation amid commodity price volatility.
Your vote is important, and we encourage you to review this proxy statement and to vote promptly so that your shares will be represented at the meeting. On behalf of everyone at Callon, we want to thank you, our valued shareholders, for your continued support of the work we do.
Sincerely,

L. Richard Flury Chairman of the Board

Joseph C. Gatto, Jr. President, Chief Executive Officer and Director

	L. Richard Flury Chairman of the Board	Joseph C. Gatto, Jr. President, Chief Executive Officer and Director
We encourage you to read our 2019 Annual Report, which includes our financial statements as of and for the year ended December 31, 2019. Please also refer to the sections captioned “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” for a description of the substantial risks and uncertainties related to the forward-looking statements included herein.

2020 PROXY STATEMENT      3

NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS

Dear Shareholders,
You are invited to participate in the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Callon Petroleum Company (“Callon,” the “Company,” “us,” “we,” “our” or like terms), a Delaware corporation.

When
[•], 2020, at [•] Central Daylight Time (“CDT")
Where
The Moran Hotel
La Scala Room
800 Sorella Court
Houston, Texas 77024
We are monitoring coronavirus (COVID-19) developments and the related recommendations and protocols issued by public health authorities and federal, state and local governments, and we are sensitive to the public health and travel concerns that our shareholders may have. In the event we determine it is necessary or appropriate to postpone or move the Annual Meeting to another location or hold the Annual Meeting virtually, we will announce this decision in advance in a press release and post details on our website, which will also be filed with the Securities and Exchange Commission.
Whether or not you plan to attend the Annual Meeting, please vote electronically via the Internet, by telephone, or by mail as soon as possible.

	Voting matters		Board Recommendation
	Proposal 1: To elect three Class II directors to serve on our Board of Directors (the “Board”), each for three years.		FOR each of the Class II directors
See page 11
	Proposal 2: To approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”).		FOR
See page 34
	Proposal 3: To approve the Company's 2020 Omnibus Incentive Plan (the "2020 Plan").		FOR
See page 62
	Proposal 4: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.		FOR
See page 70

Proposal 5:
To approve an amendment to our certificate of incorporation to permit us to effect a reverse stock split of our issued and outstanding common stock, par value $0.01 per share (the “common stock”), at a ratio that will be determined by the Board and that will be within a range of 1-for-10 and 1-for-50 (the “Reverse Stock Split”), if the Board determines, in its sole discretion, at any time prior to the first anniversary of the Annual Meeting, that the Reverse Stock Split is in the best interests of the Company and its shareholders.
FOR

By Internet or telephone following the simple instructions on the enclosed proxy card or voting instruction form

By mail mark, date and sign your proxy card, and return it in the reply envelope provided
	w	See page 72

Proposal 6:
To approve an amendment to our certificate of incorporation to reduce the number of authorized shares of common stock by the reverse stock split ratio determined by the Board (the “Authorized Share Reduction”).
FOR

YOUR VOTE IS IMPORTANT!
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders. This Proxy Statement and our 2019 Annual Report on Form 10-K are available at: www.viewproxy.com/ CallonPetroleum/2020. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022
Banks and Brokerage Firms, please call:  (212) 750-5833
Shareholders, please call toll-free:(888) 750-5834

	w	See page 79

4 CALLON PETROLEUM

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

We will also transact other business that may properly come before the Annual Meeting.
This Notice of Annual Meeting of Shareholders and the Proxy Statement herein provide further information on the Company’s performance and corporate governance and describe the matters to be presented at the Annual Meeting. The Board set April 14, 2020, as the record date (the “Record Date”) for the Annual Meeting. Holders of record of our common stock at the close of business on the Record Date are entitled to receive this notice of, and vote at, the Annual Meeting. A list of the names of shareholders entitled to vote at the Annual Meeting will be available for ten days prior to the Annual Meeting for examination by any shareholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., Central Time, at our headquarters at 2000 W. Sam Houston Parkway South, Suite 2000, Houston, TX 77042. This list will also be available for such purposes during the Annual Meeting at the place of the Annual Meeting or, in the event that the Annual Meeting is held virtually, at a website to be provided in the announcement notifying shareholders of the change in meeting format.
Beginning on or about [•], 2020, we mailed an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to our holders of record. The Notice contained instructions on how to access the Proxy Statement and related materials on the Internet and how to enter your voting instructions. Instructions for requesting a paper copy of the proxy materials are contained in the Notice.
We thank you for your continued support and look forward to seeing you at the Annual Meeting.
By Order of the Board of Directors,

Michol L. Ecklund Senior Vice President, General Counsel and Corporate Secretary Houston, Texas [•], 2020

2020 PROXY STATEMENT      5

6 CALLON PETROLEUM

PERFORMANCE HIGHLIGHTS
Callon is an independent oil and natural gas company focused on the acquisition, exploration, and development of high-quality assets in leading Texas oil plays located in the Permian Basin and the Eagle Ford Shale. Callon’s strong foundation spans over 70 years with an ongoing mission to build trust, create long-term value, and drive sustainable cash flow growth for our stakeholders. We are positioned to deliver value for our stakeholders in 2020 and beyond through the following:

PREPARATION	PURPOSE	EXECUTION OF PURPOSE
•    Significant scale and high operational control of ~200,000 net acres in Texas's producer-friendly Permian Basin and Eagle Ford Shale
•    Robust infrastructure network from multiple years of thoughtful planning and investment reduces overall capital intensity
•    Liquidity flexibility and free cash flow initiatives support long-term co-development for inventory and balance sheet preservation
•    Talented workforce with growing technical expertise identifies with a culture of responsibility and adaptability in a cyclical commodity business

•    Long-term value creation focuses on growing corporate level returns through capital efficiency and reserve recovery optimization
•    Sustainable business model balances capital efficiency improvements with longer-term reinvestment reduction initiatives
•    Stakeholder alignment through governance structure and ongoing engagement across shareholders, employees, and communities in which we operate
•    Expanding ESG oversight to maximize impact of initiatives and ensure corporate responsibility priorities are achieved

•    Accelerate corporate returns on capital through margin preservation, capital intensity reduction, and portfolio optimization
•    Generate meaningful free cash flow through breakeven cost reduction and moderation of production declines
•    Improve financial profile with simplified capital structure and no near-term maturities with asset monetization upside
•    Long term vision focused on safety and sustainability to maximize reserve capture through prudent co-development operations

2019 was a transformational year for Callon. The Company continued its long-term value creation focus with the execution of multiple strategic initiatives across operations, finance, environmental, social and governance. The Company’s development program successfully transitioned to larger projects featuring multi-zone co-development, leading to improved capital efficiency, lower costs and the preservation of industry-leading margins. The year culminated with the successful closing of the Carrizo Acquisition, which more than doubled the Company’s production, reserves, acreage, and cash flow. The combined Company features a diversified asset base that supports our scaled development model and provides significant optionality to support cash generation amid commodity price volatility. While Callon’s share price was negatively impacted, along with its industry peers, by commodity price volatility and a shift in sector-wide investor sentiment, the Company maintained its commitment to long-term value creation in 2019 as reflected by the achievement of multiple key operational, financial and ESG highlights as described below.

2020 PROXY STATEMENT      7

PERFORMANCE HIGHLIGHTS

• With the closing of the Carrizo Acquisition, more than doubled our acreage position to nearly 200,000 net acres in Texas's producer-friendly Permian Basin and Eagle Ford Shale.
• Generated over $500 million in Adjusted EBITDA(i).
• Completed over $300 million of non-core asset monetizations.
• Redeemed approximately $270 million of preferred securities resulting in prospective dividend savings of nearly $25 million annually.
• Generated $58.2 million in free cash flow(ii) during the fourth quarter of 2019 (on a pro forma basis).
• Maintained an industry leading EBITDA margin of $33.28 per Boe for 2019.(i)
• Achieved record production (top of guidance) with operational capital spending below the bottom of full year guidance range.
• Initiated full-field co-development across all asset areas, lowering target development costs and improving capital efficiency.
• Grew total proved reserves to 540 MMBoe with a PV-10(i) value of $5.4 billion as of December 31, 2019.
• Achieved record safety performance metrics, including a Total Recordable Incident Rate that was 50% lower than prior year.
• 2x recycled water volumes from 2018, further reducing environmental impact of operations.
• Reduced flaring by more than 40% year over year and was in the lowest third of all Texas producers in flaring intensity per the most recent TX RRC report.(iii)

(i)	See Appendix A for a reconciliation of Non-GAAP financial measures

(ii)
Free cash flow is defined as Adjusted EBITDA minus the sum of operational capital, capitalized interest, capitalized G&A, and interest expense. Adjusted EBITDA is a Non-GAAP financial measure; please refer to Appendix A for a reconciliation

(ii)	TX RRC defines flare intensity as gross daily flare volumes divided by gross daily oil production
Coming off a strong 2019, Callon remains driven by a long-term value focus, and our progress in maturing our operations and production base in recent years now allows us to drive continued improvements in our cash flow profile and corporate-level returns. In 2020 and beyond, the Company is well-positioned to progress efficiencies in our development program through larger pad developments, reduced leasehold obligations and leveraging of established infrastructure for the benefit of our shareholders.

8 CALLON PETROLEUM

SUSTAINABILITY AT
CALLON PETROLEUM
At Callon, our commitment to our shareholders is simple: create value in a responsible manner. Our focus on integrating sustainable business practices and achieving long-term results drives our operations. In alignment with these goals, our Board of Directors oversees the company’s safety and environmental policies, development of a positive corporate culture and an effective corporate governance program. To ensure that sustainability matters remain a priority at Callon, the independent Nominating and Corporate Governance Committee of our Board has direct oversight responsibility for our ESG policies and performance for the development of Company positions related to stakeholder concerns and emerging issues that affect our industry. The entire Callon team is committed to improving returns for our shareholders while positively impacting the communities in which we live and work.
Our corporate focus is anchored by five core values: Responsibility, Integrity, Drive, Respect and Excellence.
Environmental
Callon is committed to safeguarding the environment and conducting our business in a manner designed to comply with applicable environmental laws and regulations and apply responsible standards where such laws or regulations do not exist. We have adopted a Safety and Environmental Policy that sets forth our operating principles and our expectations of Callon employees and contractors to operate safely, responsibly and in an environmentally sound manner.

WATER	AIR	LAND
Protecting local water supplies and minimizing our use of fresh water resources are high priorities in our operations.	As part of our environmental program, Callon monitors and seeks to reduce greenhouse gas (GHG) and other emissions from our operations.	At Callon, we strive to be good stewards of the environment and minimize our impact in the areas where we operate.

2x recycled water volumes from 2018, further reducing environmental impact from operations	All of the drilling rigs operating on Callon assets are dual-fuel rigs, which reduce greenhouse gas emissions in our operations.	Decreased total fluid spill rate by ~50%

<20% permitted water infrastructure utilization rate in Permian Basin minimizes future environmental impact	Eliminated diesel-powered generators as a primary source of power and in doing so lowered our emissions and operating costs.	>2x increase in average project size in 2020 minimizes surface impact

60% produced water sourced for Delaware completions	>40% reduction in gas flaring intensity(1)	>90% of crude and water transported via pipeline

(1)	Based on flaring intensity MCF/Bbl as defined by the Texas Railroad Commission (TX RRC). TX RRC defines flare intensity as gross daily flare volumes divided by gross daily oil production.
Social
Callon values the perspectives of all stakeholders including employees, contractors, local communities and shareholders. We are focused on protecting, empowering and developing our team members and contributing meaningfully to the communities where we live and work. For us, corporate stewardship is not just a financial obligation, but a social duty as well.

2020 PROXY STATEMENT      9

SUSTAINABILITY AT CALLON PETROLEUM

Safety	50% reduction in Total Recordable Incident Rate (TRIR) (2019 best year on record for safety performance)

At Callon, protecting our people and our communities is our top priority. We believe that a strong safety culture is tantamount to being a leading operator in the exploration and production (E&P) business.

Workforce
BUILDING A TOP PLACE TO WORK

At Callon, a goal is to assemble and inspire a team of passionate and innovative professionals in an environment where they can achieve their professional goals. We empower our employees and engage team members in decision-making at every level while recognizing contributions to our success. This unique environment has helped us achieve top-tier engagement scores, resulting in Callon being named a Top Workplace by Houston Chronicle in 2017 (small company), 2018 (mid-size company), and 2019 (mid-size company).

EMBRACING DIVERSE BACKGROUNDS AND PERSPECTIVES
At Callon, we value the diversity of our employees and their contributions. We are firmly committed to fostering an inclusive environment and providing equal opportunity to all qualified persons.	MINORITY EMPLOYEES IN 2020

Community
OPERATING IN LOCAL COMMUNITIES	SUPPORTING LOCAL COMMUNITIES

When our assets necessitate development projects near populated areas, we make every effort to mitigate the impact of our activities and work closely with city officials and neighboring landowners to proactively address considerations such as: noise, traffic, greenhouse gas emissions, and liquid spill prevention

Callon has a longstanding history of supporting the local communities in which we operate. It is our privilege to make a positive impact through charitable giving and volunteerism to support key initiatives to support education, community, and the environment.
We also sponsor a charitable matching program to support our employees’ philanthropic priorities.

Governance

At Callon, we are committed to high ethical standards and effective and sustainable corporate governance. We believe this commitment promotes the long-term interests of our shareholders, helps build public trust in our Company and strengthens Board and management accountability. We continually assess our governance principles to ensure that we are operating our business responsibly, ethically and in a manner aligned with the interests of our shareholders. Our CD&A beginning on page 36 provides additional information on governance practices for executive compensation.
Our Board expanded the scope of our independent Nominating & Corporate Governance committee to enhance oversight of the Company’s ESG policies, performance and disclosure.

Two female directors	Less than five year tenure for over half the directors	Independent, non-executive director serves as chair of the Board

10 CALLON PETROLEUM

Proposal 1 Election of Class II Directors
The Board of Directors recommends a vote FOR each of the Class II director nominees named in this Proxy Statement.
•    Our director nominees provide experience and perspectives that enhance the overall strategic and oversight functions of Callon’s Board.
•    For more information about the nominees’ experience, skills, and qualifications, please see page 13.

Board of Directors
Process for Selecting Directors
Director Identification and Selection
Criteria. The Nominating and Corporate Governance Committee has established guidelines for considering nominations to the Board. The Committee evaluates potential nominees based on the contribution such nominee’s background and skills could have upon achieving the goal of a well-rounded, diverse Board that functions collegially as a unit. While not an exhaustive list, key criteria include:

•	Relevant oil and gas exploration and production industry knowledge and experience;

•	Complimentary mix of backgrounds and experience in areas including business, finance, accounting, technology, and strategy;

•	Personal qualities of leadership, character, judgment and personal and professional integrity and high ethical standards;

•	The candidate’s ability to exercise independent and informed business judgment;

•	Whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at meetings;

•	Diversity, including differences in viewpoints, background, education, gender, race or ethnicity, age, and other individual qualifications and attributes;

•
The ability to work with other members of the Board, the Chief Executive Officer (the "CEO"), and senior officers of the Company in a constructive and collaborative fashion to achieve the Company’s goals and implement its strategy; and

•	In the case of an incumbent director, such director’s past performance on the Board.
The Nominating and Corporate Governance Committee and the Board may also consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board. The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings to us a variety of perspectives and skills derived from high quality business and professional experience to perform its oversight role satisfactorily for our shareholders. In making its determinations, the Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the active, objective, and constructive participation in meetings and the strategic decision-making processes.
Diversity. Our Corporate Governance Guidelines set forth our policy with respect to Board diversity. We are committed to building a diverse Board comprised of individuals from different backgrounds, including differences in viewpoints, education, gender, race or ethnicity, age, and other individual qualifications and attributes. To accomplish this, the Nominating and Corporate Governance Committee will continue to require that search firms engaged by the Company seek to present a robust selection of women and ethnically diverse candidates in all prospective director candidate pools.
Nominating Process. In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service and any potential need to expand the Board to include additional expertise. Current members with a record of quality contribution to the Board whose experience contributes to a complementary mix of backgrounds that enhance the Board are renominated. When vacancies become available, the Committee may seek input from industry experts or engage third-party search firms to help source particular areas of expertise or backgrounds.

2020 PROXY STATEMENT      11

PROPOSAL 1

Over time, the Board refreshes its membership through a combination of adding or replacing directors to achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge of the Company and adding directors who bring a diversity of perspectives and experience. As a reflection of this philosophy, if all of the nominees are elected to the Board, following the Annual Meeting:

6/11 directors will have tenures of five or fewer years.	10/11 directors will be independent.
Majority Vote Standard
Our Corporate Governance Guidelines provide for a majority voting policy in uncontested director elections. The Company believes that the majority vote standard ensures accountability and the opportunity for a positive mandate from the Company’s shareholders. At any shareholder meeting for the election of directors at which a quorum is present, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (“Majority Withheld Vote”) shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee following certification of the shareholder vote, unless the number of nominees exceeds the number of directors to be elected as of the Record Date for such meeting, in which event the directors shall be elected by a plurality of the votes cast. Such resignation will only be effective upon Board acceptance of such resignation after receiving the recommendation of the Nominating and Corporate Governance Committee.
If a director nominee receives a Majority Withheld Vote, then promptly following the certification of the election results, the Nominating and Corporate Governance Committee will consider any factors it deems relevant to the best interests of the Company and our shareholders in determining whether to accept the director’s resignation and recommend to the Board that action to be taken with respect to the tendered resignation. Within 120 days following certification of the shareholder vote, the Board shall consider the recommendation and make a determination as to whether to accept or reject such director’s resignation and shall notify the director concerned of its decision. We will also promptly publicly disclose the Board’s decision and process in a periodic or current report filed with or furnished to the SEC.
If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect upon the outcome of the vote. All shares of common stock represented by proxies will be voted “FOR” the election of the director nominees, except where authority to vote in the election of directors has been withheld. Should the nominees become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of substitute nominees designated by the Board, or the Board may choose to reduce the number of members of the Board to be elected at the Annual Meeting in order to eliminate the vacancy. Your proxy cannot be otherwise voted for a person who is not named in this Proxy Statement as a candidate for director or for a greater number of persons than the number of director nominees named. The Board has no reason to believe that the nominees will be unable or unwilling to serve if elected.

The Board recommends a vote FOR each of the three Class II director nominees.

12 CALLON PETROLEUM

PROPOSAL 1

Directors Nominated For Re-Election
The Board currently consists of eleven directors. Consistent with our certificate of incorporation, the current Board is divided into three classes designated as Class I, Class II, and Class III, each with staggered, three-year terms. Based on the recommendations from the Nominating and Corporate Governance Committee, the Board has nominated three continuing Class II Directors, Messrs. Matthew R. Bob, Anthony J. Nocchiero and James M. Trimble, to stand for re-election or, in each case, until the election and qualification of their respective successors or until their earlier death, retirement, resignation or removal.
The following biographies reflect the particular experience, qualifications, attributes, and skills that led the Board to conclude that each nominee should stand for re-election to serve on the Board:
Class II Directors

Matthew R. Bob
President of Eagle Oil and Gas; Managing Member of MB Exploration

Matthew Bob has served as a member of the Board since 2014. Mr. Bob currently serves as President of Eagle Oil and Gas and has been the founder and managing member of MB Exploration and affiliated companies since 1994. Previously, Mr. Bob served as President of Hall Phoenix Energy LLC, a privately held oil and gas exploration company, from 2009 to 2011. Prior to forming MB Exploration, Mr. Bob was Chief Geophysicist at Pitts Oil Company. He began his career at Union Oil Company of California where he held various geological positions.
Mr. Bob currently serves as an independent director of Southcross Energy, a natural gas processing and transportation company with operations in South Texas.
Mr. Bob holds a B.A. in Geology from St. Louis University and an M.S. in Geology from Memphis University, and is a graduate of Harvard University’s Executive Management Program. He is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists and the Dallas Petroleum Club, and is a registered Geoscientist in the States of Texas, Mississippi and Louisiana.
SKILLS AND QUALIFICATIONS:
Mr. Bob’s extensive knowledge of the exploration and production industry and technical expertise are assets to the Board and qualify him as a director. His experience as a senior executive further strengthens the strategic and oversight functions of the Board.

INDEPENDENT Age 63 Director Since 2014 Callon Committees: Compensation (Chairman), Nominating and Corporate Governance, Strategic Planning and Reserves Other Current Directorships: Southcross Energy

Anthony J. Nocchiero
Former SVP and Chief Financial Officer (Retired) of CF Industries, Inc.

Anthony Nocchiero has served as a member of the Board since 2011. Mr. Nocchiero retired as Senior Vice President and Chief Financial Officer for CF Industries, Inc. in 2010, a position he had held since 2007. From 2005 to 2007, he was the Vice President and Chief Financial Officer for Merisant Worldwide, Inc. Prior to that, Mr. Nocchiero was self-employed as an advisor and private consultant from 2002 to 2005. From 1999 to 2001, Mr. Nocchiero served as Vice President and CFO of BP Chemicals, the global petrochemical business of BP plc. Prior to that, he spent 24 years with Amoco Corporation in various financial and management positions, including service as Amoco’s Vice President and Controller from 1998 to 1999.
Mr. Nocchiero has previous experience serving as a board member of various public and private companies, including Terra Nitrogen LP, Keytrade AG, Vysis Corporation and the Chicago Chamber of Commerce.
Mr. Nocchiero holds a B.S. degree in Chemical Engineering from Washington University in St. Louis and an M.B.A. degree from the Kellogg Graduate School of Management at Northwestern University.
SKILLS AND QUALIFICATIONS:
Mr. Nocchiero’s broad financial, accounting and operating experience within the energy industry are valuable to the Board and make him a meaningful contributor as a director. Additionally, Mr. Nocchiero’s status as a “financial expert” and knowledge of public company reporting requirements add meaningful insights to the Board and Audit Committee.

INDEPENDENT Age 69 Director Since 2011 Callon Committees: Audit (Chairman), Compensation, Strategic Planning and Reserves

2020 PROXY STATEMENT      13

PROPOSAL 1

James M. Trimble
Former Chief Executive Officer and President (Retired) of Stone Energy Corporation

James Trimble has served as a member of the Board since 2014. Most recently, Mr. Trimble served as the interim Chief Executive Officer and President of Stone Energy Corporation from 2017 to 2018. Prior to that, Mr. Trimble served as CEO and President of PDC Energy, Inc. from 2011 until his retirement in 2015. Mr. Trimble was Managing Director of Grand Gulf Energy Limited, a public company traded on the Australian Securities Exchange, and President and CEO of Grand Gulf’s U.S. subsidiary Grand Gulf Energy Company LLC, an exploration and development company focused primarily on drilling in mature basins in Texas, Louisiana and Oklahoma, from 2005 to 2010. Earlier in his career, Mr. Trimble was CEO of TexCal (formerly Tri-Union Development) and CEO of Elysium Energy, a privately held oil and gas exploration company. Prior to that, he was Senior Vice President of Exploration and Production for Cabot Oil and Gas, a publicly-traded independent energy company.
Mr. Trimble currently serves as a director of Talos Energy, a publicly-traded oil and gas exploration company, and Chairman of the Board of Crestone Peak Resources LLC, a privately held oil and gas exploration company. Previously, Mr. Trimble was a director of Stone Energy Corporation from 2017 to 2018, PDC Energy from 2009 to 2016, C&J Energy Services from 2016 to 2017, Seisgen Exploration from 2008 to 2015, Grand Gulf Energy from 2009 to 2012, and Blue Dolphin Energy from 2002 to 2006.
Mr. Trimble was an officer of PDC Energy in September 2013, when each of the twelve partnerships for which the company was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division and was on the board of C&J Energy Services when it filed for bankruptcy in the court of the Southern District of Texas, Houston Division in July 2016.
Mr. Trimble graduated from Mississippi State University where he majored in petroleum engineering for undergraduate (Bachelor of Science) and graduate studies. He is a Registered Professional Engineer in the State of Texas.
SKILLS AND QUALIFICATIONS:
Mr. Trimble’s deep knowledge of the exploration and production industry and his leadership experience at previous companies strengthen the strategic and oversight functions of the Board. His experience on the boards of several other public companies provide valuable perspective on best practices relating to corporate governance, management and strategic transactions.

INDEPENDENT Age 71 Director Since 2014 Callon Committees: Nominating and Corporate Governance (Chairman), Compensation, Strategic Planning and Reserves Other Current Directorships: Talos Energy

14 CALLON PETROLEUM

CORPORATE GOVERNANCE
Directors Continuing in Office
Biographical information for our directors continuing in office is set forth below. These individuals are not standing for re-election at this time:
Class I Directors

Michael L. Finch
Former Chief Financial Officer (Retired) of Stone Energy Corporation

Michael Finch has served as a member of the Board since 2015. He spent nearly 20 years affiliated with Stone Energy Corporation, a publicly-traded oil and gas exploration company, from which he retired as Chief Financial Officer and a member of the Board of Directors in 1999. Prior to his service with Stone Energy, he was employed by Arthur Andersen & Co.
Mr. Finch was an independent director of Petroquest Energy, Inc. a publicly-traded oil and gas company, from 2003 to 2016, where he served as chairman of the Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Finch currently serves on the advisory board of C.H. Fenstermaker & Associates, a multi-disciplinary consulting firm that specializes in surveying and mapping, engineering and environmental consulting.
Mr. Finch holds a B.S. in Accounting from the University of South Alabama and was licensed as a Certified Public Accountant (currently inactive).
SKILLS AND QUALIFICATIONS:
Mr. Finch’s extensive financial, accounting, and operating experience within the oil and gas industry are extremely valuable to the Board and qualify him as a director. In particular, Mr. Finch’s accounting background and status as a “financial expert” provide the Board valuable perspective on issues facing audit committees.

INDEPENDENT Age 64 Director Since 2015 Callon Committees: Audit, Compensation, Strategic Planning and Reserves

S. P. Johnson IV
Former President, Chief Executive Officer and Co-Founder (Retired) of Carrizo Oil & Gas, Inc.

Mr. Johnson was a co-founder of Carrizo and served as the President and Chief Executive Officer and as a director from December 1993 to December 2019, when Carrizo merged with the Company. Prior to that, he worked for Shell Oil Company for 15 years, where his managerial positions included Operations Superintendent, Manager of Planning and Finance and Manager of Development Engineering.
Mr. Johnson was also a director of Basic Energy Services, Inc., an oilfield service provider, and served as a director of Pinnacle Gas Resources, Inc., a coalbed methane exploration and production company, from 2003 to 2011.
Mr. Johnson is a Registered Petroleum Engineer and holds a B.S. in Mechanical Engineering from the University of Colorado.
SKILLS AND QUALIFICATIONS:
Mr. Johnson brings to the Board extensive experience in oil and gas exploration and production and the energy industry through his roles at Carrizo and other energy companies.

INDEPENDENT Age 64 Director Since 2019 Callon Committees: Strategic Planning and Reserves

2020 PROXY STATEMENT      15

CORPORATE GOVERNANCE

Larry D. McVay
Managing Director of Edgewater Energy, LLC

Larry McVay has served as a member of the Board since 2007. Mr. McVay has been a Managing Director of Edgewater Energy, LLC, a privately held oil and gas investment company, since 2007. From 2003-2006, he served as Chief Operating Officer of TNK-BP Holding, one of the largest oil producing companies in Russia. From 2000-2003, he served as Technology Vice President and Vice President of Health, Safety and Environment for BP plc. Prior to joining BP, Mr. McVay held numerous positions at Amoco, including engineering management and senior operating leadership positions.
Mr. McVay is a director of Linde plc, a publicly-traded industrial gas and engineering company. Previously, Mr. McVay was a director of Praxair, Inc., an industrial gases company in North and South America, until Praxair, Inc. and Linde AG combined to create Linde plc in 2018. Additionally, Mr. McVay was previously a director of Chicago Bridge and Iron Company, N.V., a publicly-traded engineering, procurement and construction company, until it merged into McDermott International in 2018.
Mr. McVay earned a B.S. in Mechanical Engineering from Texas Tech University, where he was recognized as a Distinguished Engineer in 1995.
SKILLS AND QUALIFICATIONS:
Mr. McVay has been directly involved in nearly all aspects of the oil and gas industry, including drilling, production, finance, environmental, risk, and safety. We believe that this experience and his knowledge of the exploration and production industry, particularly in the Permian Basin, as well as his senior executive experience, service on other boards, and independence, provide valuable insight in the development of our long-term strategies and qualify him for service on the Board.

INDEPENDENT Age 72 Director Since 2007 Callon Committees: Strategic Planning and Reserves (Chairman), Audit, Nominating and Corporate Governance Other Current Directorships: Linde plc

Steven A. Webster
Former Chairman of the Board and Co-Founder of Carrizo Oil & Gas, Inc.

Mr. Webster was a co-founder of Carrizo for which he served as a director since 1993 and as its Chairman of the Board since 1997 until December 2019, when Carrizo merged with the Company. Since 2016, Mr. Webster has served as Managing Partner of AEC Partners, a private equity firm engaged in energy investment which was the successor to Avista Capital Partners, a private equity firm he co-founded in 2005 and for which he served as Co-Managing Partner. From 2000 through 2005, Mr. Webster served as Chairman of Global Energy Partners, an affiliate of DLJ Merchant Banking and CSFB Private Equity. From 1988 through 1999, Mr. Webster was the CEO and President of R&B Falcon Corporation and Chairman and CEO of one of its predecessor companies, Falcon Drilling Company, which he founded. Mr. Webster has been a founder or seed investor in numerous other private and public companies.
He has held numerous board positions and currently serves as a director of ERA Group, Oceaneering International and various private companies. Since its founding in 1993, Mr. Webster has served as a Trust Manager of Camden Property Trust, a REIT.
Mr. Webster holds an M.B.A. from Harvard Business School where he was a Baker Scholar. He also holds a B.S. in Industrial Management and an Honorary Doctorate in Management from Purdue University.
SKILLS AND QUALIFICATIONS:
Mr. Webster brings to the Board experience in, and knowledge of, the energy industry, business leadership skills from his tenure as chief executive officer of publicly traded companies and his over 30-year career in private equity and investment activities, and experience as a director of several other public and private companies.

INDEPENDENT Age 68 Director Since 2019 Callon Committees: Audit, Strategic Planning and Reserves Other Current Directorships: Camden Property Trust; Era Group Inc.; Oceaneering International, Inc.

16 CALLON PETROLEUM

CORPORATE GOVERNANCE

Class III Directors

Major General (Ret.) Barbara J. Faulkenberry
Major General (Ret.) of the U.S. Air Force

Barbara Faulkenberry has served as a member of the Board since 2018. Ms. Faulkenberry retired from the U.S. Air Force in 2014 as a Major General (2-stars) after a 32-year career, finishing in the top 150 leaders of a 320,000-person global organization. Her last assignment was as Vice Commander (COO) and interim Commander (CEO) of a 37,000-person organization conducting all global Department of Defense air cargo, passenger, and medical patient movements with 1,100 military aircraft plus contracted commercial aircraft.
Ms. Faulkenberry is currently an independent director for USA Truck, a publicly-traded provider of logistics and trucking services across North America, where she serves as chair of the Technology Committee and as a member of the Nominating and Corporate Governance Committee.
Ms. Faulkenberry received a B.S. degree from the Air Force Academy in 1982, an M.B.A. from Georgia College in 1986, and a Master of National Security from the National Defense University in 1999. She has also attended strategic leadership courses at Harvard, Cambridge, and Syracuse Universities.
SKILLS AND QUALIFICATIONS:
Ms. Faulkenberry brings to the Company senior leadership experience in the areas of supply chain management, logistics, strategic planning, risk management, technology, cyber security, and leadership development. Additionally, she is a NACD Board Leadership Fellow and earned the Carnegie Mellon/NACD CERT Certificate in Cybersecurity Oversight, both of which contribute to best practices in corporate governance and cyber security and provide great value to the Board.

INDEPENDENT Age 60 Director Since 2018 Callon Committees: Audit, Nominating and Corporate Governance, Strategic Planning and Reserves Other Current Directorships: USA Truck, Inc.

L. Richard Flury
Chairman of the Board Former Chief Executive (Retired) for Gas, Power & Renewables of BP plc

Richard Flury has served as a member of the Board since 2004 and has served as Chairman since 2017. He spent over 30 years with Amoco Corporation, and later, BP plc, from which he retired as Chief Executive for Gas and Power and Renewables in 2001. Prior to Amoco’s merger with BP in 1998, he served in various executive positions and was Chief Executive for Worldwide Exploration and Production and Executive Vice President of Amoco Corporation at the time of the merger.
Mr. Flury is a director of McDermott International, a publicly-traded engineering, procurement and construction company, including when it filed voluntary petitions for reorganization in the United States Bankruptcy Court for the Southern District of Texas in January 2020. Mr. Flury was a director and the non-executive Chairman of Chicago Bridge and Iron Company, N.V., a publicly-traded engineering, procurement and construction company, until it merged into McDermott International in 2018. Previously, Mr. Flury was a member of the Board of QEP Resources, Inc., a publicly-traded oil and gas exploration company, from 2010 to 2015.
He is a graduate of the University of Victoria (Canada) where he studied geology.
SKILLS AND QUALIFICATIONS:
Mr. Flury’s deep knowledge of the energy industry and years of executive and management experience provide him with valuable insights into the strategic issues affecting companies in the oil and gas industry that are helpful to our Company and Board. His service on the boards of other publicly-traded companies has provided him exposure to different industries and approaches to governance that we believe further enhances the Board.

INDEPENDENT Age 72 Director Since 2004 Callon Committees: Audit, Compensation, Strategic Planning and Reserves Other Current Directorships: McDermott International

2020 PROXY STATEMENT      17

CORPORATE GOVERNANCE

Joseph C. Gatto, Jr.
President, Chief Executive Officer and Director

Joseph C. Gatto, Jr. is President, Chief Executive Officer and Director of Callon. Mr. Gatto was elected to the Board in 2018. He has served as the Company's CEO since 2017 and as President since 2016. Prior to his appointment as CEO, he served as Chief Financial Officer and Treasurer of the Company from 2014 to 2017, and held various other senior leadership positions within the Company since joining Callon in 2012.
Prior to joining the Company, Mr. Gatto served as Head of Structuring and Execution with Merrill Lynch Commodities from 2010 to 2011, as the founder of MarchWire Capital, LLC, a financial advisory and strategic consulting firm in 2009, and as a Managing Director in the energy investment banking groups of Merrill Lynch & Co. and Barclays Capital from 1997 to 2009.
Mr. Gatto graduated from Cornell University with a B.S. degree and The Wharton School of the University of Pennsylvania with an M.B.A.
SKILLS AND QUALIFICATIONS:
Mr. Gatto’s extensive experience in investment banking and the oil and gas industry make him a valuable addition to the Board. Additionally, Mr. Gatto's knowledge of the Company and strong background in capital markets, transactions, strategic planning, and investor relations provide the Board with essential insight and guidance.

Age 49 Director Since 2018

Frances Aldrich Sevilla-Sacasa
Former Chief Executive Officer of Banco Itaú International

Ms. Aldrich Sevilla-Sacasa is a private investor and was Chief Executive Officer of Banco Itaú International, Miami, Florida, from April 2012 to December 2016. Prior to that time, she served as Executive Advisor to the Dean of the University of Miami School of Business from 2011 to 2012, Interim Dean of the University of Miami School of Business from 2011 to 2011, President of U.S. Trust, Bank of America Private Wealth Management from 2007 to 2008, President and Chief Executive Officer of US Trust Company in 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business.
Ms. Aldrich Sevilla-Sacasa holds a Bachelor of Arts Degree from the University of Miami and an M.B.A. from the Thunderbird School of Global Management.
SKILLS AND QUALIFICATIONS:
Ms. Aldrich Sevilla-Sacasa brings to the Board considerable experience in financial services, banking and wealth management. In addition, her experience as a former president and chief executive officer of a trust and wealth management company, and as a director of other corporate and not-for-profit boards has provided her with expertise in the area of corporate governance.

Age 64 Director Since 2019 Callon Committees: Nominating and Corporate Governance; Strategic Planning and Reserves Other Current Directorships: Camden Property Trust

18 CALLON PETROLEUM

CORPORATE GOVERNANCE

Current Composition of the Board
The following table provides information with respect to the skills and experience of all current directors and the nominees for Class II terms who have been nominated to stand for election at the Annual Meeting.

Name	Matthew R. Bob	Barbara J. Faulkenberry	Michael L. Finch	L. Richard Flury (Chairman)	Joseph C. Gatto, Jr.	S.P. Johnson IV	Larry D. McVay	Anthony J. Nocchiero	Frances A. Sevilla-Sacasa	James M. Trimble	Steven A. Webster
Age (as of April 1, 2020)	63	60	64	72	49	64	72	69	64	71	68
Tenure (as of April 1, 2020)	6	2	5	16	2	1	13	9	1	6	1
Gender Diversity		●							●
CEO/President Experience	●			●	●	●			●	●	●
Senior Executive Leadership	●	●	●	●	●	●	●	●	●	●	●
Outside Public Boards (current)	●	●		●			●		●	●	●
Outside Public Boards (prior)			●	●		●	●	●		●	●
E&P Industry Experience	●		●	●	●	●	●	●		●	●
Energy (Other than E&P) Industry Experience	●		●	●	●		●	●			●
Financial Expert			●					●	●
Financial Literacy	●	●	●	●	●	●	●	●	●	●	●
Financial Oversight/Accounting			●	●	●	●	●	●	●	●	●
Petroleum and Other Engineering						●	●	●		●
Geologist or Geophysicist	●			●
Government/Public Policy/Regulatory		●					●
HES Experience/Environmental						●	●			●
Strategic Advising		●		●	●	●	●	●	●	●	●
Investment Banking					●				●
Supply Chain		●					●
Technology/IT/Cybersecurity		●					●	●		●

2020 PROXY STATEMENT      19

CORPORATE GOVERNANCE

Director Compensation
The compensation of our non-employee directors is reviewed by the Compensation Committee and is approved by the Board. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In determining director compensation, we consider the responsibilities of our directors, the significant amount of time the directors spend fulfilling their duties, and the competitive market for skilled directors.
Annually the Compensation Committee directly engages Meridian Compensation Partners ("Meridian") to conduct an analysis of director compensation and recommend any adjustments to the total annual compensation of the non-employee directors. Specifically, Meridian evaluates competitive market data, utilizing the same industry peer group ("Peer Group") used for executive compensation market data (see page 42). The Compensation Committee generally targets total compensation near the median of this Peer Group. The Company's director compensation program generally consists of cash retainers and an annual grant of restricted stock units ("RSUs") awarded under the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”). The RSU grants are awarded to match competitive practices and encourage a long-term alignment with shareholders.
In March 2019, with input from compensation advisor Meridian, the Compensation Committee reviewed the competitiveness of the director compensation package. Upon recommendation from the Compensation Committee, the Board determined to maintain compensation levels established in 2018, maintaining both an annual cash retainer of $80,000 and an annual restricted stock unit grant of $165,000. The average total compensation for Callon directors is at approximately the median of the Peer Group.
For 2019, the Company's non-employee director compensation consisted of the following:

Board member cash retainer	$80,000
Restricted Stock Unit (RSU) Grant Value	$165,000
Chairmen Fees
Non-Executive Chair	$120,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Corporative Governance Committee Chair	$10,000
Strategic Planning and Reserves Committee Chair	$10,000
Each non-employee director is reimbursed for reasonable out-of-pocket costs incurred to attend Board and Committee meetings. If a member of the Board is an officer or employee of the Company, he or she does not receive compensation for his or her service as a director.
The RSUs granted to directors in 2019 will vest on the first anniversary date following the grant, or on the date of the Company’s Annual Meeting , whichever occurs first.
Directors have the opportunity to make an annual election to defer some or all of their cash retainer or annual stock award pursuant to the terms of a deferred compensation plan for non-employee directors (the "Deferred Compensation Plan") until separation from service as a director. All deferrals under the plan are credited as phantom stock units of Callon stock. Callon's directors are subject to stock ownership guidelines of five times the annual cash retainer of $80,000. For more information on the stock ownership guidelines, see page 49.

20 CALLON PETROLEUM

CORPORATE GOVERNANCE

The table below indicates the total compensation earned during 2019 for each non-employee director:
NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2019

Director	Fees Earned or Paid in Cash(a)		Stock Awards(b)	All Other Compensation	Total
Matthew R. Bob	$95,000	(c)	$165,000	$0	$260,000
Barbara J. Faulkenberry	$80,000	(d)	$165,000	$0	$245,000
Michael L. Finch	$80,000	(d)	$165,000	$0	$245,000
L. Richard Flury	$200,000	(e)	$165,000	$0	$365,000
S. P. Johnson IV(i)	$0		$0	$0	$0
Larry D. McVay	$90,000	(f)	$165,000	$0	$255,000
Anthony J. Nocchiero	$100,000	(g)	$165,000	$0	$265,000
Frances Aldrich Sevilla-Sacasa(i)	$0		$0	$0	$0
James M. Trimble	$90,000	(h)	$165,000	$0	$255,000
Steven A. Webster(i)	$0		$0	$0	$0

(a)	Does not include reimbursement of expenses associated with attending Board and Committee meetings.

(b)
Amounts calculated utilizing the provisions of FASB ASC Topic 718. These amounts are equal to the grant date fair value of the awards. The aggregate number of stock unit awards outstanding as of December 31, 2019 for each director is as follows: Messrs. Bob, Flinch, Flury, McVay, Nocchiero and Trimble - 24,076; Ms. Faulkenberry - 20,370; Messrs. Johnson and Webster - 0; and Ms. Sevilla-Sacasa - 0.

(c)	Represents annual retainer of $80,000 and an additional $15,000 for acting as Chairman of the Compensation Committee.

(d)	Represents annual retainer of $80,000.

(e)
Represents annual retainer of $80,000 and an additional $120,000 for acting as the non-executive Chairman of the Board. Mr. Flury elected to have his annual retainer and his non-executive Chairman of the Board fees deferred pursuant to the terms of the Deferred Compensation Plan , under which participants may elect to convert cash fees earned to phantom shares and defer the receipt of the proceeds in cash until separation from service as a director.

(f)	Represents annual retainer of $80,000 and an additional $10,000 for acting as Chairman of the Strategic Planning and Reserves Committee.

(g)	Represents annual retainer of $80,000 and an additional $20,000 for acting as Chairman of the Audit Committee.

(h)	Represents annual retainer of $80,000 and an additional $10,000 for acting as Chairman of the Nominating and Corporate Governance Committee.

(i)
Messrs. Johnson and Webster and Ms. Sevilla-Sacasa were not members of Callon's Board prior to December 20, 2019. Amounts shown for Messrs. Johnson and Webster and Ms. Sevilla-Sacasa represent compensation paid by Callon following the Carrizo Acquisition.

Pursuant to the terms of the Merger Agreement and the Carrizo Change in Control Severance Plan, during 2020 the Company will pay to Mr. Johnson $4,146,000 in severance benefits and a 2019 annual bonus of $670,175. For more information about the 2019 Carrizo annual bonus payout, please see page 46.
Director Independence
To minimize potential conflicts, it is a policy of the Board that a majority of the Board be independent. In accordance with the standards for companies listed on the New York Stock Exchange ("NYSE") and the rules and regulations promulgated by the SEC, as well as our Corporate Governance Guidelines, the Board considers a director to be independent if it has affirmatively determined that the director has no material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board revisits the independence of each director on an annual basis and makes independence determinations when a newly appointed director joins the Board between annual meetings. The Board reviewed the independence of its directors and nominees in accordance with the standards described above and affirmatively determined that each of the directors (other than Mr. Gatto) and nominees is independent.

2020 PROXY STATEMENT      21

CORPORATE GOVERNANCE

Board Structure and Responsibilities
Governance Highlights
We are committed to effective and sustainable corporate governance, which we believe strengthens Board and management accountability, promotes the long-term interests of our shareholders, and helps build public trust in our Company. We adhere to our core values and governance principles to ensure that we operate our business responsibly, ethically, and in a manner aligned with the interests of our shareholders. Highlights of our commitment to strong corporate governance include the following:

•	Ten of our eleven directors are independent. Joseph C. Gatto, Jr., our President and CEO, is the only non‑independent member of the Board.

•	All Board committees are comprised entirely of independent directors.

•	An independent, non-executive director serves as the Company’s Chairman of the Board.

•	The Company encourages a paced refreshment of the Board. Six of the eleven directors have joined within the last five years.

•	The Board includes a balance of experience, tenure, and qualifications in areas important to our business.

•	Election of directors by majority of votes cast in an uncontested election

•	We have an over-boarding policy in place for directors.

•	The Board conducts regular executive sessions with our independent directors.

•	We regularly refresh our governance documents.

•	The Board and its committees conduct annual self-evaluations.

•	We have adopted stringent insider trading, anti-hedging, and anti-pledging policies.

•	We engage in active shareholder engagement practices.

•	The Board oversees environmental, social and governance practices.

•	The Board oversees succession planning for the CEO and executive officer positions.

•	We engage an independent executive compensation consultant that reports directly to the Compensation Committee.

•	The Company adopted Annual Say-On-Pay voting.

•	The Compensation Committee has implemented significant director and executive officer stock ownership guidelines.

•
We do not have employment agreements with any executive officers, with the exception of an employment agreement with Gregory F. Conaway that was adopted by the Company as a result of the acquisition of Carrizo (the "Carrizo Acquisition").

•	We have double-trigger change in control provisions in our severance agreements and equity awards.

•	We do not have a Poison Pill (Shareholder Rights Plan).
General Information
The Board is responsible for determining the ultimate direction of our business strategy, overseeing our governance policies and culture and promoting the long-term interests of the Company. The Board possesses and exercises oversight authority over our business but, subject to our governing documents and applicable law, delegates day-to-day management of the Company to our CEO and senior management. The Board generally fulfills its responsibilities through regular meetings to review significant developments affecting the Company and to act on matters requiring Board approval. Between regularly scheduled meetings, the Board may also hold special meetings, execute written consents, and participate in telephonic conference calls when an important matter requires Board action. During 2019, the Board met formally 15 times and transacted business on ten occasions during the year by unanimous written consent. All of our directors attended at least 75% of Board and committee meetings either in person or by telephone during the time he or she served on the Board or committees. In addition, to promote open discussion, the non-employee directors meet in executive session without management regularly. L. Richard Flury, the Chairman of the Board, was selected to preside over all executive sessions during 2019. It is the policy of the Company that, to the extent possible, all directors attend the Company’s Annual Meetings of Shareholders. Each then-current member of the Board attended the Company's 2019 Annual Meeting of Shareholders.

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CORPORATE GOVERNANCE

The Board, in consultation with the Nominating and Corporate Governance Committee, has determined that a classified board structure continues to be appropriate for us, particularly in an industry where a long-term strategic planning outlook is critical for the successful development of oil and natural gas resources through commodity price cycles. Our future success depends in significant part on the in-depth knowledge of our business and operations by our directors. We believe that a classified board promotes stability, continuity and experience among our directors, which is essential to developing and implementing long-term strategies, while resisting the pressure to focus on short-term results at the expense of enhancing long-term value and success.
Board Leadership Structure
One of the Board’s key responsibilities is determining the appropriate leadership structure for the Board, which helps ensure its effective and independent oversight of management on behalf of our shareholders. The Board believes that there is no one generally accepted approach to providing board leadership and given the dynamic and competitive environment in which we operate, the optimal board leadership structure may vary as circumstances warrant. Accordingly, the Board has no policy mandating the separation or combination of the roles of Chairman of the Board and CEO, but periodically discusses and considers the structure as circumstances change. As such, the Board believes that it is in the best position to evaluate the needs of the Company and to determine how best to organize the Company’s leadership structure to meet those needs.
Currently, the Board has separated the roles of CEO and Chairman and appointed independent director Mr. Flury as Chairman of the Board and Mr. Gatto as CEO.
The Board is currently comprised of eleven directors, of whom ten out of eleven are independent. Mr. Gatto, the Company’s President and CEO, serves as an executive member of the Board. Independent directors and management generally have different perspectives and roles in strategy development. Our independent directors have backgrounds in the oil and gas industry or other relevant experiences which complement the CEO’s comprehensive, company-specific perspective. As the officer having primary responsibility for managing our daily operations and identifying strategic priorities, the CEO is best positioned to lead the Board through reviews of key business and strategy decisions. This dynamic effectively promotes the opportunity for a successful blend of our independent directors’ perspectives and oversight responsibilities and facilitates information flow and communication between senior management and the Board, which are both essential to effective governance.

2020 PROXY STATEMENT      23

CORPORATE GOVERNANCE

Areas of Board Oversight
Board Risk Oversight
As an independent oil and gas company, we face a number of risks. Assessing and managing material risk is the responsibility of our management team, while the Board, as a whole and through its committees, generally oversees risk management and our long-term strategic direction, ensuring that risks undertaken by the Company are consistent with the Board’s risk tolerance. The Board leadership structure and our practice of a high degree of interaction between our directors and members of senior management facilitate this oversight function. Our executive officers regularly attend the Board meetings and are available to address any questions or concerns raised by the Board related to risk management and any other matters. Other members of our management team periodically attend the Board meetings or are otherwise available to confer with the Board to the extent their expertise is required to address risk management matters. The information flow and communication throughout the year between the Board and senior management regarding long-term strategic planning and short-term operational reporting includes matters of material risk inherent in our business of developing oil and natural gas assets. The Board realizes, however, that it is not possible or prudent to eliminate all risk and that appropriate risk-taking is essential in order to achieve our near and longer-term objectives.
While the Board is ultimately responsible for risk oversight, the Board exercises additional risk oversight responsibilities through its committees, which are comprised solely of independent directors. Each such committee has primary risk oversight responsibility with respect to matters within the scope of its duties as contemplated by its charter and as described below.
Standing Committees of the Board of Directors
The Board has four standing committees, each of which is comprised entirely of independent directors. Each committee, discussed below in greater detail, has a written charter that establishes the responsibilities and scope of the committee and its Chairman. Each committee charter was reviewed in November 2019 and revised as deemed necessary by the Board.

BOARD OF DIRECTORS

The Audit Committee, among other duties, is charged with overseeing material risk exposures in the areas of financial reporting, internal controls, compliance, hedging and cybersecurity. This Committee also oversees responses to any alleged violations of our Code of Business Conduct.

The Nominating and Corporate Governance Committee focuses on issues relating to corporate governance and Board committee composition. This Committee also assists the Board in fulfilling its oversight responsibilities with respect to succession planning for our directors and executive officers and ESG matters.

The Compensation Committee oversees the Company's compensation programs and reviews the potential risks that may result from our compensation policies to ensure they do not encourage unnecessary or excessive risk taking by management.
The Strategic Planning and Reserves Committee oversees the development and implementation of our strategic plan and the integrity of our reserve estimation reporting process and related disclosures.

24 CALLON PETROLEUM

CORPORATE GOVERNANCE

Committees of the Board

Callon Committees
Name, Age, Independence	Audit	Compensation	Nominating and Corporate Governance	Strategic Planning and Reserves
Class I Directors (term expires in 2022)
Michael L. Finch, 64 Independent	○	○		○
S. P. Johnson IV, 64 Independent				○
Larry D. McVay, 72 Independent	○		○	●
Steven A. Webster, 68 Independent	○			○
Class II Directors (term expires in 2020)
Matthew R. Bob, 63 Independent		●	○	○
Anthony J. Nocchiero, 69 Independent	●	○		○
James M. Trimble, 71 Independent		○	●	○
Class III Directors (term expires in 2021)
Barbara J. Faulkenberry, 60 Independent	○		○	○
L. Richard Flury, 72 Independent Chairman of the Board	○	○		○
Joseph C. Gatto, Jr., 49 President and Chief Executive Officer
Frances A. Sevilla-Sacasa, 64 Independent			○	○
● Chairman ○ Member

2020 PROXY STATEMENT      25

CORPORATE GOVERNANCE

Audit Committee Anthony J. Nocchiero (Chairman and Financial Expert) Barbara J. Faulkenberry Michael L. Finch (Financial Expert) L. Richard Flury Larry D. McVay Steven A. Webster
PURPOSE
The principal function of the Audit Committee is to assist the Board in overseeing the areas of financial reporting, accounting integrity, compliance, and risk management.
MEETINGS IN 2019
Five meetings; all members attended at least 75% of Committee meetings during the time he or she served on the Committee.

RESPONSIBILITIES
Pursuant to its charter, our Audit Committee functions in an oversight role and has the following purposes:

•	Overseeing the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

•	Overseeing our compliance with legal and regulatory requirements;

•	Selecting and hiring (subject to ratification by our shareholders) the independent public accounting firm;

•	Overseeing the qualifications, independence and performance of the independent auditor;

•	Overseeing the effectiveness and performance of our internal audit function;

•	Overseeing our internal controls regarding finance, accounting, legal compliance and ethics;

•
Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or audit matters, including the confidential, anonymous submission of concerns regarding such matters;

•	Assessing matters related to risk, risk controls and compliance, including the review and approval of hedging practices and policies;

•
Overseeing matters related to cybersecurity and the security of information technology systems, including management’s plans, programs and policies designed to mitigate cybersecurity risks and third party reports on the information technology control environment;

•	Producing the Audit Committee Report for inclusion in our annual proxy statement; and

•	Performing such other functions the Board may assign to the Audit Committee from time to time.
The Audit Committee oversees our accounting and auditing procedures and financial reporting practices, and is responsible for the engagement of and oversight of all audit work conducted by our independent registered public accounting firm. The Audit Committee meets periodically, at least quarterly, with our executive and financial management teams, internal auditor and our independent registered public accounting firm to review our financial information and systems of internal controls. The independent registered public accounting firm reports directly to the Audit Committee and, if requested, meets with the Audit Committee in executive session without management representatives present. The Audit Committee has the authority to investigate any matters brought to its attention and to retain outside legal, accounting or other consultants if deemed necessary.
The Audit Committee is required to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm exceeding $25,000. The Audit Committee approved all of the fees described in Proposal 4.
Relationship with Independent Registered Public Accounting Firm
Management is responsible for establishing and maintaining internal controls over financial reporting and for assessing the effectiveness of those controls. The independent registered public accounting firm is responsible for performing independent audits of our consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States) and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. Grant Thornton LLP has served as our independent registered public accounting firm since 2016.
INDEPENDENCE
The Board has determined that all members meet the independence requirements of the Securities Exchange Commission ("SEC") and NYSE rules and the financial literacy requirements of the NYSE. Members of the Audit Committee may not simultaneously serve on the audit committee of more than two other public companies.

26 CALLON PETROLEUM

CORPORATE GOVERNANCE

Compensation Committee Matthew R. Bob (Chairman) Michael L. Finch L. Richard Flury Anthony J. Nocchiero James M. Trimble
PURPOSE
The purpose of the Compensation Committee is to establish our compensation programs and oversee the alignment of our compensation with our business strategies.
MEETINGS IN 2019
Five meetings; all members attended at least 75% of Committee meetings.

RESPONSIBILITIES
Pursuant to its charter, the Compensation Committee’s duties include the responsibility to assist the Board in:

•	Evaluating the performance of and establishing the compensation of the CEO;

•	Establishing, with input from the CEO, the compensation for our other executive officers;

•	Establishing and reviewing our overall executive compensation philosophy and approving changes to our compensation program;

•	Reviewing incentive compensation arrangements to confirm that executive compensation does not encourage unnecessary risk taking;

•	Administering our long-term incentive plans;

•	Reviewing and approving the Compensation Discussion and Analysis ("CD&A") for inclusion in the annual proxy statement;

•	Reviewing and recommending to the Board compensation for non-employee directors;

•	Retaining and overseeing compensation consultants, including the independence of the consultants;

•	Reviewing and approving performance criteria and results for bonus and performance-based equity awards for executive officers and approving awards to those officers; and

•	Performing such other functions as the Board may assign to the Compensation Committee from time to time.
The Committee retained the services of Meridian, an independent compensation consulting firm, to assist in the annual review of market and industry data to assess our competitive position with respect to each element of total compensation and to assist with the attraction and retention of, and appropriate reward to, our CEO and other executive officers. Pursuant to applicable SEC and NYSE rules, the Committee has determined that no conflicts of interest exist related to Meridian’s engagement by the Committee.
INDEPENDENCE
Consistent with the listing requirements of the NYSE, the Compensation Committee is composed entirely of independent members of the Board, as each member meets the independence requirements set by the NYSE and applicable federal securities laws.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
L. Richard Flury, Matthew R. Bob, Michael L. Finch, Anthony J. Nocchiero and James M. Trimble served on the Company’s Compensation Committee during fiscal year 2019. No member of our Compensation Committee is presently or has been an officer or employee of the Company. In addition, during the last fiscal year, no executive officer served as a member of the board or the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board) of any entity in which a Callon Board member is an executive officer.

2020 PROXY STATEMENT      27

CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee James M. Trimble (Chairman) Matthew R. Bob Barbara J. Faulkenberry Larry D. McVay Frances A. Sevilla-Sacasa
PURPOSE
The purpose of the Nominating and Corporate Governance Committee is to identify and recommend qualified candidates to the Board for nomination as members of the Board; assess director, Board and committee effectiveness; develop and implement our Corporate Governance Guidelines; oversee succession planning for executive officers; oversee ESG matters; and otherwise take a leadership role in shaping the corporate governance of our Company.
MEETINGS IN 2019
Four meetings; all members attended at least 75% of Committee meetings during the time he or she served on the Committee.

RESPONSIBILITIES
Pursuant to its charter, the Nominating and Corporate Governance Committee’s duties include the responsibility to assist the Board in:

•
Evaluating a set of specific criteria for Board membership and identifying individuals qualified to become Board members, recommending nominees for election at the next annual meeting of shareholders, reviewing the suitability for continued service as a director of each Board member, and filling any vacancies;

•	Assessing the size and composition of the Board and its committees and recommending to the Board the members and chair for each Board committee;

•
Advising the Board and making recommendations regarding appropriate corporate governance practices and assisting the Board in implementing those practices, including periodically reviewing the adequacy of our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and the various Board committee charters, and making recommendations for changes thereto to the Board;

•	Overseeing the annual self-evaluation of the performance of the Board and its committees;

•	Overseeing and approving plans for management continuity and succession;

•	Recommending to the Board a successor to the CEO when a vacancy occurs;

•	Reviewing directorships in other public companies held by or offered to directors or executive officers of the Company;

•	Overseeing ESG policies, performance and disclosure, and develop recommendations for the Board on emerging issues related to our industry;

•	Overseeing continuing education for the Board; and

•	Performing other such functions as the Board may assign to the Nominating and Corporate Governance Committee from time to time.
INDEPENDENCE
Each member of the Committee meets the independence requirements of the NYSE and applicable federal securities laws.

28 CALLON PETROLEUM

CORPORATE GOVERNANCE

Strategic Planning and
Reserves Committee
Larry D. McVay (Chairman)
Matthew R. Bob
Barbara J. Faulkenberry
Michael L. Finch
L. Richard Flury
S. P. Johnson IV
Anthony J. Nocchiero
Frances A. Sevilla-Sacasa
James M. Trimble
Steven A. Webster

PURPOSE
The purpose of the Strategic Planning and Reserves Committee is to manage and oversee the Board’s participation in the development of the Company’s strategic plan, and oversee the integrity of the determination of our oil and natural gas reserve estimates.
MEETINGS IN 2019
Five meetings; all members attended at least 75% of Committee meetings during the time he or she served on the Committee.

RESPONSIBILITIES
The Strategic Planning and Reserves Committee was created to oversee the responsibilities of the Board relating to strategic planning, including:

•	Overseeing the Board’s participation in the development of a strategic plan and the consideration and assessment of strategic decisions;

•	Monitoring management's implementation of the strategic plan, and advising the Board if additional Board action appears to be needed;

•	Assuring that management is addressing the personnel requirements for the successful implementation of the strategic plan;

•
Overseeing our reserve engineering reports and reserve engineering firm, including: (i) the integrity of our reserve reports, (ii) determinations regarding the qualifications and independence of our independent reserve engineering firm, (iii) the performance of our independent reserve engineering firm, and (iv) our compliance with certain legal and regulatory requirements relating to reserve reporting; and

•	Performing other such functions as the Board may assign to the Strategic Planning and Reserves Committee from time to time.
INDEPENDENCE
Each member of the Committee meets the independence requirements of the NYSE and applicable federal securities laws.

2020 PROXY STATEMENT      29

CORPORATE GOVERNANCE

Corporate Governance Matters
Corporate Governance Principles
The Board believes that sound corporate governance practices and policies provide an important framework to assist in fulfilling its duty to shareholders. The framework for our corporate governance can be found in our governance documents, which include:

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics; and

•	Charters for the Audit, Compensation, Nominating and Corporate Governance, and Strategic Planning and Reserves Committees.
In keeping with sound corporate governance practices, each of these documents is reviewed annually and is available on our website www.callon.com under the “About Callon - Governance” menu. Shareholders may obtain a printed copy, free of charge, by sending a written request to our Corporate Secretary at our principal executive office in Houston, Texas. Any amendments to these documents are promptly posted on our website.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics (the “Code”) sets forth the policies and expectations for Callon’s officers, employees and directors as well as consultants, representatives, agents, and contractors while acting on Callon’s behalf. The Code addresses a number of topics including conflicts of interest, compliance with laws, insider trading, prohibitions on discrimination and harassment, workplace safety and protection of the environment, and fair disclosure. In addition, the Code explicitly prohibits directors, officers and employees from engaging in hedging transactions in Callon stock. It also states that no corporate funds may be used for political contributions.
The Code meets the NYSE’s requirements for a code of business conduct and ethics and also includes a code of ethics applicable to our senior financial officers consistent with the requirements of the SEC. We intend to satisfy the disclosure requirements regarding any amendment to, or any waiver of, a provision of the Code by promptly posting such information on our website. Concerns about potential violations of the Code can be anonymously reported to our ethics hotline by calling 1-844-471-7637 or accessing the following website: callon.ethicspoint.com.
Environmental, Social and Governance
Callon’s mission is to build trust, create value and drive sustainable growth responsibly for our investors, our employees and the communities in which we operate. Consistent with this mission, the Board oversees the Company’s environmental, social and governance programs with a focus on long-term, sustainable investments in our operations, team member development, and protecting the environment in the best interests of all of our stakeholders. The Board regularly addresses the Company’s efforts to continuously improve outcomes regarding workplace safety, environmental impact, team member diversity and workforce development. As described in more detail above beginning on page 9, the Board is also committed to effective and sustainable corporate governance, which we believe strengthens Board and management accountability, promotes the long-term interests of our shareholders, and helps build public trust in our Company.
Communication with Directors
Shareholders or other interested parties who wish to communicate with the full Board, independent directors as a group, or individual directors, may do so by sending a letter in care of the Corporate Secretary to our principal executive office located at 2000 West Sam Houston Parkway South, Suite 2000, Houston, Texas 77042. Our Corporate Secretary has the authority to discard any solicitations, job inquiries, advertisements, surveys or other inappropriate communications, but will forward any other mail to the named director or group of directors. Our Corporate Secretary will forward approved mail addressed to the full Board to the Chairman of the Board who, if appropriate, will share the item with the full Board.

30 CALLON PETROLEUM

CORPORATE GOVERNANCE

Board Evaluations
The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, annually leads the performance review of the Board and its committees. The self-evaluation process seeks to obtain each director’s assessment of the effectiveness of the Board, the committees and their leadership, Board and committee composition and Board and management dynamics. In 2019, the Board self-evaluation process included a survey completed by each director about the Board and the committees on which the director served. The results were discussed by the full Board and within each committee.
Director Education
The Company sponsors an ongoing director education program that assists Board members in fulfilling their responsibilities. Training commences with an orientation program when a new director joins the Board. Ongoing education is provided through written materials, presentations in Board meetings, and training outside the boardroom. All Callon directors are members of the National Association of Corporate Directors and are provided an annual training allowance to pursue relevant director education programs.

2020 PROXY STATEMENT      31

EXECUTIVE OFFICERS
Executive Officer Biographies

Joseph C. Gatto, Jr.
President, Chief Executive Officer and Director
Joseph C. Gatto, Jr. has served the Company as Chief Executive Officer since May 2017 and as a Director since May 2018. Mr. Gatto joined the Company in April 2012 as Senior Vice President, Corporate Finance, with responsibility for our capital markets and strategic planning functions, in addition to investor relations activities. Effective March 31, 2014, Mr. Gatto was appointed Chief Financial Officer and Treasurer of the Company and in August 2016 was promoted to President while retaining the roles of Chief Financial Officer and Treasurer. In May 2017 he was promoted to Chief Executive Officer while retaining the role as President. Mr. Gatto was elected as a member of the Board of Directors in May 2018. Prior to joining Callon, Mr. Gatto was a Managing Director in the energy investment banking groups of Merrill Lynch & Co. and Barclays Capital from July 1997 until February 2009, with involvement in all phases of M&A and capital raising transactions for his clients. In February 2009, he founded MarchWire Capital, LLC, a financial advisory and strategic consulting firm, and subsequently served as Head of Structuring and Execution with Merrill Lynch Commodities, Inc. from January 2010 until November 2011. Mr. Gatto graduated from Cornell University with a B.S. degree and The Wharton School of the University of Pennsylvania with an M.B.A.

James P. Ulm, II
Senior Vice President and Chief Financial Officer
James P. Ulm, II is the Senior Vice President and Chief Financial Officer for the Company. Prior to joining Callon in December 2017, Mr. Ulm was Founder and Managing Partner of NewVista Energy Partners, a private E&P company focused on emerging resource plays in the Permian and Anadarko Basins, from 2015–2017. Previously, he served as Senior Vice President and Chief Financial Officer for three private companies from 2008–2015 where he was responsible for financial and accounting management, capital formation, and corporate strategy. Prior to these roles, Mr. Ulm served from 1999–2008 as Senior Vice President and Chief Financial Officer for Pogo Producing Company, a publicly-traded oil and gas company which had meaningful operations in the Permian Basin. From 1995–1999, he was the Treasurer for Newfield Exploration Company. Earlier in his career, he held finance and accounting leadership roles with American Exploration Company and Tenneco Oil Company. Mr. Ulm has more than 30 years of experience in the energy industry with responsibilities including finance, accounting, strategic planning, M&A, business development and risk management. Mr. Ulm holds an M.B.A. and an undergraduate degree in Accounting, both from the University of Texas at Austin.

Jeffrey S. Balmer
Senior Vice President and Chief Operating Officer
Dr. Jeffrey S. Balmer has over 30 years of operations and subsurface leadership experience in the energy industry. Prior to joining Callon in November 2018, his most recent role was Vice President and General Manager, Southern Operating Area, for Encana Corporation with responsibility for all of Encana’s upstream operations in the Permian Basin. After joining Encana in 2008, he held various leadership roles including Vice President and General Manager, Western Operating Area, managing operations in the Eagle Ford, DJ, San Juan, Piceance and Wind River Basins, and Vice President, Emerging Plays. Prior to joining Encana, Dr. Balmer served in a variety of technical and operations leadership roles, including positions with ConocoPhillips, Burlington Resources and ExxonMobil Corporation. He holds B.S. and Ph.D. degrees in Petroleum Engineering, in addition to an M.S. in Environmental and Planning Engineering, from Missouri University of Science and Technology (formerly University of Missouri – Rolla).

32 CALLON PETROLEUM

EXECUTIVE OFFICERS

Michol L. Ecklund
Senior Vice President, General Counsel and Corporate Secretary
Michol L. Ecklund is the Senior Vice President, General Counsel and Corporate Secretary for the Company. Prior to joining Callon in November 2017, Ms. Ecklund was Deputy General Counsel for Operations & Commercial Law at Marathon Oil Company where she oversaw the legal team for global operations and acquisitions and divestitures as well as corporate communications. During her 15 years at Marathon Oil, Ms. Ecklund served in progressive positions within and outside the Law Organization including compliance, litigation, human resources, investor relations, corporate communications and tax. Prior to Marathon Oil, she practiced law at Baker Botts LLP in Houston. Ms. Ecklund received a B.A. degree from Rice University and J.D. from Harvard Law School.

Gregory F. Conaway
Vice President and Chief Accounting Officer
Gregory F. Conaway is the Vice President and Chief Accounting Officer for the Company and joined Callon in December 2019. Prior to joining Callon, Mr. Conaway served as Vice President and Chief Accounting Officer of Carrizo from 2014 to December 2019, when Carrizo merged with the Company, as Controller of Financial Reporting from 2012 to 2014 and Assistant Controller from 2011 to 2012. Prior to that, Mr. Conaway worked for Ernst & Young, holding positions of increasing responsibility, including senior manager. Mr. Conaway began his career with Arthur Andersen in 1998. Mr. Conaway is a CPA and holds an M.B.A. and a B.B.A. in Accounting from Angelo State University.

2020 PROXY STATEMENT      33

Proposal 2 Approve, on an Advisory Basis, the Compensation of the Company’s NEOs
The Board of Directors recommends a vote FOR the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement.
•    Provides performance-based and market-aligned pay opportunities that are intended to foster alignment, engagement, and retention of key talent to drive Company performance and long-term shareholder value.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the related rules of the SEC, we are including in this Proxy Statement a separate proposal, which gives our shareholders the opportunity to approve the compensation of our NEOs by voting “FOR” or “AGAINST” the resolution below (commonly referred to as “Say-on-Pay”) on an annual basis. While the Board and Compensation Committee intend to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.
The Board recognizes that executive compensation is an important matter for our shareholders. The Compensation Committee is tasked with the implementation of our executive compensation philosophy and, as described in detail in the CD&A below, the design of our executive compensation programs. Our executive compensation program is designed to attract, motivate and retain a qualified executive management team and to appropriately reward our executive officers for their contributions to the achievement of our short-term and long-term business goals and the creation and enhancement of shareholder value.
As described in the CD&A, we believe our compensation program is effective, appropriate and aligned with the long-term interests of our shareholders and that the total compensation package provided to the NEOs is reasonable and not excessive. As you consider this Proposal 2, we urge you to read the CD&A for additional details on executive compensation. Further, in determining whether to approve this proposal, we believe that shareholders should also consider the following:

•
Performance-based compensation. Our executive compensation program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. By design, a significant portion of our NEO compensation is performance-based, with variable pay comprising 86 percent of compensation opportunity for our CEO and 71 percent for NEOs in 2019. Please review the CD&A for more information on how our 2019 compensation was linked to Company performance.

•
Pay practices reflect individual and market factors. The Compensation Committee considers the skills, experience and performance of each of our NEOs as well as competitive market data in setting annual compensation opportunities, and directs our independent compensation consultant to provide benchmarking data which serves as one of the considerations of compensation decisions.

•
“Double trigger” severance agreements with fixed term. Change in control severance agreements with our executive officers require an actual or constructive termination of employment before benefits are paid following any change in control.

•
Stock ownership guidelines. Each of the NEOs has been granted equity to provide the officer a stake in our long-term success. The purpose of the ownership requirement is to further our goal of increasing shareholder value by aligning the interests of our NEOs with those of our long-term shareholders.

•
Clawback Policy. The Compensation Committee has adopted a clawback policy that establishes conditions under which the Committee may recoup previously-paid compensation in event of error, misconduct, or certain other circumstances.

•
Hedging policy. Our directors and executive officers are prohibited from entering into transactions in puts, calls and other derivative securities with respect to our securities and from engaging in short sales of our securities. We believe these activities are often perceived as involving insider trading and may focus the holder’s attention on our short-term performance rather than our long-term objectives.

34 CALLON PETROLEUM

PROPOSAL 2

In light of the above and as more fully described in the CD&A, we believe that the compensation of our NEOs for 2019 was appropriate and reasonable and that our compensation programs and practices are sound and in the best interests of the Company and our shareholders. We therefore respectfully request that shareholders vote on the following resolution:
“RESOLVED, that the compensation paid to Callon’s NEOs, as disclosed in Callon’s 2020 Proxy Statement (including the Compensation Discussion and Analysis, the compensation tables and related footnotes and narrative disclosures) is hereby approved.”
The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and our compensation-related policies and practices as described in this Proxy Statement. As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Company, the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. The outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements. For a review of the results of the previous year's vote, which reflects overwhelming validation from our shareholders of our pay philosophy and approach, please see the “Role of Shareholder Say-on-Pay Advisory Vote” on page 40.
Notwithstanding the advisory nature of this vote, the foregoing resolution will be deemed approved with the affirmative vote of the majority of the votes present and entitled to vote on the proposal at the Annual Meeting. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will not have the authority to vote your shares. Abstentions will have the effect as a vote cast against the proposal. Broker non-votes will not be counted as shares present and entitled to vote, and so will have no effect upon the outcome of the vote.

The Board recommends a vote FOR the compensation paid to the Company’s named executives.

2020 PROXY STATEMENT      35

EXECUTIVE COMPENSATION

Recent Market Disruption and Callon’s Response
Consistent with regulatory requirements, the below CD&A highlights our historic performance and executive compensation decisions for 2019. In light of the precipitous decline in commodity prices in recent weeks due to substantial demand destruction from the global outbreak of the COVID-19 virus and concurrent supply-related decisions by OPEC+ producers, Callon’s Board and management team are taking proactive steps to reduce costs and revise our plans to realign with the macroeconomic outlook. On April 16, 2020, Callon announced certain cost-saving measures including the following voluntary compensation reductions:
•
Board members agreed to reduce their total compensation by 35%;
•
Chief Executive Officer agreed to reduce his salary by 20% and his total target cash compensation by 35%; and
•
All other officers agreed to reduce their total target cash compensation by at least 25%, including salary reductions of 15% and 10% by senior vice presidents and vice presidents, respectively.
The Board and management will continue to evaluate the Company’s executive compensation and incentive programs in light of the volatility and uncertainty in financial and commodity markets, and next year’s CD&A will discuss and describe the eventual realized compensation from the performance periods that conclude at the end of 2020.

Compensation Discussion and Analysis
The Company’s executive compensation program is designed to reward the management team for delivering results consistent with our long-term strategic objectives. The Compensation Committee (referred to in this section as the “Committee”) strives to evolve Callon’s compensation program each year to reflect shifts in shareholder priorities, most recently the focus on returns on capital and free cash flow over production growth, and governance best practices. The following CD&A describes the actions taken by the Committee in 2019 related to our executive compensation programs.

Key Committee Actions for 2019
•    Instituted a formulaic approach for the Company’s annual incentive compensation program with a 60/40 weighting of quantitative/qualitative factors that included shareholder priorities of corporate-level returns, capital efficiency, cash flow, balance sheet strength and ESG performance
•    Revised our peer group, used as the basis for evaluating the competitiveness of compensation opportunities and relative long-term TSR performance, in light of the Company’s growth and industry consolidation
•    Assessed the annual salaries and incentive compensation opportunities of the CEO and other NEOs based on their experience, performance and growth in their roles, as well as competitive market data
•    Talented workforce with growing technical expertise identifies with a culture of responsibility and adaptability in a cyclical commodity business
•    Conducted a review of long-term incentive program design, resulting in the addition of an absolute TSR modifier to the PSUs granted in January 2020 to further align long-term incentives with absolute shareholder returns
•    Developed the framework for a peer-leading Clawback Policy (adopted in January 2020), which allows the Committee to recoup previously-paid compensation in event of error, fraud, misconduct, or certain other circumstances

36 CALLON PETROLEUM

EXECUTIVE COMPENSATION

Our NEOs include the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were serving in such capacity at the end of 2019. The list also includes our former Vice President and Chief Accounting Officer, Mitzi P. Conn, who transitioned from the role effective December 20, 2019, and would have been among our most highly compensated executive officers if she had been serving in such capacity at the end of 2019. Our NEOs for 2019 were:

NEO	Age	Title
Joseph C. Gatto, Jr.	49	President, Chief Executive Officer and Director
James P. Ulm, II	57	Senior Vice President and Chief Financial Officer
Jeffrey S. Balmer	55	Senior Vice President and Chief Operating Officer
Michol L. Ecklund	45	Senior Vice President, General Counsel and Corporate Secretary
Gregory F. Conaway	44	Vice President and Chief Accounting Officer
Mitzi P. Conn	51	Former Vice President and Chief Accounting Officer
Gregory F. Conaway became the Company's Vice President and Chief Accounting Officer upon the effective time of the Carrizo Acquisition on December 20, 2019, and Ms. Conn transitioned to her new role. For Mr. Conaway's biography, please see "Executive Officer Biographies" on page 32. During 2019, two previous NEOs departed the Company. Jerry A. Weant, who was formerly Vice President, Land, retired from the Company effective March 31, 2019. Correne S. Loeffler, who was formerly Vice President - Finance and Treasurer, resigned from the Company, effective July 31, 2019.
2019 Performance Highlights
2019 was a transformational year for Callon. The Company continued its long-term value creation focus with the execution of multiple strategic initiatives across operations, finance, environmental, social and governance. The Company’s development program successfully transitioned to larger projects featuring multi-zone co-development, leading to improved capital efficiency, lower costs and the preservation of industry-leading margins. The year culminated with the successful closing of the Carrizo Acquisition, which more than doubled the Company’s production, reserves, acreage, and cash flow. The combined company features a diversified asset base that supports our scaled development model and provides significant optionality to support cash generation amid commodity price volatility. While Callon’s share price was negatively impacted, along with its industry peers, by commodity price volatility and a shift in sector-wide investor sentiment, the Company maintained its commitment to long-term value creation in 2019 as reflected by the achievement of multiple key operational, financial and ESG highlights as described below. Additional information about our 2019 performance relative to the pre-established performance metrics for the annual cash incentive bonus can be found on page 45.

• With the closing of the Carrizo Acquisition, more than doubled our acreage position to nearly 200,000 net acres in Texas's producer-friendly Permian Basin and Eagle Ford Shale.
• Generated over $500 million in Adjusted EBITDA(i).
• Completed over $300 million of non-core asset monetizations.
• Redeemed approximately $270 million of preferred securities resulting in prospective dividend savings of nearly $25 million annually.
• Generated $58.2 million in free cash flow(ii) during the fourth quarter of 2019 (on a pro forma basis).
• Maintained an industry leading EBITDA margin of $33.28 per Boe for 2019.(i)
• Achieved record production (top of guidance) with operational capital spending below the bottom of full year guidance range
• Initiated full-field co-development across all asset areas, lowering target development costs and improving capital efficiency.
• Grew total proved reserves to 540 MMBoe with a PV-10(i) value of $5.4 billion as of December 31, 2019.
• Achieved record safety performance metrics, including a Total Recordable Incident Rate that was 50% lower than the prior year
• Increased recycled water volumes by 80% from 2018, further reducing environmental impact of operations.
• Reduced flaring by more than 40% year over year and was in the lowest third of all Texas producers in flaring intensity per the most recent TX RRC report.(iii)

(i)	See Appendix A for a reconciliation of Non-GAAP financial measures

(ii)
Free cash flow is defined as Adjusted EBITDA minus the sum of operational capital, capitalized interest, capitalized G&A, and interest expense. Adjusted EBITDA is a Non-GAAP financial measure; please refer to Appendix A for a reconciliation

2020 PROXY STATEMENT      37

EXECUTIVE COMPENSATION

(ii)	TX RRC defines flare intensity as gross daily flare volumes divided by gross daily oil production
Compensation Program Governance Highlights
Our Compensation Committee, composed entirely of independent directors, operates in accordance with its charter, which sets forth the Committee’s authority and responsibilities, is assessed annually, and can be found at www.callon.com/about-callon/governance. We believe our compensation program incorporates many sound practices, including the following:

What We Do	What We Don’t Do

•    Substantial focus on performance-based pay
•    Strong alignment with shareholder returns through significant weighting on long-term incentives
•    Review of peer group benchmarks when establishing compensation
•    Robust stock ownership guidelines for our NEOs and directors
•    Clawback policy applies in the event of error, fraud or misconduct
•    Double-trigger change in control severance for both cash severance and equity vesting
• NO hedging or pledging of our stock • NO employment agreements* • NO excessive benefits or perquisites • NO single trigger change in control benefits

*	Callon assumed an employment agreement with Mr. Conaway as a result of the Carrizo Acquisition. See “Employment Agreements, Termination of Employment and Change in Control Arrangements” on page 57.
Executive Compensation Components and Philosophy
The Committee designs our compensation program to reward our CEO and other NEOs for delivering results consistent with the Company’s long-term strategic objectives and to align their interests with those of our shareholders. To do so, the Committee has designed a compensation program that is heavily weighted to “at risk” compensation delivered through annual cash incentives and long-term equity-based incentive awards. The Committee believes that this approach compensates our NEOs in a manner that provides incentives for the enhancement of shareholder value, the successful implementation of our business plan, and continuous improvement in corporate and individual performance.
Overall, our executive compensation program is designed to achieve the following objectives:

•	Reward the management team for delivering results against its strategic objectives, thereby creating value for the shareholders;

•	Emphasize pay for performance, in which Company and individual performance against preset goals are inherently linked to the amount realized by an NEO;

•	Attract and retain a qualified and motivated management team by offering industry competitive opportunities;

•	Incentivize NEOs and appropriately reward them for their contributions to the achievement of our key short-term and long-term strategic objectives through the use of variable compensation; and

•
Align the compensation of our NEOs with the interests of our long-term shareholders by weighting the programs toward at-risk, performance-based compensation, consisting of an objective-driven annual incentive program, TSR-contingent incentive awards, and retention stock grants with three-year vesting.

38 CALLON PETROLEUM

EXECUTIVE COMPENSATION

The charts below illustrate the design and impact of our pay-for-performance philosophy on our CEO’s 2019 target compensation. To illustrate the alignment of pay and performance, the second chart compares Mr. Gatto’s target 2019 compensation to its estimated realizable value as of December 31, 2019, and March 31, 2020, reflecting the actual payout of the 2019 annual bonus as well as the impact of our absolute and relative stock price performance on his long-term equity compensation as of those dates.
2019 CEO COMPENSATION MIX

Base Salary
Annual Bonus
LTI - Time Based
LTI - Performance Based
86%
INCENTIVE-BASED

2019 CEO COMPENSATION – TARGET vs. REALIZABLE

Elements of Compensation Program
The primary elements of our executive compensation program, and the purpose and philosophy of each, are described in detail below:

BASE SALARY
Purpose	Philosophy
• Pay for expertise and experience; • Attract and retain talented executives; • Provide compensation stability; and • Compete with comparable companies.	• Fixed component of compensation reflective of individual skills, experience and expertise necessary to execute our business strategy; and • Competitive with similarly sized peers.

2020 PROXY STATEMENT      39

EXECUTIVE COMPENSATION

ANNUAL CASH BONUS INCENTIVE
Purpose	Philosophy
•    Motivate our NEOs to achieve our short-term business objectives that drive long-term performance;
•    Reward achievement of financial, operating, and strategic goals for which NEOs are held accountable; and
•    Promote and encourage pay-for-performance.

•    At-risk component of compensation, with modest or no reward for performance below expectations and potential for increased reward for exceptional performance;
•    Goals aligned with our annual business plan and performance targets;
•    Provide balance in compensation programs and avoid encouraging undue risk-taking; and
•    Competitive with similarly-sized peers.

LONG-TERM INCENTIVE (LTI) AWARDS
Purpose	Philosophy
•    Motivate and reward long-term achievement of business objectives, aligning the interests of our NEOs with those of long-term shareholders;
•    Provide competitive pay to attract and retain NEOs; and
•    Provide a mix of LTI awards that focuses NEOs on creating long-term value while avoiding undue risk-taking.

•    Ensures that realized value to NEOs aligns with value delivered to shareholders;
•    Recognizes and rewards share price performance relative to industry peers;
•    At-risk component of compensation that aligns with sustained long-term value creation; and
•    Allows NEOs to acquire a meaningful and sustained ownership stake in the Company.

OTHER (RETIREMENT; HEALTH BENEFITS; CHANGE IN CONTROL SEVERANCE)
Purpose	Philosophy
•    Provide financial security for the NEOs and their families;
•    Provide competitive benefits to attract and retain NEOs; and
•    Ensure NEOs consider all possible transactions to increase shareholder value related to changes in control of the Company.

•    Attracts and retains NEOs with a comprehensive benefits package;
•    Provides financial security and maximizes the efficiency of tax-advantaged compensation vehicles; and
•    Ensures NEOs act in the best interests of the shareholders in a change in control.

Role of Shareholder and the Annual Say-on-Pay Advisory Vote

At Callon, we are committed to high ethical standards and effective and sustainable corporate governance. We believe this commitment promotes the interests of our long-term shareholders, helps build public trust in our Company and strengthens Board and management accountability. We continually assess our governance principles to ensure that we are operating our business responsibly, ethically and in a manner aligned with the interests of our long-term shareholders.
Approximately 97% of the votes were cast in favor of our 2018 executive compensation programs
We have historically received strong support from our shareholders for our executive compensation practices. In the advisory vote held at the Company's 2019 Annual Meeting of Shareholders, approximately 97% of the votes cast were in favor of our 2018 executive compensation programs. The Committee acknowledged the support received from our shareholders and viewed the results as an affirmation of our existing executive compensation policies and programs.
Based on feedback received during our on-going shareholder engagement efforts, the Committee modified its incentive programs in both 2019 and in 2020 as follows:

•
In 2019, the Committee established that 60% of each NEO's annual cash bonus incentive would be based on a formulaic assessment of quantitative results and 40% would be based a subjective assessment of quantitative and qualitative factors. The 60% formulaic results were heavily weighted towards investor priorities of corporate-level returns, capital efficiency, cash flow, and balance sheet strength; and

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EXECUTIVE COMPENSATION

•	For 2020, the Committee added an absolute TSR modifier to the 2020 PSU grants, which creates a further tie to absolute shareholder returns.
The Committee will continue to review shareholder votes and feedback on our executive compensation programs to ensure alignment with shareholder interests.
Role of Independent Compensation Consultant
For 2019, the Committee continued its engagement of Meridian as its independent compensation consultant to provide information and objective advice regarding executive officer and director compensation. The Committee retained Meridian because of its extensive familiarity with executive compensation programs in our industry. Importantly, the Committee makes all of the decisions with respect to our executive compensation, and in setting compensation for our NEOs, considers Meridian's advice as only one factor among many other factors discussed within this CD&A. Other factors include our overall performance; individual NEO performance, experience, skills and tenure with the Company; and industry trends.
Meridian reports solely to the Committee, and the Committee determines the scope of Meridian’s engagement. In an effort to ensure that our NEO compensation programs are competitive and consistent with our compensation philosophy, Meridian assisted the Committee as follows:

•	Regularly attending meetings of the Compensation Committee and meeting privately in executive session with the Compensation Committee to discuss its recommendations;

•
Providing recommendations on executive compensation matters to align the Committee’s actions with shareholder interests, our business strategy and pay philosophy, prevailing market practices and relevant legal and regulatory requirements;

•	Periodically evaluating the Peer Group and providing peer company data for the Committee to use in its decision-making process, including assessment of pay and performance relative to peers;

•	Providing competitive market data to consider in evaluating the competitiveness of the executive base salaries and short and long-term incentive plans and awards;

•	Reviewing data in connection with the Committee’s determination of annual cash incentive performance objectives and performance-based incentive vesting levels for completed performance periods;

•	Advising on the Company’s compensation arrangements for its non-employee directors, including providing Peer Group data;

•	Reviewing and providing feedback on our SEC filings relating to executive compensation disclosures, including our CD&A disclosures; and

•	Informing the Committee about compensation trends in the industry, best practices and other general trends and developments affecting executive compensation.
The Committee did not direct Meridian to perform its services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate Meridian, and the Committee evaluates Meridian annually. Pursuant to applicable SEC and NYSE rules, the Committee has determined that no conflicts of interest exist related to Meridian’s engagement by the Committee. The Committee has retained Meridian as its consultant on NEO and director compensation for 2020.
From time to time, Meridian contacts our NEOs for information needed to fulfill the objectives established by the Committee. However, the Committee established procedures that it considers adequate to ensure that Meridian’s advice to the Committee remains objective and is not influenced by our NEOs or other management.
Role of Management
The Committee considers input from our CEO in making determinations regarding our executive compensation program and the individual compensation of each of his direct reports and other select officers of Callon. The officer team makes recommendations to the Committee regarding potential objectives for the annual cash bonus incentive program and provides information to the Committee regarding the performance of the Company for the Committee’s determination of annual cash bonuses. The Committee makes the final determination of all elements of NEO compensation. Our CEO makes no recommendations regarding, and does not participate in discussions about, his own compensation.

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EXECUTIVE COMPENSATION

Role of Market Data
The Compensation Committee strives to ensure that our executives are compensated in a manner that is fair, equitable, performance-based and guided by the interests of long-term investors. In order to attract, motivate and retain talented executive officers, the Committee must also ensure that our executive compensation program remains competitive with the types and ranges of compensation paid by our peer companies who compete for the same executive talent. On an annual basis, the Committee reviews and discusses compensation data for our CEO and other executive officers as compared with compensation data for similarly situated executive officers at peer companies recommended by Meridian and approved by the Committee.
The Committee engages Meridian to conduct annual assessments of our Peer Group in order to ensure each peer remains appropriate year-over-year. The Peer Group is selected based on multiple factors, such as:

•	Size, including enterprise value and market capitalization;

•	Similar geographic footprint and operational focus;

•	Comparability of asset portfolio; and

•	Availability of compensation data.
The Committee believes this Peer Group provides a reasonable point of reference for comparing the compensation of our executive officers to others holding similar positions and having similar responsibilities. The Committee considers Peer Group data relevant to, but not determinative of, the Committee’s consideration of overall executive compensation matters.
In light of industry volatility and consolidation as well as the Company’s growth, in late 2018 the Committee updated the Peer Group to ensure that it included a sufficient number of similarly-situated peers to provide a reasonable range of market-based compensation comparisons. The Peer Group used by the Committee in evaluating the competitiveness of executive compensation and making 2019 compensation decisions consisted of the companies set forth in the following table. The Committee also reviewed data from proprietary E&P benchmarking surveys provided by Meridian for additional market perspective and to validate the Peer Group data.
The Committee understands the inherent limitations in using any peer group or data set including fluctuations in survey participation and competition for executive talent by companies potentially much larger than Callon. Accordingly, the Committee does not consider data collected from any of these sources to be prescriptive. Rather, the Committee relies upon this and similar data as reference points around which to make informed decisions about the appropriate level and form of compensation for each NEO.

2019 Peer Group
• Carrizo Oil & Gas, Inc. • Centennial Resource Development, Inc. (PSUs only) • Energen Corporation (compensation only) • HighPoint Resources Corporation	• Jagged Peak Energy, Inc. • Laredo Petroleum, Inc. • Matador Resources, Inc. • Oasis Petroleum Inc. • Parsley Energy, Inc.	• PDC Energy, Inc. • QEP Resources, Inc. • SM Energy Company • SRC Energy, Inc.

In addition, the Committee adopts a Peer Group when granting performance stock units ("PSUs") to the NEOs each year for the purpose of aligning executive compensation with the Company’s total shareholder return (“TSR”) relative to peers over a pre-defined performance period. For the January 2019 PSU grant, the Committee used the Peer Group listed in the table above but replaced Energen Corporation, which had been acquired, with Centennial Resource Development, Inc., to provide an additional similarly-sized Permian Basin peer.
In the event a member of the Peer Group selected for an annual PSU grant is involved in a merger or acquisition during the first half of the performance period, the Committee has discretion to replace that company within the Peer Group. If a peer company is involved in a merger or acquisition during the second half of the performance period, the performance of that peer will be “locked in” as of the date of the transaction announcement. Since the January 2019 grant date of the 2019 PSU awards, the Committee has replaced Carrizo Oil & Gas, Inc., Jagged Peak Energy, Inc., and SRC Energy, Inc. with Cimarex Energy Co., Whiting Petroleum Corporation and WPX Energy, Inc., to reflect Callon’s larger size and broader geographic footprint following the Carrizo Acquisition.

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In late 2019, the Committee revised the Peer Group in light of the pending Carrizo Acquisition to better reflect the size and geographic footprint of the combined company. The Committee adopted the following changes to the Peer Group to be used for evaluating the competitiveness of the 2020 executive compensation program to ensure that our executive compensation program remains competitive with the companies with whom we are compared by the market and compete for executive talent.

2019 Peer Group - Compensation		2020 Peer Group - Compensation

•    Carrizo Oil & Gas, Inc.
•    Energen Corporation
•    HighPoint Resources Corporation
•    Jagged Peak Energy, Inc.
•    Laredo Petroleum, Inc.
•    Matador Resources, Inc.
•    Oasis Petroleum Inc.
•    Parsley Energy, Inc.
•    PDC Energy, Inc.
•    QEP Resources, Inc.
•    SM Energy Company
•    SRC Energy, Inc.

•    Centennial Resource Development, Inc.
•    Cimarex Energy Co.
•    Jagged Peak Energy, Inc.
•    EP Energy Corporation
•    Matador Resources, Inc.
•    Oasis Petroleum Inc.
•    Parsley Energy, Inc.
•    PDC Energy, Inc.
•    QEP Resources, Inc.
•    SM Energy Company
•    Whiting Petroleum Corp.
•    WPX Energy, Inc.

ADDED
• Centennial Resource Development, Inc.. • Cimarex Energy Co. • Whiting Petroleum Corp. • WPX Energy, Inc.

REMOVED
• Carrizo Oil & Gas, Inc. • Energen Corporation • Highpoint Resources Corp. • Laredo Petroleum, Inc. • SRC Energy, Inc.

Risk Assessment Related to Our Compensation Structure
The Committee believes our compensation plans and policies are appropriately structured to encourage and reward prudent business judgment and avoid excessive risk-taking. The Committee, with the assistance of Meridian, reviewed the compensation programs maintained by the Company during 2019 to determine whether they encouraged excessive risk taking. Upon evaluation of the assessment, the Committee concluded that our compensation policies and practices for our employees do not present risks that are reasonably likely to have a material adverse effect on the Company. The Committee’s risk review identified the following risk mitigating features of our compensation programs:

•	A balance of short-term and long-term programs to focus management on both elements of Callon’s performance;

•
Annual grants of long-term incentives designed to be the largest component of each NEO’s compensation package, with typical vesting periods of three years that are based on the value of our common stock and not on any particular metric that could encourage excessive risk-taking;

•
Performance criteria and targets for our annual bonus program designed to encourage performance, but not excessive risk taking, and discretion to decrease payouts if it is believed management exercised excessive risk taking;

•	Performance targets measured at the corporate level, rather than at the individual or business unit level;

•	Clawback policy that provides the Committee authority to recoup compensation due to error, fraud or other misconduct;

•	Reasonable change in control severance protections; and

•	Significant executive stock ownership requirements.
Determination of Each Element of Compensation
Base Salaries
We provide all of our employees, including the NEOs, with an annual base salary to compensate them for their services throughout the year. Our Committee recognizes that substantial competition exists in the oil and gas industry for attracting and retaining qualified management teams. Accordingly, the Committee evaluates our NEOs’ salaries together with other components of their compensation to ensure that the NEOs’ total compensation is competitive relative to market practices in our Peer Group and our industry in general and is consistent with the Committee’s compensation philosophy.

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EXECUTIVE COMPENSATION

Annually, generally in the first quarter of each year, the Committee reviews the base salaries of our NEOs. Individual salary amounts reflect the Committee’s subjective analysis of a number of factors, including:

•	Individual officer’s experience, skills, contributions and tenure with Callon;

•	Changes to the individual’s position within Callon;

•	Competitive market data within our Peer Group and industry; and

•	The NEO’s roles, responsibilities and expected future contributions to Callon’s success.
In addition, the Committee also considers the input and recommendations of Meridian regarding base salaries, as well as the input of the CEO, when evaluating base salaries for the other NEOs.
After considering the market analysis and advice of Meridian, at its January 2019 meeting, the Committee increased Mr. Gatto’s salary from $700,000 to $825,000 to reflect the performance of the Company and his continued development after almost two years in the CEO role. This increase brought Mr. Gatto's salary closer to a competitive level relative to peers. The Committee also increased Ms. Ecklund’s salary from $350,000 to $400,000 to reflect her expanded responsibilities upon promotion to Senior Vice President and increased Ms. Conn’s salary from $245,000 to $260,000 to reflect market analysis.
Performance-Based Annual Cash Bonus Incentive
A core component of our NEO compensation philosophy is to emphasize pay-for-performance by structuring a significant portion of total annual compensation as “at risk.” Each year, the Compensation Committee establishes an annual performance bonus program, which is designed to promote the achievement of annual financial, operating and strategic goals that are aligned with the creation of shareholder value. For 2019, the Committee formalized a formulaic approach for the Company’s annual incentive compensation program with 60% of each NEO's annual incentive based on an assessment against quantitative metrics and 40% based on the assessment of certain preset qualitative goals as well as overall performance. As a result, the NEOs’ annual cash bonus for 2019 is now reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on page 57. As described in more detail below, the 2019 performance factors were heavily weighted towards investor priorities of corporate-level returns, capital efficiency, cash flow, balance sheet strength and ESG performance.
To align NEO compensation with the annual business plan and strategic priorities, the Committee set 2019 annual bonus target award opportunities for each NEO as a percentage of the NEO’s annual base salary as follows:

NEO	2018 Target Bonus Opportunity (% of Base Salary)	2019 Target Bonus Opportunity (% of Base Salary)
Joseph C. Gatto, Jr.	100%	110%
James P. Ulm, II	90%	90%
Jeffrey S. Balmer	85%	85%
Michol L. Ecklund	70%	80%
Gregory F. Conaway(i)	—	70%
Mitzi C. Conn	70%	70%

(i)	Mr. Conaway’s 2019 target annual bonus opportunity of 70% was established by Carrizo. See page 46 for more information about the 2019 Carrizo annual incentive bonus program.
In early 2019, the Committee increased Mr. Gatto’s target bonus opportunity after considering competitive market analysis, his tenure and performance as CEO, and the advice of Meridian. The Committee increased Ms. Ecklund’s target bonus opportunity for 2019 to reflect her expanded responsibilities. Actual awards can range from 0 - 200% of target based on the achievement of pre-established performance metrics as described below.
2019 Performance Goals
For purposes of evaluating performance, the Committee, in collaboration with management and Meridian, oversees a rigorous process to set quantitative and qualitative performance objectives for the annual bonus program that are derived from the annual business plan and reflect key shareholder and strategic priorities for the upcoming year.

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In early 2019, the Committee established the formulaic, quantitative objectives for 2019 and their respective weightings as set forth below:

Quantitative Objective	Description	Weighting
Net Debt/Adjusted EBITDA(i)	Measure of our ability to cover our debt, which is impacted by cash flow, and ensures focus on a strong balance sheet	15%
Cash Return on Cash Invested(ii)	Measure of total corporate returns on capital	12.5%
(LOE + Cash G&A)/BOE	Measure of critical cash margin components that are controlled by management	12.5%
Oil Production	Key component in our ability to deliver cash flow and returns on capital investment	10%
Proved Developed F&D/BOE(iii)	Measure of capital efficiency for annual proved developed reserve base additions	10%
TOTAL		60%

(i)
Net Debt to Adjusted EBITDA is calculated as the sum of total long-term debt less unrestricted cash and cash equivalents, divided by the Company’s Adjusted EBITDA inclusive of annualized pro forma results from its acquisitions and divestitures completed over the last twelve month period. See Appendix A for a reconciliation of Non-GAAP financial measures.

(ii)
Cash Return on Invested Capital is defined as (GAAP cash flow from operations + after tax interest expense) / (average total debt + average stockholders’ equity). 2019 CROCI based on Callon standalone.

(iii)
Proved Developed F&D/BOE reflects all operational capital including facilities costs (development costs + exploratory costs) / (total proved extensions, discoveries, and other additions except those related to PUD reserves + PUD reserves converted to proved developed reserves during the period).

For the remaining 40% of the annual bonus framework, the Committee evaluates factors of Company performance related to short- and long-term strategic goals that are not otherwise captured by the formulaic metrics. To guide their discretionary assessment of performance and align expectations with management, the Committee established qualitative strategic objectives and corresponding preset goals in early 2019 related to the following:

•	Health, safety and environmental performance

•	Organizational and talent development

•	Other strategic initiatives, including selective divestitures of non-core assets and advancement of "life of field" development plans
2019 Performance Results
After the close of the 2019 calendar year, the Committee assessed the Company’s and the NEOs’ annual performance overall and relative to the framework established for the annual incentive compensation program. The results relative to the quantitative ’performance metrics were as set forth below. Because the Carrizo Acquisition closed near the end of the year on December 20, 2019, the Committee determined that it was appropriate to assess performance of the preset metrics relative to standalone Callon results without including Carrizo contributions for the 11-day post-close period.

Quantitative Objective	Weighting	Threshold (50%)	Target (100%)	Max (200%)	Actuals(i)	Weighted Contribution
Net Debt/Adjusted EBITDA	15%	2.8x	2.6x	2.3x	2.5x	20%
Cash Return on Cash Invested	12.5%	11.00%	12.25%	14.00%	12.96%	17.6%
(LOE + Cash G&A)/BOE	12.5%	$8.85	$8.30	$7.60	$8.10	16.1%
Oil Production	10%	29,600	31,000	32,400	30,787	9.2%
Proved Developed F&D/BOE	10%	$15.25	$14.00	$12.50	below threshold	0%
Quantitative Total	60%					63%

(i)	Reflects actual results for standalone Callon 2019 performance, pro forma for the sale of the Southern Midland Basin assets that was announced in April 2019.

2020 PROXY STATEMENT      45

EXECUTIVE COMPENSATION

With respect to the qualitative performance component, the Committee considered the Company’s and management’s overall performance for 2019, as well as progress made on the strategic objectives established in early 2019, including the factors described below:

Qualitative Factors	2019 Achievements
Health, Safety, and Environmental
•    Achieved the Company’s best safety performance on record, reducing the total recordable incident rate by 50%
•    Reduced environmental impact by increasing recycled water volumes by 80% and reducing flaring intensity by more than 40%.
•    Published inaugural Sustainability web site to enhance communication of the Company’s ESG initiatives

Organizational and Talent Development
•    Named a “Best Place to Work” by the Houston Chronicle for third year in a row
•    Enhanced leadership development with new training and goal-setting initiatives
•    Advanced succession planning and critical talent initiatives for key leadership roles across the organization

Strategic Initiatives
•    Successfully closed the Carrizo Acquisition to advance returns, cash flow, capital efficiency and development plan flexibility
•    Completed over $300 million of non-core asset monetizations
•    Advanced large-scale, multi-zone development in the Midland and Delaware Basins
•    Achieved free cash flow generation in 4Q on a stand-alone and pro forma basis

Overall, the Committee determined that the management team achieved strong operational and financial performance in the base business in 2019-exceeding the quantitative and qualitative performance objectives for the year-while also executing the complex, transformative Carrizo Acquisition. The Committee also took into consideration Callon’s negative stock price performance during 2019. After accounting for all factors, the Committee awarded an overall 2019 annual incentive bonus payout for the Callon NEOs of 115%, which aligned with the annual bonus payout for all other eligible Callon employees.

2019 Annual Incentive Compensation Payouts
Based on the Committee’s assessment of 2019 performance relative to the pre-established annual bonus programs as described above, the Committee awarded 2019 annual incentive compensation payouts for the NEOs as follows:

NEO	2019 Annual Bonus
Joseph C. Gatto, Jr.	$1,043,625
James P. Ulm, II	$481,275
Jeffrey S. Balmer	$439,875
Michol L. Ecklund	$368,000
Gregory F. Conaway(a)	$197,400
Mitzi P. Conn	$209,300

(a)	Mr. Conaway's bonus was determined under Carrizo’s 2019 annual bonus program and in accordance with the Merger Agreement as described below.
Carrizo 2019 Bonus Program
As part of the Merger Agreement between Callon and Carrizo dated July 14, 2019, Callon agreed to assume the Carrizo annual bonus program for 2019 if the Carrizo Acquisition closed prior to the end of the year. Callon further agreed such 2019 Carrizo bonuses would be paid out at not less than 100% of each employee’s target bonus opportunity.
In early 2019, the Compensation Committee of the Carrizo Board of Directors had established the 2019 target bonus opportunities and annual performance metrics for the Carrizo executive officers. Mr. Johnson’s and Mr. Conaway’s target bonus opportunities were set at 100% and 70% of salary, respectively. The executive officers’ bonuses were based on the achievement of pre-established quantitative performance metrics for Oil Production, Lease Operating Expense, G&A Costs, and Drill-Bit F&D

46 CALLON PETROLEUM

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Costs. Following the close of 2019, the Callon Compensation Committee evaluated Carrizo’s stand-alone 2019 results relative to the pre-established quantitative bonus metrics and determined that the payout percentage for Carrizo executive officers for 2019 was below 100%. Accordingly, pursuant to the terms of the Merger Agreement, the Carrizo executive officers including Mr. Johnson and Mr. Conaway received a 2019 annual bonus equal to 100% of their target bonus opportunity, which aligned with the 2019 annual bonus payout for all other legacy Carrizo employees who were eligible for a 2019 bonus.
Annual Award of Long-Term Incentives
Our executive compensation program is heavily weighted to long-term incentives, which reward our NEOs for delivering results consistent with the Company’s long-term strategic objectives and align their interests with those of our shareholders. We believe that a long-term incentive program that includes awards of both RSUs and PSUs provides an appropriate balance of retention and performance-based incentives that captures absolute performance of our common stock as well as comparative returns relative to other oil and gas companies. The Committee believes that granting LTI awards is an effective means to provide substantial forward-looking incentives to our executive officers that emphasize:

•	Long-term value creation by linking compensation with long-term operational success;

•	Alignment of the interests of our executive officers with those of our long-term shareholders by directly linking rewards to shareholder return;

•	Retention incentives for our executive officers; and

•	Meaningful equity participation by our executive officers that further aligns their interests with shareholders.
For the grant of LTI compensation to executive officers, the Committee considers market analysis and the advice of Meridian in determining the program design and award amounts. In 2019, the Committee adjusted target long-term incentive values for the NEOs to reflect market competitiveness, a continued shift in the mix of total compensation towards long-term awards, appropriate retention incentives especially for shorter-tenured executives, and personal and Company performance.
For the 2019 LTI grants, the Committee approved a 60%/40% mix for our executive officers of performance-based awards tied to relative 3-year TSR and time-based RSUs, respectively. The performance awards are granted as PSUs that settle 50% in cash and 50% in stock. The following table sets forth the number of RSUs and PSUs awarded to the executive officers in January 2019:

NEO	Total Value $(a)	RSUs Payable in Common Stock		PSUs Payable in 50% Stock and 50% cash(b)
Joseph C. Gatto, Jr.	$4,299,996	211,301	(c)	316,954
James P. Ulm, II	$1,743,995	85,700	(c)	128,550
Jeffrey S. Balmer	$1,629,097	90,000	(d)	128,378
Michol L. Ecklund	$999,999	49,140	(c)	73,710
Gregory F. Conaway	$0	0		0
Mitzi P. Conn	$363,996	17,885	(c)	26,832

(a)
Represents the intended target value of the awards based on the trading price of Callon stock on the grant date, which is different from the grant date fair value computed in accordance with FASB ASC Topic 718 as reported in the Summary Compensation Table.

(b)
Amounts represent PSUs that are scheduled to vest on December 31, 2021 at a variable rate between 0% and 200% based on our TSR when compared to pre-determined peer companies and will be settled in 50% Company common stock and 50% cash.

(c)
Amounts represent RSUs that are subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on April 1, 2020; the second on April 1, 2021; and the third on April 1, 2022; and each tranche will settle in Company common stock on the vesting date.

(d)
Amounts represent RSUs granted to Dr. Balmer upon joining the Company that are subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on January 1, 2020; the second will vest on January 1, 2021; and the third will vest on January 1, 2022; and each tranche will settle in Company common stock on the vesting date.

PSU program
In January 2019, the Committee awarded PSUs to the NEOs (with the exception of Mr. Conaway) that will vest at the end of the 36-month performance period (January 1, 2019 to December 31, 2021) based on the Company’s TSR ranking relative to the “2019 Peer Group” listed on page 42 as revised per the description on page 42. TSR is the change in the common stock price, plus any dividends paid, over the defined performance period using a 20-day average at the beginning and end of the performance period. The Committee believes relative TSR is an appropriate long-term performance metric because it provides a

2020 PROXY STATEMENT      47

EXECUTIVE COMPENSATION

measure of long-term performance relative to peers as well as strong alignment of the interests of management and the Company’s long-term shareholders. PSUs are eligible for vesting if the employee continues to be employed until the vesting date on December 31, 2021. The vested PSUs will pay out 50% in cash and 50% in shares of the Company's common stock. PSUs will vest at the percentage set forth below based on the Company’s relative TSR ranking for the performance period, with vesting capped at 100% of target if the Company’s TSR is negative. Vesting will be interpolated for percentile ranks between the percentiles described:

Callon’s TSR Percentile Rank Among the Peer Companies	PSUs Vesting as a Percentage of Target
>=90th Percentile	200%
70th Percentile	150%
50th Percentile	100%
30th Percentile	50%
<30th Percentile	0%
RSU program
In January 2019, the Committee awarded NEOs (with the exception of Mr. Conaway) with time-based RSUs that will vest in one-third increments annually beginning April 1, 2020, provided the executive officer continues to be employed on the vesting dates, and will be paid in shares of the Company’s common stock.
2020 Long-Term Incentive Program
For the 2020 PSU awards granted in January 2020, the Committee added an absolute TSR modifier to further link NEO compensation to absolute shareholder returns and reflect investor feedback regarding recent energy industry compensation trends. The new absolute TSR modifier was added as a second factor, in addition to the relative TSR multiplier, to determine the vesting percentage for the PSUs at the end of the performance period in December 2022.
The absolute TSR modifier further incentivizes NEOs to create positive shareholder value during the three-year performance period and reduces outcomes if TSR is less than 5% over that period. The absolute TSR modifier is calculated on an annualized basis and is structured as follows:

Callon’s annualized absolute TSR during the performance period	Modifier
>15%	150%
10 - 15%	125%
5 - 10%	100%
0 - 5%	75%
<0%	50%
Vesting of 2017-2019 Performance Awards
In May 2017, our Compensation Committee granted PSUs to the then-executive officers covering the performance period from May 2017 to December 2019. The Company’s relative TSR for the performance period ranked seventh relative to the 13 peer companies defined by the Compensation Committee, resulting in vesting of 100% of the target PSUs awarded. Vested PSUs were paid 50% in cash and 50% in Company common stock.

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The table below summarizes the PSUs earned by the executive officers for the 2017-2019 performance period:

NEO	Target Number of PSUs	Percent of Target PSUs Earned	Actual Vested PSUs (Settled 50% Cash and 50% Shares)
Joseph C. Gatto, Jr.	64,304	100%	64,304
James P. Ulm, II(a)	—	—	—
Jeffrey S. Balmer(a)	—	—	—
Michol L. Ecklund(a)	—	—	—
Gregory F. Conaway(a)	—	—	—
Mitzi P. Conn	16,324	100%	16,324

(a)	Executive was not employed by the Company in May 2017 when award was granted.
Other Compensation
Perquisites and Other Benefits
Benefits represent a relatively small part of our overall compensation package; however, these benefits help attract and retain senior level executives. We review these benefits annually to ensure that they are competitive with industry norms. We provide benefits commonly offered in the E&P industry to all of our employees. These benefits consist of:

•	Group medical and dental insurance program for employees and their qualified dependents;

•	Group life insurance for employees and their spouses;

•	Accidental death and dismemberment coverage for employees;

•	Long-term disability coverage;

•	Callon's sponsored cafeteria plan; and

•	401(k) employee savings and protection plan (the "401(k) plan").
We pay the full costs of these benefits, including the 401(k) plan administration, for all employees. Employee life insurance amounts that surpass the U.S. Internal Revenue Service (the "IRS") maximum are treated as additional compensation to all employees.
Under our 401(k) plan, all eligible employees may elect to defer a portion of their compensation up to the statutorily prescribed limit. In 2019, the Company provided a non-elective contribution of 5%, and a matching contribution of up to 5%, of the employee’s IRS eligible salary for qualified employees, including NEOs.
We have also provided Dr. Balmer with reimbursement for certain reasonable relocation expenses which included transportation expenses, home sale and purchase assistance, shipment of additional household goods, and tax gross-ups on these payments. These benefits are consistent with those provided to all similarly-situated employees upon relocation.
Our NEOs are entitled to certain benefits, or perquisites, that are not otherwise available to all of our employees. We provide our executive officers with use of a Company automobile. We purchase the automobile and pay for all maintenance, repairs, insurance and fuel. The employee is required to recognize taxable income using the IRS’s annual lease value method for personal use of the vehicle. The costs associated with these benefits for the NEOs are reported as “Other Compensation” in the Summary Compensation Table. The Committee believes these perquisites are modest, yet competitive with the perquisites provided to similarly situated oil and gas industry executives.
Change in Control Severance Protection
We have no employment agreements with our executive officers, with the exception Mr. Conaway, but we do provide change in control severance compensation agreements (“SCAs”) with each of our executive officers that provide for certain protections upon a change in control. The Committee believes that SCAs serve shareholders’ best interests by helping ensure retention of management and by diminishing potential distractions for our executive officers in the event of a change in control transaction. However, the Committee believes that executives should not be unduly enriched, and all benefits under the SCAs require a “double trigger.” Mr. Conaway and the Company (as successor-in-interests to Carrizo as a result of the Carrizo Merger) are parties to an employment agreement. For a more detailed explanation of the SCAs and Mr. Conaway’s employment agreement, please see “Employment Agreements, Termination of Employment and Change in Control Arrangements” on page 57.

2020 PROXY STATEMENT      49

EXECUTIVE COMPENSATION

Stock Ownership Guidelines
Consistent with its goal of driving long-term value creation for our shareholders, the Company's stock ownership guidelines require significant stock ownership by the executive officers and directors. The Committee believes that requiring meaningful stock ownership by our executive officers and directors is an important way to further align their interests with the interests of our long-term shareholders and discourage undue risk taking. Accordingly, the Committee has adopted a stock ownership policy which applies to the CEO, the other executive officers and outside directors as described below. The guidelines require the executive officers and directors to hold the following amounts of our stock:

Executive Officers/Directors	Required Common Stock Ownership as a Multiple of Annual Base Salary / Annual Retainer
CEO	6x
Directors	5x
Other Executive Officers	2x
The Committee evaluates compliance with these guidelines on an annual basis. For purposes of the guidelines, shares owned indirectly, shares in the executive officer's 401(k) plan and any unvested time-based RSUs are included. The value of unvested PSUs is excluded. Pursuant to the policy, shares granted to the executive under the Company’s incentive compensation plans are valued at the greater of the then-current trading price or the value on the date of grant.
Each executive officer has a transition period of five years from the date the individual becomes subject to the guidelines to attain the required investment position. If an executive officer becomes subject to a greater ownership requirement due to a promotion or an increase in salary, the executive officer will be expected to attain the higher level within three years of the change.
Each outside director is required to achieve the ownership requirement within five years following their election as a director.
As of December 31, 2019, all participants were in compliance with the stock ownership policy, either through meeting the ownership requirement or by being within the transition period.
Internal Revenue Service Limitations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code") places a limit of $1.0 million on the amount of compensation that we may deduct in any one year with respect to compensation paid to each covered employee. For years prior to 2018, an exception to the deduction limit for compensation qualified as “performance-based.” The enactment of the Tax Cuts and Jobs Act on December 22, 2017 repealed the "performance-based" exemption from Section 162(m)‘s deduction limit. In addition, the limitation on deductibility was expanded to include any individual who is an NEO in 2017 or any later calendar year. As a result, compensation paid to our NEOs in excess of $1.0 million will not be deductible for years subsequent to 2017, subject to limited transition relief for arrangements in place as of November 2, 2017. Despite the change in law, the Committee intends to continue to consider the deductibility of compensation and to implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders.
Insider Trading Policy
The Company’s Board has adopted a comprehensive Insider Trading Policy for employees and directors to promote compliance with federal and state securities laws. The policy prohibits certain persons who are aware of material non-public information about a company from: (i) trading in securities of that company; or (ii) providing material non-public information to other persons who may trade on the basis of that information. When material non-public information about us may exist and may have an influence on the marketplace, a trading blackout period is placed in effect by management. In addition, this Insider Trading Policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by this Insider Trading Policy. Officers, directors, and designated employees, as well as the family members and controlled entities of such persons, may not engage in any transaction in Company securities without first obtaining pre-clearance of the transaction from our General Counsel.
Under the Insider Trading Policy, directors, executive officers and other employees are prohibited from entering into any hedging or monetization transactions relating to Callon's securities or otherwise trading in any instrument relating to the future securities' price. This Insider Trading Policy also prevents directors and executive officers from pledging Callon common stock as collateral for loans or holding Callon securities in a margin account. The Insider Trading Policy is published as Addendum A to our Code of Business Conduct and is available at www.callon.com/about-callon/governance.

50 CALLON PETROLEUM

EXECUTIVE COMPENSATION

Clawback Policy
In January 2020, the Committee adopted a comprehensive clawback policy. The clawback policy provides the Committee the authority to recoup previously-paid compensation under the following circumstances:

•
If there is a correction to previously approved performance metrics (not necessarily limited to a financial restatement), the Committee may clawback from executive officers any annual or long-term incentive compensation paid in error during the prior three years.

•
If an executive officer engages in fraud or misconduct, or was grossly negligent in a supervisory role, where such action caused or could reasonably lead to material financial or reputational harm to Callon, the Committee may clawback annual and long-term incentive compensation from the past year from the executive officer

The Committee believes this clawback policy helps protect the Company and its shareholders in the unlikely event of a restatement or potential fraud or misconduct by an executive officer.
The clawback rights described above are in addition to those required under Sarbanes-Oxley legislation.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the CD&A required by Item 402(b) of Regulation S-K promulgated under the Exchange Act, and based on such review and discussions, the Committee has recommended to the Board that the CD&A be included in this Proxy Statement relating to the 2020 Annual Meeting of Shareholders.
Respectfully submitted by the Compensation Committee of the Board of Directors,
Matthew R. Bob, Chairman
Michael L. Finch
L. Richard Flury
Anthony J. Nocchiero
James M. Trimble

2020 PROXY STATEMENT      51

EXECUTIVE COMPENSATION

Executive Compensation Tables
The compensation paid to the Company’s executive officers generally consists of base salaries, annual cash incentive payments, awards under the 2011 Omnibus Incentive Plan (the "2011 Plan") and the 2018 Plan, contributions to the Company’s 401(k) plan and miscellaneous perquisites. The table below sets forth information regarding fiscal years 2019, 2018 and 2017 compensation awarded to, earned by or paid to the Company’s NEOs, in each case for the years in which these individuals constituted "named executive officers" under SEC rules. This includes all individuals who served as the Company's CEO or CFO during 2019, the three other most highly compensated executive officers serving at the end of the fiscal year, and our former Chief Accounting Officer who would have been in the top three but transitioned from her role prior to year-end. Mr. Conaway was appointed as an executive officer of the Company as of the closing of the Carrizo Acquisition on December 20, 2019. The below tables reflect compensation paid to Mr. Conaway by the Company on or after that date.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(a)	Stock Awards(b)	Non-Equity Incentive Plan Compensation (c)	All Other Compensation (d)	Total
Joseph C. Gatto, Jr.(e)(f) President & CEO	2019	$796,153	$0	$5,136,754	$1,043,625	$33,055	$7,009,587
	2018	$666,346	$980,000	$4,313,125	$0	$31,430	$5,990,901
	2017	$494,568	$690,000	$2,852,712	$0	$41,816	$4,079,096
James P. Ulm, II(g) Senior Vice President & CFO	2019	$465,000	$0	$2,083,367	$481,275	$42,352	$3,071,994
	2018	$465,000	$585,900	$1,249,500	$0	$39,245	$2,339,645
	2017	$17,885	$52,000	$989,100	$0	$0	$1,058,985
Jeffrey S. Balmer(h) Senior Vice President & Chief Operating Officer	2019	$450,000	$0	$1,968,015	$439,875	$57,350	$2,915,240
Michol L. Ecklund(i)(j) Senior Vice President, General Counsel & Corporate Secretary	2019	$388,462	$0	$1,194,593	$368,000	$38,953	$1,990,008
	2018	$340,577	$343,000	$774,155	$0	$38,131	$1,495,863
Gregory F. Conaway(k)(l) Vice President & Chief Accounting Officer	2019	$8,677	$0	$0	$197,400	$174	$206,251
Mitzi P. Conn(m) Former Vice President & Chief Accounting Officer	2019	$256,538	$0	$434,833	$209,300	$35,744	$936,415
	2018	$239,615	$240,100	$366,055	$0	$30,987	$876,757
	2017	$225,000	$189,000	$394,150	$0	$30,118	$838,268

(a)	Cash bonus awarded in first quarter of following year in recognition of previous year's performance.

(b)
The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeiture. The performance unit awards granted in 2019, 2018 and 2017 are subject to market conditions and have been valued based on the probable outcome of the market conditions as of the grant date of the awards. The assumptions utilized in the calculation of these amounts for 2019 are set forth in footnotes 9 and 10 to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2019.

(c)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent payouts under the 2019 annual performance bonus program. See “Performance-Based Annual Cash Incentive” in the CD&A above for further information.

(d)	See the "Table of All Other Compensation” below and related footnotes for reconciliation.

(e)	Mr. Gatto was promoted to Chief Executive Officer in May 2017.

(f)	Mr. Gatto’s salary was increased from $700,000 to $825,000 effective March 2019.

(g)	Mr. Ulm began serving as our Chief Financial Officer in December 2017.

(h)	Dr. Balmer was not an NEO prior to 2019.

(i)	Ms. Ecklund was not an NEO prior to 2018.

(j)	Ms. Ecklund's salary was increased from $350,000 to $400,000 effective March 2019.

(k)	Mr. Conaway was appointed to an executive officer role with the Company as of the closing of the Carrizo Acquisition on December 20, 2019.

52 CALLON PETROLEUM

EXECUTIVE COMPENSATION

(l)
The amount in Non-Equity Incentive Plan Compensation represents the amount paid to Mr. Conaway by the Company as a 2019 annual performance bonus in accordance with the terms of Carrizo’s 2019 annual bonus program and the Merger Agreement. See “Performance-Based Annual Cash Incentive” in the CD&A above for further information.

(m)	Ms. Conn's salary was increased from $245,000 to $260,000 effective March 2019.
Table of All Other Compensation

NEO	Year	Company Contributions to 401(k)(a)	Company Provided Auto(b)	Additional Perquisites		Total
Joseph C. Gatto, Jr.	2019	$26,250	$6,805	$0		$33,055
	2018	$25,000	$6,430	$0		$31,430
	2017	$31,500	$10,316	$0		$41,816
James P. Ulm, II	2019	$28,000	$14,352	$0		$42,352
	2018	$26,493	$12,752	$0		$39,245
	2017	$0	$0	$0		$0
Jeffrey S. Balmer	2019	$24,642	$1,851	$30,857	(c)	$57,350
Michol L. Ecklund	2019	$25,962	$12,991	$0		$38,953
	2018	$25,312	$12,819	$0		$38,131
Gregory F. Conaway	2019	$174	$0	$0		$174
Mitzi P. Conn	2019	$23,654	$12,090	$0		$35,744
	2018	$23,961	$7,026	$0		$30,987
	2017	$22,500	$7,618	$0		$30,118

(a)
Subject to IRS limits, Company contributions to each employee's 401(k) account for 2019 consist of a 5% non-matching contribution plus a matching contribution at the rate of 1% in cash for every 1% that the participant deferred up to 5%.

(b)	The imputed value for personal use of a company-provided automobile represents annual depreciation based on a three-year life, plus insurance, fuel, maintenance and repairs, pursuant to IRS rules.

(c)
Dr. Balmer received $30,857 for reimbursement for certain reasonable relocation expenses which included transportation expenses, home sale and purchase assistance, shipment of additional household goods, and tax gross-ups on these payments.

2020 PROXY STATEMENT      53

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards During 2019
The following table presents grants of equity awards during the fiscal year ending December 31, 2019:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			Other Awards (Shares or Units)(c)	Grant Date Fair Value of Stock Awards(d)
NEO		Threshold	Target	Maximum	Threshold	Target	Maximum
Joseph C. Gatto, Jr.	1/1/2019	$0	$907,500	$1,815,000
	1/31/2019				—			211,301	$1,719,990
	1/31/2019				—	316,954	633,908		$3,416,764
James P. Ulm, II	1/1/2019	$0	$418,500	$837,000
	1/31/2019							85,700	$697,598
	1/31/2019				—	128,550	257,100	—	$1,385,769
Jeffrey S. Balmer	1/1/2019	$0	$382,500	$765,000
	1/1/2019							90,000(e)	$584,100
	1/31/2019					128,378	245,756		$1,383,915
Michol L. Ecklund	1/1/2019	$0	$320,000	$640,000
	1/31/2019				—	—	—	49,140	$400,000
	1/31/2019				—	73,710	147,420	—	$794,594
Gregory F. Conaway	—	$0	$0	$0
	—				—	—	—	—	$0
Mitzi P. Conn	1/1/2019	$0	$182,000	$364,000
	1/31/2019				—	—	—	17,885	$145,584
	1/31/2019				—	26,832	53,664	—	$289,249

(a)
Amounts represent the threshold, target, and maximum payouts for the 2019 annual performance bonus program. The actual amounts paid under the 2019 annual performance bonus program are set forth in the "Non-Equity Incentive Compensation" column in the Summary Compensation Table above.

(b)	Amounts represent PSUs payable 50% in cash and 50% in stock on the vesting date, currently scheduled for December 31, 2021. See "PSU Program" in the CD&A above for further details.

(c)
Except as otherwise indicated, amounts represent RSUs granted to our NEOs on January 31, 2019. The first tranche vested on April 1, 2020; the second and third tranches are scheduled to vest in equal installments on April 1, 2021 and 2022, subject to the NEO’s continued service.

(d)
This column shows the grant date fair value of the awards granted to the NEOs on the date indicated computed in accordance with FASB ASC Topic 718. The value ultimately realized by the executive upon the actual vesting of the awards may be more or less than the grant date fair value.

(e)
Amount represents RSUs granted to Dr. Balmer on January 1, 2019 at a grant price of $6.49. The first tranche vested on January 1, 2020; the second and third tranches are scheduled to vest in equal installments on January 1, 2021 and 2022, subject to Dr. Balmer’s continued service.

Stock-Based Incentive Compensation Plans
The 2011 Plan was approved by shareholders on May 12, 2011 and amended on May 14, 2015. The 2018 Plan was approved by shareholders on May 10, 2018. Awards available under each of the 2011 Plan and the 2018 Plan include grants of stock options, stock appreciation rights or units, restricted stock, RSUs, and performance shares or units. As of May 10, 2018, no more shares will be issued from the 2011 Plan and the then-remaining 1,322,742 shares authorized and available for issuance under the 2011 Plan were transferred into the 2018 Plan. Shares, which would otherwise become available for issuance under the 2011 Plan as a result of vesting and/or forfeiture of any equity awards existing prior to the effective date of the 2018 Plan, will increase the authorized shares available to the 2018 Plan. In connection with the Carrizo Acquisition, an additional 5,620,416 shares became available for issuance under the 2018 Plan, which represented the remaining number of shares of common stock of Carrizo that were available for issuance under the 2017 Incentive Plan of Carrizo Oil & Gas, Inc., as amended and restated

54 CALLON PETROLEUM

EXECUTIVE COMPENSATION

effective as of May 16, 2019, immediately prior to the Carrizo Acquisition, as appropriately adjusted to reflect such transaction. As of April 3, 2020, approximately 5,850,000 shares remain unissued in the 2018 Plan, which includes approximately 3,430,000 shares available for grant only to legacy Carrizo employees and approximately approximately 2,420,000 shares available for grant to any eligible grantee.
Outstanding Equity Awards at Fiscal Year-End
The following table contains information concerning all outstanding equity awards that were held as of December 31, 2019 for the NEOs:

	Stock Awards
NEO	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(a)
Joseph C. Gatto, Jr.	211,301	(c)	$1,020,584	—		$0
	—		$0	158,477	(d)	$765,444
			$0	158,477	(e)	$765,444
	42,868	(f)	$207,052	—		$0
	40,049	(g)	$193,437	—		$0
	73,446	(h)	$354,744	—		$0
	—		$0	82,627	(i)	$399,088
	—		$0	82,627	(j)	$399,088
James P. Ulm, II	85,700	(c)	$413,931	—		$0
	—		$0	64,275	(d)	$310,448
	—		$0	64,275	(e)	$310,448
	60,000	(k)	$289,800	—		$0
	—		$0	37,500	(i)	$181,125
	—		$0	37,500	(j)	$181,125
Jeffrey S. Balmer	90,000	(b)	$434,700	—		$0
	—		$0	64,189	(d)	$310,033
	—		$0	64,189	(e)	$310,033
Michol L. Ecklund
	49,140	(c)	$237,346	—		$0
	—		$0	36,855	(d)	$178,010
	—		$0	36,855	(e)	$178,010
	25,000	(l)	$120,750	—		$0
	13,182	(h)	$63,669	—		$0
	—		$0	14,831	(i)	$71,634
	—		$0	14,831	(j)	$71,634
Gregory F. Conaway(m)	—		—	—		—
Mitzi P. Conn	17,885	(c)	$86,385	—		$0
	—		$0	13,416	(d)	$64,799
	—		$0	13,416	(e)	$64,799
	10,881	(f)	$52,555	—		$0
	6,232	(h)	$30,101	—		$0
	—		$0	7,013	(i)	$33,873
	—		$0	7,013	(j)	$33,873

(a)	Amounts calculated using the closing price of $4.83 per share of our common stock on the last trading day of 2019.

2020 PROXY STATEMENT      55

EXECUTIVE COMPENSATION

(b)
Stock settleable RSUs awarded on January 1, 2019 subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on January 1, 2020. The second tranche will vest on January 1, 2021. The third and final tranche will vest on January 1, 2022.

(c)
Stock settleable RSUs awarded on January 31, 2019 subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on April 1, 2020. The second tranche will vest on April 1, 2021. The third and final tranche will vest on April 1, 2022.

(d)
Stock settleable PSUs awarded on January 31, 2019 with vesting terms subject to performance criteria related to the TSR of the Company compared to a group of peer companies from December 31, 2018 through December 31, 2021. The number of units subject to vest under this award can range from 0% to 200%.

(e)
Cash settleable PSUs awarded on January 31, 2019 with vesting terms subject to performance criteria related to the TSR of the Company compared to a group of peer companies from December 31, 2018 through December 31, 2021. The number of units subject to vest under this award can range from 0% to 200%.

(f)	Stock settleable RSUs awarded on May 11, 2017 subject to cliff vesting on May 11, 2020.

(g)
Stock settleable RSUs awarded to Mr. Gatto upon his promotion to CEO on July 11, 2017 subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on July 1, 2018, and the second tranche vested on July 1, 2019. The third and final tranche will vest on July 1, 2020.

(h)
Stock settleable RSUs awarded on May 10, 2018 subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on June 1, 2019. The second tranche will vest on June 1, 2020. The third and final tranche will vest on June 1, 2021.

(i)
Stock settleable PSUs awarded on May 10, 2018 with vesting terms subject to performance criteria related to the TSR of the Company compared to a group of peer companies from May 2018 through December 31, 2020. The number of units subject to vest under this award can range from 0% to 200%.

(j)
Cash settleable PSUs awarded on May 10, 2018 with vesting terms subject to performance criteria related to the TSR of the Company compared to a group of peer companies from May 2018 through December 31, 2020. The number of units subject to vest under this award can range from 0% to 200%.

(k)
Stock settleable RSUs awarded to Mr. Ulm upon his hiring on December 11, 2017 subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on January 1, 2019. The second tranche vested on January 1, 2020. The third and final tranche will vest on January 1, 2021.

(l)
Stock settleable RSUs awarded to Ms. Ecklund upon her hiring on November 6, 2017 subject to three-year ratable vesting with one-third vesting each year subsequent to the award year. The first tranche vested on January 1, 2019. The second tranche vested on January 1, 2020. The third and final tranche will vest on January 1, 2021.

(m)	Mr. Conaway held the following outstanding cash-settled stock appreciation right awards as of December 31, 2019:
.

	Option/SAR Awards
NEO	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable		Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Exercised Unearned Options/SARs (#)	Option/ SARs Exercise Price ($)	Option/ SARs Expiration Date
Gregory F. Conaway	19,960	(1)	—	—	$15.60	3/17/2021
	20,051	(2)	—	—	$15.40	3/23/2022
	31,442	(3)	—	—	$8.39	3/17/2025
	42,588	(4)	—	—	$6.28	3/17/2026

(1)
Cash-settled stock appreciation rights received in connection with the Carrizo Acquisition in exchange for 11,406 Carrizo stock appreciation rights with an exercise price of $27.295 pursuant to the Merger Agreement.

(2)
Cash-settled stock appreciation rights received in connection with the Carrizo Acquisition in exchange for 11,458 Carrizo stock appreciation rights with an exercise price of $26.94 pursuant to the Merger Agreement.

(3)
Cash-settled stock appreciation rights received in connection with the Carrizo Acquisition in exchange for 17,967 Carrizo stock appreciation rights with an exercise price of $14.67 pursuant to the Merger Agreement.

(4)
Cash-settled stock appreciation rights received in connection with the Carrizo Acquisition in exchange for 24,336 Carrizo stock appreciation rights with an exercise price of $10.98 pursuant to the Merger Agreement.

56 CALLON PETROLEUM

EXECUTIVE COMPENSATION

Stock Vested
The following table provides information about the value realized by the NEOs on vesting of RSUs and PSUs during 2019:

	Stock Awards(a)
NEO	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting $(b)
Joseph C. Gatto, Jr.	6,510	(c)	$50,453
	36,890	(d)	$281,471
	36,723	(e)	$229,519
	40,049	(f)	$267,127
	50,000	(g)	$209,500
	64,304	(h)	$310,588
James P. Ulm, II(h)	30,000	(i)	$194,700
Jeffrey S. Balmer	—		$—
Michol L. Ecklund(h)	6,591	(e)	$41,194
	12,500	(j)	$81,125
Gregory F. Conaway	—		$—
Mitzi P. Conn	1,790	(c)	$13,873
	10,145	(d)	$77,406
	3,117	(e)	$19,481
	10,000	(g)	$41,900

(a)	No options were awarded, outstanding, expired, or exercised by any NEO in 2019.

(b)
Except as otherwise indicated, represents the aggregate dollar amount realized on the date of vesting, based on the closing market price per share of Company common stock on the vesting date or last business day prior to the vesting date if such date fell on a weekend or holiday.

(c)	Represents phantom stock units awarded on May 13, 2016 ,that settled in cash on May 13, 2019.

(d)	Represents RSUs awarded on May 13, 2016, that cliff-vested on May 13, 2019.

(e)	Represents RSUs awarded on May 10, 2018, the first tranche of which vested on June 1, 2019.

(f)	Represents RSUs awarded to Mr. Gatto upon his promotion to CEO on July 11, 2017, the second tranche of which vested on July 1, 2019.

(g)	Represents RSUs awarded on August 24, 2016, that cliff vested on August 24, 2019.

(h)	Represents PSUs awarded on May 12, 2017, that settled 50% in stock and 50% in cash on December 31, 2019, at 100% of target.

(i)	Represents RSUs awarded to Mr. Ulm upon his hiring on December 11, 2017, the first tranche of which vested on January 1, 2019.

(j)	Represents RSUs awarded to Ms. Ecklund upon her hiring on November 6, 2017, the first tranche of which vested on January 1, 2019.

2020 PROXY STATEMENT      57

EXECUTIVE COMPENSATION

Employment Agreements, Termination of Employment and Change in Control Arrangements
Employment Agreements; Carrizo Change in Control Severance Plan
We do not have employment agreements with any of our executive officers, with the exception of an employment agreement with Mr. Conaway that was inherited by the Company as a result of the Carrizo Acquisition and amended in connection therewith.
Mr. Conaway's employment agreement has an initial one-year term, provided that the date of the agreement and on every day thereafter, the term of the employment agreement is automatically extended for one day, such that the remaining term of the agreement shall never be less than one year until an event (as described in the agreement) that gives rise to termination of employment occurs. The Company has given notice that the employment agreement will terminate on December 20, 2021, unless earlier terminated in accordance with its terms. Mr. Conaway’s employment agreement also subjects Mr. Conaway to a one-year post-termination non-competition and non-solicitation covenant, and a perpetual confidentiality covenant.
Mr. Conaway’s employment agreement provides for severance benefits, subject to Mr. Conaway's execution and non-revocation of a general release of claims in favor of the Company, upon a termination as a result of disability, but does not provide for severance benefits (other than accrued benefits) in the event of a termination by the Company without cause or by Mr. Conaway for any or no reason. However, Mr. Conaway is party to a Severance Compensation Agreement with the Company (an “SCA”) and is a participant of the Carrizo Change in Control Severance Plan (which the Company inherited as a result of the Carrizo Acquisition), each of which provide for severance benefits upon a termination without cause or for good reason under certain circumstances (as further described below). Pursuant to the terms of Mr. Conaway’s SCA, in the event a change in control of Callon occurs and Mr. Conaway experiences a qualifying termination following such change in control, Mr. Conaway will be entitled to the severance benefits provided for under his SCA in lieu of those provided for under his employment agreement or the Carrizo Change in Control Severance Plan. The severance benefits payable under his SCA are described in the “Severance Compensation Agreements” section below.
In the event Mr. Conaway is terminated on or prior to the second anniversary of the closing of the Carrizo Acquisition (the “Carrizo CIC Protected Period”), the severance provisions of the Carrizo Change in Control Severance Plan will apply in lieu of the severance provisions set forth in his employment agreement, except to the extent the employment agreement provides for additional or greater severance benefits. The Carrizo Change in Control Severance Plan provides for the following severance benefits if Mr. Conaway's employment is terminated during the Carrizo CIC Protected Period by the Company without cause, by Mr. Conaway for good reason, or as a result of death or disability (as such terms are defined in the Carrizo Change in Control Severance Plan): (i) accrued benefits, (ii) a lump sum payment equal to 1.5 multiplied by the sum of (A) his base salary plus (B) his target annual bonus, (iii) continued Company-paid health benefits for up to 18 months, (iv) a pro-rated target annual bonus for the calendar year in which his termination occurs, and (v) any outstanding equity awards then held by Mr. Conaway will vest in full with any performance-based awards earned at the target level and, to the extent applicable, any awards with an exercise period (e.g. stock appreciation rights) will remain exercisable for their full original term. Such severance benefits are conditioned upon Mr. Conaway’s execution and non-revocation of a general release of claims in favor of the Company. The Carrizo Change in Control Severance Plan also includes a 280G “best-net” cutback provision, which provides that if amounts payable to a participant under the Carrizo Change in Control Severance Plan (together with any other amounts that are payable as a result of a change in control) would subject a participant to an excise tax under Section 280G of the Internal Revenue Code, such payments will either be: (i) reduced to the level at which no excise tax applies, or (ii) paid in full, whichever results in a better after-tax result for the participant.
Upon termination as a result of disability outside of the Carrizo CIC Protected Period, Mr. Conaway’s employment agreement provides for the following severance benefits: (i) accrued benefits (including any earned but unpaid annual bonus with respect to the prior fiscal year), (ii) a lump sum payment equal to 97% of his annual base salary, (iii) an additional lump sum payment equal to 70% of his annual base salary, (iii) an additional lump sum payment equal to 3% of his annual base salary, (iv) continued medical and dental benefits coverage for Mr. Conaway and his dependents for one year following his termination of employment, and (v) any outstanding equity awards then held by Mr. Conaway will vest in full, and, to the extent applicable, the period of exercisability of any such awards will extend to the earlier of (A) one year following his termination date or (B) the date such awards would have lapsed had Mr. Conaway remained employed for the remaining term. Mr. Conaway’s employment agreement also entitles Mr. Conaway to accrued benefits and equity acceleration benefits (as described in the immediately prior sentence) in the event Mr. Conaway’s employment is terminated as a result of his death.

58 CALLON PETROLEUM

EXECUTIVE COMPENSATION

Severance Compensation Agreements
We entered into amended SCAs with each of our NEOs effective as of January 1, 2019, with the exception of Mr. Conaway, who entered into his SCA effective December 20, 2019 in connection with his appointment as an officer. The SCA will terminate, except to the extent that any obligation of Callon thereunder remains unpaid as of such time, upon the earliest of (i) December 31, 2019 (in the case of each NEO other than Mr. Conaway) and December 31, 2020 (in the case of Mr. Conaway), except that, on each anniversary date thereafter, the expiration date will automatically be extended for one additional year unless, as of such date and prior to such anniversary date, either party has given proper written notice that it does not wish to extend the SCA, but in no event will the expiration date be earlier than the second anniversary of the effective date of a change in control; (ii) the termination of the NEO's employment with Callon based on death, disability (as defined in the SCA), or cause (as defined in the SCA); (iii) the voluntary resignation of the NEO for any reason other than a post-change in control resignation for good reason (as defined in the SCA); and (iv) any resignation of the NEO prior to a change in control.
Pursuant to the SCA, if the executive is terminated without cause by Callon or for good reason by him within two years following a change in control of Callon (or in certain cases, prior to a change in control (i.e., a "double-trigger termination)), then the executive is entitled to a single lump-sum cash payment equal to an SCA multiple times the sum of (i) the annual base salary in effect immediately prior to the change in control or, if higher, in effect immediately prior to the separation from service, and (ii) the greater of the average bonus earned with respect to the three most recently completed full fiscal years, the target bonus for the fiscal year in which the change in control occurs, or the target bonus for the fiscal year in which the change in control or termination occurs. For Mr. Gatto, the SCA multiple is three times. For the other NEOs, the SCA multiple is two times. The SCAs also provide that in the event an NEO is eligible for benefits due to a “double trigger” termination, any outstanding equity awards then held by the NEO shall vest in full with any performance-based awards earned at the level specified in the applicable award agreement or, if not specified, at the target level. In addition, we must maintain at our expense until twenty-four months after a "double-trigger" separation from service all medical, dental, and health insurance coverage. Such severance benefits are subject to the executive’s execution and non-revocation of a general release of claims. A change in control as generally defined in the SCA occurs when (i) any person or group of persons acting in concert becomes the beneficial owner of more than 50% of our outstanding common stock; (ii) our shareholders cause a change in the majority of the members of the Board within a thirty-six month period; (iii) there is a change in control in ownership of at least 40% of Company assets; or (iv) a third party acquires more than 30% of the voting power of our common stock in a twelve month period.
The SCAs also subject each executive to a one-year post-termination non-competition and two- year post-termination non-solicitation covenant in the event the applicable executive becomes eligible to receive severance benefits under the SCA. The SCAs also include a perpetual confidentiality covenant.
The SCAs incorporate a provision to provide for the possible impact of the federal excise tax on excess parachute payments. If any SCA payment is subject to any excise tax under Section 4999 of the Tax Code, the payment will be reduced so that no portion of the payment is subject to such excise tax if the net benefit payable would be at least as much as it would have been if no reduction was made. The so-called “golden parachute” tax rules subject “excess parachute payments” to a dual penalty: the imposition of a 20 percent excise tax upon the recipient and non-deductibility of such payments by the paying corporation. While the excise tax is seemingly evenhanded, the excise tax can discriminate against long-serving employees in favor of new hires, against individuals who do not exercise stock options in favor of those who do and against those who elect to defer compensation in favor of those who do not. For these reasons, we believe that the 280G “best-net” cutback provision included in the SCA is appropriate.

2020 PROXY STATEMENT      59

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control
The following table shows the estimated gross taxable compensation payable upon termination following a change in control ("CIC") or upon death, disability or retirement (or, in the case of Mr. Conaway, during the Carrizo CIC Protection Period on his termination without cause or for good reason, or due to death or disability). No amounts would be payable upon termination for other causes. The information assumes, in each case, that the officer’s termination was effective as of December 31, 2019. In presenting this disclosure, we describe amounts earned through December 31, 2019 and, in those cases where the actual amounts to be paid out can only be determined at the time of such executive’s separation from us, the estimates are of the amounts which would be paid out to the executives upon their termination.

NEO / Reason for Termination	Base Salary(a)	Cash Bonus(a)	Accelerated Stock Award Vesting(b)	Continued Employee Benefits(c)	Total
Joseph C. Gatto, Jr. - CIC(d)	$2,475,000	$1,815,000	$7,297,881	$52,650	$11,640,531
Death, Disability or Retirement(e)	$0	$0	$7,297,881	$0	$7,297,881
James P. Ulm, II - CIC(d)	$930,000	$837,000	$1,686,877	$52,650	$3,506,527
Death, Disability or Retirement(e)	$0	$0	$1,686,877	$0	$1,686,877
Jeffrey S. Balmer - CIC(d)	$900,000	$765,000	$1,054,766	$52,650	$2,772,416
Death, Disability or Retirement(e)	$0	$0	$1,054,766	$0	$1,054,766
Michol L. Ecklund - CIC(d)	$800,000	$640,000	$921,053	$52,650	$2,413,703
Death, Disability or Retirement(e)	$0	$0	$921,053	$0	$921,053
Gregory F. Conaway - CIC(d)	$546,000	$382,200	$0	$52,650	$980,850
Without Cause, Good Reason, Death or Disability(f)	$409,500	$477,750	$0	$39,488	$926,738
Mitzi P. Conn - CIC(d)	$520,000	$364,000	$351,339	$52,250	$1,287,589
Death, Disability or Retirement(e)	$0	$0	$351,339	$0	$351,339

(a)
In accordance with Mr. Gatto’s SCA, the computation uses a 3x multiple with respect to the severance amount relating to salary and target bonus, while a 2x multiple is used for the other NEOs. See “Employment Agreements, Termination of Employment and Change in Control Arrangements.”

(b)
The amounts are calculated based on unvested stock awards at December 31, 2019 using the closing price of $4.83 per share of our common stock on the last trading day of 2019. The table above assumes that PSUs vest at the target level. Actual vesting of PSUs would be determined based on performance at the time of such executive's separation.

(c)	Benefits consist of twenty-four months of employer provided family medical and dental insurance and disability and life insurance for the NEOs in the table.

(d)	We entered into an SCA with each of the NEOs listed in the table above. See “Employment Agreements, Termination of Employment and Change in Control Arrangements.”

(e)
“Disability,” for purposes of the SCAs, is generally defined as the employee’s inability to carry out the normal and usual duties of his employment on a full-time basis for an entire period of six continuous months together with the reasonable likelihood, as determined by the Board after consultation of a qualified physician, he will be unable to carry out his normal and usual duties of employment. “Retirement” is generally defined as the employee’s attainment of age 55 with at least 10 years of service.

(f)
Mr. Conaway would be entitled to payments of 1.5 times the sum of his annual base salary and target annual bonus, a pro-rated target annual bonus for the calendar year in which his termination occurs, accelerated vesting of outstanding equity awards, and 18 months of continued subsidized benefits continuation under the Carrizo Change in Control Severance Plan in the event he is terminated without cause or for good reason or due to death or disability within two years after the closing of the Carrizo Acquisition. “Disability,” for purposes of the Carrizo Change in Control Severance Plan, has the same meaning assigned to such term in the Company’s long-term disability plan, as in effect from time to time, or if no such plan is in effect. “Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Tax Code. The Carrizo Change in Control Severance Plan does not provide for severance benefits upon retirement or a voluntary resignation by the executive. See "Employment Agreements, Termination of Employment and Change in Control Agreements."

Pension and Non-Qualified Deferred Compensation Plans.
We sponsor a 401(k) plan for all eligible employees, including the NEOs as described on page 49. We do not sponsor any qualified or non-qualified defined benefit plans, or any non-qualified defined contribution plan for NEOs or other employees. The Board or Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans or non-qualified defined contribution plans in the future if it determines that doing so is in the Company’s best interest.

60 CALLON PETROLEUM

EXECUTIVE COMPENSATION

CEO Pay Ratio
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are disclosing here that the ratio of our median employee’s compensation to the compensation of our CEO is 40:1.
In order to find the median employee, we used the sum of the base salary and bonus, including any overtime or commission that was paid to the employee. The median employee was identified from the employee population as of December 31, 2018. We are maintaining the median employee identified in 2018 as there have not been significant compensation changes that have impacted the pay ratio.
In accordance with SEC rules, we determined the annual total compensation of our median employee for 2019, which was $159,312. This amount represents the total compensation that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(x) of Regulation S-K for the median employee if the employee had been a NEO for fiscal year 2019. For purposes of calculating the ratio, an additional value of $17,020 was included in the annual compensation for non-discriminatory benefits bringing the annual total compensation to $176,332.
We determined the amount of the CEO’s annual total compensation was $7,009,587 which represents the amount reported for the CEO in the “Total” column of our 2019 Summary Compensation Table. For purposes of the ratio, an additional value of $26,325 was included in the annual total compensation for non-discriminatory benefits to bring the value to $7,035,912.
Based on the foregoing, for 2019 the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO (the "CEO Pay Ratio") is 40:1. Callon’s CEO Pay Ratio remained consistent from 2018 to 2019, remaining at 40:1.
The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records.

2020 PROXY STATEMENT      61

Proposal 3 Approve the Company's 2020 Omnibus Incentive Plan
The Board of Directors recommends a vote FOR the approval of the Company’s 2020 Omnibus Incentive Plan (the "2020 Plan").
•    Provides the Company the ability to remain competitive in our industry in attracting and retaining experienced talent while aligning executive, director and employee interests with those of our long-term shareholders.

One of the core objectives of Callon’s pay-for-performance compensation philosophy is to align the compensation opportunities of our executives, directors and employees with the interests of our shareholders. To do so, a meaningful component of our program is the ability to grant performance-contingent and retention share-based equity awards that directly link compensation to our share price performance over time. In order to maintain this important element of our program, our Board is recommending that shareholders approve the 2020 Plan in order to have sufficient shares available to successfully attract, retain and motivate our employees and directors in line with the creation of sustainable shareholder value.
The Board has unanimously approved the 2020 Plan to replace the 2018 Plan (the “Prior Incentive Plan”), subject to shareholder approval at the Annual Meeting, and recommends that the Company’s shareholders approve and adopt the 2020 Plan. We intend to reserve 13,250,000 shares for issuance pursuant to awards under the 2020 Plan, in addition to the shares remaining available for issuance under the Prior Incentive Plan as of the effective date of the 2020 Plan that would be transferred to the 2020 Plan. If our shareholders approve the 2020 Plan, the shares that remain available for grant pursuant to the Prior Incentive Plan, plus any shares that would have otherwise become available for issuance under the Prior Incentive Plan or the 2011 Plan as a result of forfeitures, expiration or cancellation of previously made awards, will become available for issuance under the 2020 Plan, and no additional grants will be made pursuant to the Prior Incentive Plan.
Why You Should Vote for the 2020 Plan

•
Callon’s Growth. Since the Prior Incentive Plan was approved, we have grown our average daily production by 475% and our employee base by 55%. Additional shares are needed to continue equity awards for the larger employee population.

•
Consolidation of Legacy Carrizo Share Pool. The Prior Plan maintains a separate share pool that is only available for legacy Carrizo employees. Shareholder approval to merge this pool with shares available for grant under the 2020 Plan would better accomplish the integration of the Carrizo Acquisition.

•
Broad-based Equity Awards under the Plan. Equity incentives are utilized to motivate and retain employees outside of the named executives officers. Under the Prior Plan, equity incentives were awarded to approximately 70% of Callon employees for fiscal 2019.

•
Pay-for-Performance. For fiscal 2019, equity awards comprised of 86% of total direct compensation for the CEO, including a significant majority of equity being awarded with performance conditions. We continue to evolve our compensation program to align with shareholder priorities, including the inclusion of a returns-based metric in our annual incentive program and, as of 2020, an “absolute” shareholder return multiplier for our performance share awards.

•	Consistent Shareholder Support. Callon’s annual Say on Pay proposal has consistently received over 95% shareholder approval in each of the last 8 years.

•
2020 Plan Incorporates Shareholder-Friendly Practices. The plan submitted for shareholder approval includes an express prohibition on repricing without shareholder approval, no evergreen provisions, and other provisions that protect the incentive value of awards. If Proposal 5 is approved and a Reverse Stock Split is effectuated, the number of shares of common stock available for grant under the 2020 Plan, as well as shares subject to outstanding equity awards, would be reduced in proportion to the Reverse Stock Split. See page 76 for more information.

Rationale for Replacing the Prior Incentive Plan
We believe that aligning the interests of employees with those of long-term shareholders is a key element of compensation at the Company. To continue to execute on this objective, it is critical that Company maintain the flexibility and sufficient share reserve to appropriately incentivize employees. The 2020 Plan is intended to replace the Prior Incentive Plan and is needed to continue our equity compensation program, which is an important element in our ability to remain competitive in attracting and retaining experienced talent. As with the Prior Incentive Plan, the 2020 Plan is a broad-based plan under which the Company would grant awards to its current and prospective employees, including officers, and its directors. While the Board is cognizant of the potential dilutive effect of compensatory stock awards, it also recognizes the significant motivational and performance benefits that are achieved from making such awards and continues to believe that the Company’s long-term interests are best advanced by aligning the interests of its employees and directors with the interests of its shareholders.

62 CALLON PETROLEUM

PROPOSAL 3

In considering the appropriate number of shares to request under the 2020 Plan, the Company has carefully considered its anticipated equity needs in light of the recent growth in its employee base. On December 20, 2019, the Company completed the Carrizo Acquisition. The addition of Carrizo’s assets increased our portfolio to over 200,000 net acres across Texas and more than doubled our pro forma production to over 100,000 barrels of oil equivalent per day. The Carrizo Acquisition also significantly increased our employee base. As of April 3, 2020, the Company had approximately 330 permanent employees, as compared to 218 employees as of December 31, 2018. In light of this significant growth, Callon does not believe that the shares available for grant under the Prior Plan are sufficient to meet the future needs of the Company to continue to attract and retain top talent in the competitive onshore U.S. oil and gas industry. Our ability to grant equity awards under the Prior Plan is further restricted by the current requirement that a separate share pool be maintained for legacy Carrizo employees. Shareholder approval of the 2020 Plan would remove this restriction and allow us to better accomplish the integration of the Carrizo Acquisition.
In addition to the increased employee base, the Company has also considered its current share price in determining the number of shares proposed for issuance under the 2020 Plan. With the economic downturn and its impact on the oil and gas industry, we have experienced a significant decrease in our share price since the Prior Incentive Plan was adopted. Due to this decline as well as the growth in our employee base, we will not be able to maintain competitive equity grant practices without the approval of the 2020 Plan and may be required to increase significantly the cash component of our compensation program in order to remain competitive and adequately compensate our employees.
As of April 3, 2020, there were approximately 5,850,000 shares of common stock remaining available for grant under the Prior Incentive Plan, of which approximately 3,430,000 shares were available for grant only to legacy Carrizo employees and approximately 2,420,000 shares were available for any eligible grantee. Any previously granted awards that are outstanding under the Prior Incentive Plan and the 2011 Plan will remain outstanding in accordance with their terms. As of April 3, 2020, an aggregate of approximately 10,870,000 shares are subject to unvested restricted stock, restricted stock unit, performance share or performance unit awards under the Prior Incentive Plan and the 2011 Plan, assuming any performance-based awards vest at maximum performance level. See “Compensation Discussion and Analysis-Annual Award of Long-term Incentives” for additional information concerning our equity compensation plans.
The Company considers the 2020 Plan an essential element of total compensation and believes the 2020 Plan promotes its interests and the interests of its shareholders by (i) attracting and retaining the services of key employees, including officers, and directors and (ii) encouraging the active interest of those persons in the development and financial success of the Company by granting awards designed to provide participants in the 2020 Plan with proprietary interest in the growth and performance of the Company.
Shareholder approval of the 2020 Plan will also constitute approval for purposes of satisfying the shareholder approval requirements under Section 422 of the Internal Revenue Code of 1986, as amended (the “Tax Code”), so that the Compensation Committee may grant incentive stock options (“ISOs”).
The 2020 Plan Combines Compensation and Governance Best Practices

2020 Plan Highlights
•    Express prohibition of repricing of Options and SARs, or cash buyout of outstanding awards without shareholder approval
•    Newly adopted one-year minimum vesting provision (for at least 95% of authorized shares)
•    Awards are subject to clawbacks under Callon policy as well as legal requirements
•    The exercise price of a stock option or SAR award may not be less than the fair market value of the stock on the date of grant
•    Annual compensation cap of $1,000,000 for non-employee directors
•    No liberal CIC vesting
•    No evergreen provision
•    No recycling of shares used to pay the exercise price of stock option or SAR awards
•    No dividends or other distributions payable with respect to plan awards unless and until the underlying award vests
•    No tax gross-ups or reload grants

2020 PROXY STATEMENT      63

PROPOSAL 3

The 2020 Plan includes several features that are consistent with the interests of shareholders and corporate governance best practices, including the following:

•
Independent Oversight. The Compensation Committee, composed solely of independent directors, will approve all grants made under the 2020 Plan, other than grants made to directors, which shall be approved by the Board. Additionally, the Compensation Committee may delegate to any committee of the Board, to the CEO and to any of our other senior officers its duties under the 2020 Plan other than the authority to make awards to participants who are subject to Section 16 of the Exchange Act.

•
No Repricing of Options or Stock Appreciation Rights. The 2020 Plan prohibits repricing, replacement and regranting of stock options or stock appreciation rights (“SARs”) at lower prices, unless approved by our shareholders.

•	Minimum Vesting Period. Subject to limited exceptions described below, awards under the 2020 Plan are subject to a one-year minimum vesting period..

•	No Discounted Options or SARs. Stock options and SARs may not be granted with an exercise price below the closing price of our common stock on the date of grant.

•	No Dividends on Options or SARs. Dividends and Dividend Equivalents (as defined in the 2020 Plan) may not be paid or accrued on stock options or SARs.

•	Limited Terms for Options and SARs. Stock options and SARs granted under the 2020 Plan are limited to 10-year terms.

•
No Liberal Share Counting with Respect to Options or SARs. Shares that are tendered by a participant or withheld as full or partial payment of withholding taxes related to the exercise or settlement of options or SARs or as payment for the option exercise price and shares repurchased in the open market with the proceeds of the payment of the option exercise price will not become available again for awards under the 2020 Plan.

•	No Dividends or Dividend Equivalents on Unvested Awards. Any dividends or Dividend Equivalents will only be paid if the underlying shares vest pursuant to the terms of the award.

•
Annual Limitation on Director Awards and Compensation. The aggregate grant value of awards and cash compensation paid to any individual non-employee director may not exceed $1,000,000 in any calendar year.

•	Clawback or Recoupment. All awards granted under the 2020 Plan will be subject to the clawback policy implemented by the Company.

•
No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless otherwise provided in the applicable award agreement.

•
No “Evergreen” Provision. Shares authorized for issuance under the 2020 Plan will not be replenished automatically. Any additional shares to be issued over and above the amount for which we are seeking authorization must be approved by our shareholders.

•	No Automatic Grants. There are no automatic grants to new participants or “reload” grants when outstanding awards are exercised, expire or are forfeited.

•	No Tax Gross-Ups. Participants do not receive tax gross-ups under the 2020 Plan.
Summary of the 2020 Plan
A description of the principal features of the 2020 Plan appears below. Because the following description is a summary, it may not contain all the information that may be important to you and it is qualified by reference to the full text of the 2020 Plan that is attached hereto as Appendix B.
Eligibility. Persons eligible for Awards (as defined in the 2020 Plan) are (i) all employees of the Company and its subsidiaries, (ii) non-employee directors and (iii) certain independent contractors. As of April 3, 2020, approximately 330 employees and ten non-employee directors would be eligible for grants of Awards under the 2020 Plan.
Shares Available for Awards. The 2020 Plan provides that up to 13,250,000 shares of common stock, plus the shares remaining available for Awards under the Prior Incentive Plan, may be issued, all of which may be issued as incentive stock options under Section 422 of the Tax Code. The closing price per share of our common stock on April 9, 2020 was $0.51.

64 CALLON PETROLEUM

PROPOSAL 3

The number of shares of common stock that are the subject of Awards under the 2020 Plan or awards under the Prior Incentive Plan or the 2011 Plan that are forfeited or terminated, expire unexercised, withheld to satisfy withholding taxes in respect of such Awards, are settled in cash in lieu of common stock or are exchanged for Awards that do not involve common stock, immediately become available for additional Awards under the 2020 Plan. However, the number of shares reserved for issuance under the 2020 Plan is not increased by (i) shares of common stock not issued or delivered as a result of the net settlement of stock-settled SARs or stock option, (ii) shares of common stock used to pay the exercise price or withholding taxes related to an outstanding SAR or stock option or (iii) shares of common stock repurchased on the open market with the proceeds of the option exercise price.
Administration. The Compensation Committee administers the 2020 Plan for Awards to employees and independent contractors. The Board has the sole authority to grant Awards and administer the 2020 Plan for non-employee directors. The Compensation Committee has authority to amend or modify any Award in any manner that is either (i) not adverse to the participant holding the Award or (ii) consented to by that participant.
Except in connection with a transaction involving the Company or its capitalization, the terms of outstanding Awards may not be amended without approval of the shareholders of the Company to (i) reduce the exercise price of outstanding options or SARs, (ii) cancel, exchange, substitute, buyout or surrender outstanding options or SARs in exchange for cash or other Awards, (iii) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of common stock are listed or (iv) permit the grant of any stock options or SARs that contain a so-called “reload” feature under which additional stock options, SARs or other Awards are granted automatically to the participant upon exercise of the original stock option or SAR.
The Compensation Committee also may delegate to the CEO, other senior officers of the Company or to other committees of the Board its duties under the 2020 Plan to the extent allowed by applicable law.
The Compensation Committee will determine the employees and independent contractors to receive Awards and the terms, conditions and limitations applicable to each such Award, which conditions may, but need not, include continuous service with the Company, achievement of specific business objectives, increases in specified indices or other comparable measures of performance.
Amendment; Termination. The Board may amend, modify, suspend or terminate the 2020 Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that (i) it may not adversely affect the rights of a participant under an outstanding Award without the consent of the participant and (ii) no amendment will be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable law or applicable stock exchange rules.
Adjustment. As is customary in plans of this nature, the share limit and the number and kind of shares available under the amended 2020 Plan and any outstanding Awards, as well as the exercise or purchase prices of Awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.
Change in Control. The Compensation Committee (or the Board in the case of Awards to non-employee directors), in its sole discretion, will determine the treatment of Awards upon a change in control (as defined in the 2020 Plan). A “change in control” generally occurs upon the occurrence of any of the following: (i) a person other than an exempt person becomes the beneficial owner of more than 50% of the total fair market value or total voting power of the Company’s voting stock; (ii) during any 12-month period, a person other than an exempt person becomes the beneficial owner of 30% or more of the total voting power of the Company’s voting stock; (iii) during any three-year period, individuals who at the beginning of the period were members of the Board cease for any reason to constitute at least a majority of the Board unless the election of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved; or (iv) a person acquires assets of the Company that have a total gross fair market value equal to at least 40% of the total gross fair market value of all of the Company’s assets immediately before such acquisition; provided, however, that such transfer is not to an entity that is controlled by the shareholders of the Company immediately after the transfer.
Clawback. Awards under the 2020 Plan will be subject to the provisions of any clawback policy required by applicable law , or as otherwise determined by the Committee, and implemented by the Company, which clawback policy may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.

2020 PROXY STATEMENT      65

PROPOSAL 3

Vesting Period. All Awards granted under the 2020 Plan would generally be subject to a one-year minimum vesting period; however, (i) up to 5% of all shares available under the 2020 Plan could be subject to a minimum vesting period that is less than one year, (ii) Awards granted to non-employee directors under the 2020 Plan in connection with an annual shareholders’ meeting would be deemed to satisfy such one-year minimum vesting requirement so long as such Awards vest upon the next annual shareholders’ meeting and such meeting is not less than 50 weeks from the grant date and (iii) any dividends or Dividend Equivalents (as defined in the 2020 Plan) issued in connection with any Award will not be subject to or counted for either such restrictions or such 5% share issuance limit..
Awards. At the discretion of the Compensation Committee or the Board, as applicable, employees, independent contractors or non-employee directors may be granted Awards under the 2020 Plan in the form of stock options, SARs, restricted stock awards, RSUs (including phantom shares and phantom stock units), cash awards or performance awards. Such Awards may be granted individually, in combination or in tandem.
Options. Awards may be in the form of rights to purchase a specified number of shares of common stock at a specified price not less than that of the fair market value of a share of common stock on the date of grant (“Options”). An Option may be either an ISO that is intended to comply, or a nonqualified stock option (“NSO”) that is not intended to comply, with the requirements of Section 422 of the Tax Code; provided, however, that independent contractors and directors cannot be awarded ISOs. The Compensation Committee will determine the participants to receive Options and the terms, conditions and limitations applicable to each such Option. The term of each Option may not be longer than ten years from the date of grant. Any Option (i) that remains outstanding as of the last day of its term, (ii) has an exercise price per share that is less than the fair market value of a share of common stock as of such day and (iii) whose exercise is prohibited as of such day pursuant to the operation of the Company’s insider trading policy, shall be automatically exercised (without any action on the part of the participant holding such Option) by (a) foregoing the delivery of shares of common stock otherwise deliverable upon the exercise of the Option in an amount sufficient to pay the exercise price of the Option and (b) satisfying tax withholding obligations by withholding from the shares of common stock otherwise deliverable upon the exercise of the Option.
SARs. Awards may also be in the form of SARs, which are rights to receive a payment, in cash or common stock, equal to the fair market value of a number of shares of common stock on the SARs’ exercise date over a specified strike price that is not less than the fair market value on the date of grant. The term of each SAR may not be longer than ten years from the date of grant. Any SAR (i) that remains outstanding as of the last day of its term, (ii) has a strike price per share that is less than the fair market value of a share of common stock as of such day and (iii) whose exercise is prohibited as of such day pursuant to the operation of the Company’s insider trading policy, shall be automatically exercised (without any action on the part of the participant holding such SAR) and any tax withholding obligations will be satisfied by withholding from the cash or shares of common stock otherwise deliverable upon the exercise of the SAR.
Stock Awards. Awards may also be in the form of grants of common stock or units denominated in common stock, including restricted stock, RSUs, phantom shares and phantom stock units (“Stock Awards”). The terms, conditions and limitations applicable to any Stock Award will be determined by the Compensation Committee. At the discretion of the Compensation Committee, the terms of a Stock Award may include rights to receive dividends or Dividend Equivalents, which will only be paid if the underlying shares vest pursuant to the terms of the Stock Award.
Cash Awards. Awards may also be in the form of grants denominated in cash. The terms, conditions and limitations applicable to any cash awards granted pursuant to the 2020 Plan will be determined by the Compensation Committee.
Performance Awards. At the discretion of the Compensation Committee, any of the above-described Awards may be made in the form of a Performance Award (as defined in the 2020 Plan). A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more performance goals, either individually or in any combination, established by the Compensation Committee and specified in the award agreement.
A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The amount of cash or shares payable or vested pursuant to Performance Awards may be adjusted upward or downward, either on a formula or discretionary basis or any combination, as the Compensation Committee determines.
Director Award Limits. No non-employee director may be granted during any calendar year Awards (in his or her capacity as a director) having a fair value determined on the date of grant when added to all cash compensation paid to the non-employee director during the same calendar year in excess of $1,000,000.

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PROPOSAL 3

Withholding. We have the right to deduct applicable taxes in connection with the payment or vesting of any Award, and the Compensation Committee may also permit withholding obligations to be satisfied by the transfer of shares of common stock previously owned by the participant or by withholding shares of common stock otherwise deliverable under the Award, in either case up to the maximum tax rate applicable to the participant.
U.S. Federal Income Tax Consequences
The following is a summary of the general rules of current U.S. federal income tax laws relating to the tax treatment of Awards that may be issued under the 2020 Plan based on the law as in effect on the date of the filing of this Proxy Statement. The discussion is not complete and general in nature and does not take into account a number of considerations that may apply in light of the particular circumstances of a participant. This summary does not attempt to describe any tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which the participant’s income or gain may be taxable.
Restricted Stock. A participant generally recognizes no taxable income at the time of an award of restricted stock. A participant may, however, make an election under Section 83(b) of the Tax Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of stock granted may be taxed as capital gain or loss on a subsequent sale of the shares. If the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid to the participant on the shares of restricted stock will generally be compensation income to the participant and deductible by us as compensation expense. In general, we will receive a deduction for U.S. federal income tax purposes for any compensation income taxed to the participant. To the extent a participant realizes capital gains, as described above, we will not be entitled to any deduction for federal income tax purposes.
Restricted Stock Units. A participant who is granted RSUs will recognize no income upon grant of the RSUs. At the time the underlying shares of common stock (or cash in lieu thereof) are delivered to a participant, the participant will recognize compensation income equal to the full fair market value of the shares received. We will generally be entitled to a deduction for U.S. federal income tax purposes that corresponds to the compensation income recognized by the participant.
Options. Options granted under the 2020 Plan may constitute ISOs within the meaning of Section 422 of the Tax Code, while other options granted under the 2020 Plan may constitute NSOs. Grants of Options to non-employee directors and independent contractors are NSOs. The Tax Code provides for tax treatment of Options qualifying as ISOs that may be more favorable to participants than the tax treatment accorded NSOs. Generally, upon the exercise of an ISO, the optionee will recognize no taxable income for U.S. federal income tax purposes, although the difference between the exercise price of the ISO and the fair market value of the stock at the date of exercise is an addition to income in determining alternative minimum taxable income and such amount may be sufficient in amount to subject the optionee to the alternative minimum tax. On the sale of shares acquired by exercise of an ISO (assuming that the sale does not occur within two years of the grant date or within one year of the exercise date), any gain will be taxed to the optionee as long-term capital gain. Except with respect to death or disability, an optionee has three months after termination of employment in which to exercise an ISO and retain favorable tax treatment at exercise. No deduction is available to the Company upon the grant or exercise of an ISO (although a deduction may be available if the participant disposes of the shares so purchased before the applicable holding periods expire).
In contrast, upon the exercise of an NSO, the optionee recognizes ordinary taxable income on the exercise date in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. Upon the sale of such shares by the optionee, any difference between the fair market value at the date of sale and the fair market value at the date of exercise will be treated generally as capital gain or loss. Subject to the limitations discussed below, upon exercise of an NSO, the Company is entitled to a tax deduction in an amount equal to the ordinary taxable income recognized by the participant.
SARs. Participants do not recognize taxable income upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the shares of stock received at the date of exercise of the SAR. The participant’s tax basis in any shares of common stock received on the exercise of a SAR will generally equal the fair market value of such shares on the date of exercise. Subject to the limitations discussed below, the Company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the taxable income recognized by the participant under the foregoing rules.

2020 PROXY STATEMENT      67

PROPOSAL 3

Deductibility; Excise Taxes
Tax Code Section 162(m). Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as the Company’s chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company. We may be prohibited under Code Section 162(m) from deducting compensation paid pursuant to the 2020 Plan to our “covered employees.” See also “Compensation Discussion and Analysis-Internal Revenue Service Limitations” for an additional discussion of Section 162(m) of the Tax Code.
Change in Control. The acceleration of the exercisability or the vesting of an Award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Tax Code. A “parachute payment” occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five calendar years preceding the calendar year in which the change in control occurs. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and the Company is denied a tax deduction with respect to such excess.
Tax Code Section 409A. Section 409A of the Tax Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (i) the timing of payment, (ii) the advance election of deferrals and (iii) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Tax Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s taxable income. The Company intends to structure Awards under the 2020 Plan in a manner that is designed to be exempt from or comply with Section 409A of the Tax Code.
2020 Plan Future Benefits
The allocation of some of the shares that would become available for issuance under the 2020 Plan is not currently determinable, as such allocation depends on future decisions to be made by the Compensation Committee or the Board in their sole discretion, subject to applicable provisions of the 2020 Plan. No Awards have been granted that are contingent on the approval of the 2020 Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2020 Plan or the benefits that would have been received by such participants if the 2020 Plan had been in effect in the year ended December 31, 2019. Certain tables in this Proxy Statement set forth information with respect to prior awards granted to our NEOs under the Prior Incentive Plan currently in effect or the 2011 Plan.
Because future Awards are in the discretion of the Board and Compensation Committee, the number of shares subject to future Awards could increase or decrease and the type and terms of future Awards could change as well, all without the need for future shareholder approval.
Board Recommendation and Vote Required
The Board believes that the approval of the 2020 Plan is in the best interest of the Company and its shareholders. The Board therefore recommends a vote for the 2020 Plan, and it is intended that the proxies not marked to the contrary will be so voted. Because approval of the 2020 Plan will increase the number of shares available for issuance to all directors and executive officers of the Company, each of the directors and executive officers of the Company has an interest and may benefit from the approval of the 2020 Plan.
Pursuant to our bylaws, approval of the 2020 Plan requires the affirmative vote of a majority of the common shares present in person or by proxy and entitled to vote on the proposal. In addition to the vote required by our bylaws, under NYSE rules, approval of the 2020 Plan requires approval of a majority of votes cast on the proposal. In both cases, abstentions will have the effect of a vote cast against the proposal. Broker non-votes will not be counted as shares present and entitled to vote and so will have no effect upon the outcome of the vote.

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PROPOSAL 3

Equity Compensation Plan Information
The following table provides information regarding the shares of our common stock that may be issued under our existing equity compensation plan, the LTIP, as of April 3, 2020. The number of securities reported in column (c) as available for future issuance does not include any of the additional shares under the LTIP that shareholders are being asked to approve at the 2020 Annual Meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)(3)(4)
Equity compensation plans approved by security holders	10,870,000	—	5,850,000
Equity compensation plans not approved by security holders	—	—	—
Total	10,870,000	—	5,850,000

(1)	Reflects 4,620,000 outstanding RSUs and 6,250,000 stock-settled PSUs assuming vesting at maximum performance level.

(2)	The weighted-average exercise prices of outstaning options is omitted because no options or equity-based stock appreciation rights were outstanding as of April 3, 2020.

(3)
The number of securities remaining available for future issuances has been reduced by the number of securities to be issued pursuant to RSUs subject to time vesting and PSUs subject to certain market‑based performance goals over a specified period of time assuming vesting at the maximum performance level.

(3)
The number of securities remaining available for future issuance includes approximately 3,430,000 shares available for grant only to legacy Carrizo employees and approximately 2,420,000 shares available for grant to any eligible grantee.

The Board recommends a vote FOR the approval of the 2020 Plan.

2020 PROXY STATEMENT      69

Proposal 4 Ratification of the Appointment of the Independent Registered Public Accounting Firm, Grant Thornton LLP, for 2020.
The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
•    The Board and the Audit Committee believe the retention of Grant Thornton LLP is in the best interests of Callon and its shareholders based on the information presented below.

The Audit Committee has appointed Grant Thornton LLP, as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2020. We are asking shareholders to ratify this appointment. Grant Thornton LLP has served as the Company’s independent registered public accounting firm since being appointed effective March 3, 2016. A representative of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire, and to respond to appropriate questions from shareholders.
Fees
The following table sets forth the fees incurred by us for services performed by Grant Thornton LLP in the fiscal years 2018 and 2019:

Fee Category	2018	2019
Audit fees(a)	$959,652	$1,187,217
Audit-related fees(b)	$0	$0
Tax fees(c)	$21,647	$108,385
All other fees(d)	$0	$0
Total	$981,299	$1,295,602

(a)
Audit fees consist of the aggregate fees billed for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(b)
Audit-related fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit” fees.

(c)
Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance (including filing state and federal tax returns), tax advice and tax planning. Tax fees do not include fees for services rendered in connection with the audit.

(d)	Other fees consist of the aggregate fees billed for professional services other than the services reported above.
Pre-approval policy
The Audit Committee pre-approves all audit and permissible non-audit services (including the fees and terms thereof) exceeding $25,000 to be performed on behalf of the Company by our independent registered public accounting firm, as required by applicable law or listing standards and subject to the terms of the audit and non-audit services pre-approval policy in accordance with the Audit Committee charter. The Committee may delegate authority to one or more of its members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that any decisions to grant pre-approvals are consistent with the terms of the delegation and the Audit Committee charter and are presented to the full Committee at its next scheduled meeting.
Required Vote
The submission of this matter for approval by shareholders is not legally required. However, the Board and Audit Committee believe that this submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board and Audit Committee on an important issue of corporate governance. Although the results of the vote are not binding on the Audit Committee, if the appointment is not ratified the Audit Committee will consider whether it should select another independent registered public accounting firm.

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PROPOSAL 4

This proposal will be approved if it receives the affirmative vote of a majority of shares of our common stock present and entitled to vote at the Annual Meeting. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will have the authority to vote your shares in its discretion on this proposal. Abstentions will have the effect as a vote cast against this proposal.

The Board recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

Audit Committee Report
Acting pursuant to its charter, the Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2019, with management and Grant Thornton LLP, and recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. This recommendation was based on:

•	The Audit Committee’s review of the audited financial statements;

•	Discussion of the financial statements with management;

•
Discussion with our independent registered public accounting firm, Grant Thornton LLP, of the matters required to be discussed by auditing standards generally accepted in the United States of America, including the communication matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board;

•	Receipt from Grant Thornton LLP of the written disclosures and letter required by Public Company Accounting Standards Board Rule 3526 (Communications with Audit Committees Concerning Independence);

•	Discussions with Grant Thornton LLP regarding its independence from Callon, the Board and our management;

•
Grant Thornton LLP’s confirmation that it would issue its opinion that the consolidated financial statements present fairly, in all material respects, our financial position and the results of our operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America; and

•	Other matters the Audit Committee deemed relevant and appropriate.
Management is responsible for the preparation, presentation and integrity of our consolidated financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”), the establishment and maintenance of our disclosure controls and procedures, and the establishment, maintenance and evaluation of the effectiveness of our internal controls over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards of the PCAOB and issuing reports thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.
Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements and internal control over financial reporting have been carried out according to the standards of the PCAOB, that the financial statements are presented according to GAAP, or that Grant Thornton LLP is in fact independent.
Respectfully submitted by the Audit Committee of the Board of Directors,
Anthony J. Nocchiero, Chairman
Barbara J. Faulkenberry
Michael L. Finch
L. Richard Flury
Larry D. McVay
Steven A. Webster

2020 PROXY STATEMENT      71

Proposal 5 Approve the Reverse Stock Split
The Board of Directors recommends a vote FOR the approval of an amendment to the certificate of incorporation to permit us to effect the Reverse Stock Split, as disclosed in this Proxy Statement.
•    Provides the Company with the flexibility to effect, at any time on or prior to the first anniversary of the Annual Meeting and without the need for any further action on the part of our shareholders, a Reverse Stock Split of our common stock in a manner designed to maximize the anticipated benefits for our shareholders.

We are seeking shareholder approval for a proposal to adopt an amendment to our certificate of incorporation to permit us to effect the Reverse Stock Split of our issued and outstanding common stock by a ratio within a range of 1-for-10 and 1-for-50. If approved by the shareholders, the proposal will authorize our Board, in its sole discretion, to effectuate the Reverse Stock Split at any time prior to the first anniversary of the Annual Meeting.
The form of the amendment to our certificate of incorporation to effect the Reverse Stock Split is set forth on Appendix C. Approval of the proposal would permit (but not require) the Board to effect the Reverse Stock Split by a ratio of not less than 1-for-10 and not more than 1-for-50, with the exact ratio to be determined by the Board in its sole discretion. The exact ratio of the Reverse Stock Split would be determined by the Board prior to the effective time of the split and publicly announced by the Company prior to the effective time of the split. We believe that enabling the Board to set the ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio of the Reverse Stock Split, if any, following the receipt of shareholder approval, the Board may consider, among other things, factors such as:

•	the existing and expected marketability and liquidity of our common stock;

•	the historical trading prices and trading volume of our common stock;

•	listing requirements of the NYSE or other applicable exchange or trading venues;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated or actual impact of the Reverse Stock Split on the trading price and trading volume for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	the outlook for oil price volatility and other prevailing general market and economic conditions.
The Board reserves the right to not effect a Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is not in the best interests of the Company and its shareholders.
Depending on the ratio for the Reverse Stock Split determined by the Board, no less than every 10 and no more than every 50 shares of common stock will be combined into one share of common stock. As described in Proposal 6 and subject to shareholder approval thereof, if the Reverse Stock Split is effectuated, it is the Board's intent to amend our certificate of incorporation to reduce the authorized number of shares of common stock in proportion to the Reverse Stock Split. Except for the shares issuable upon the exercise or conversion of our outstanding common stock warrants or outstanding awards under our equity incentive plans, we do not currently have any plans, proposals or arrangement to issue any of our authorized but unissued shares of common stock.
Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split
NYSE Listing
On April 10, 2020, we were notified by the NYSE that the average closing price of our common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average share price for continued listing on the NYSE. We have a six-month cure period to regain compliance. We may regain compliance if (i) the closing price per share is $1.00 or higher on the last trading day of any calendar month within the cure period and the average closing price per share is $1.00 or higher over the 30 trading-day period ending on such day or (ii) the closing price per share is $1.00 or higher on the last trading day at the end of the cure period and the average closing price per share is $1.00 or higher over the 30 trading-day period ending on such day.
The Board is thus seeking shareholder approval to permit us to effect the Reverse Stock Split to increase the per share price of our common stock. There can be no assurances, however, that we will be able to regain compliance with the NYSE’s continued

72 CALLON PETROLEUM

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listing standards and that our common stock will remain listed on the NYSE. If we effectuate the Reverse Stock Split, the minimum share price deficiency will be deemed cured if the per share price of our common stock promptly exceeds $1.00, and the per share price of our common stock remains above that level for at least the following 30 trading days. If we are not able to regain compliance with the NYSE’s continued listing standards in the applicable time period, the NYSE may initiate procedures to suspend and delist our common stock. If our stock is delisted, then our common stock would likely become traded on an over-the-counter market such as those maintained by OTC Markets Group Inc., which do not have the substantial corporate governance or quantitative listing requirements for continued trading that NYSE has. A delisting could negatively affect the market price of our common stock, reduce the number of investors willing to hold or acquire our common stock, limit our ability to issue additional securities or obtain additional financing in the future, affect our ability to provide equity incentives to our employees, and might negatively impact our reputation and, as a consequence, our business.
Marketability of our Common Stock
We believe that the increased stock price that may result from Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for investors.
Other Considerations
In addition to the increased stock price that may result from Reverse Stock Split, we believe that a Reverse Stock Split will provide the Company and its shareholders with other benefits. Currently, the fees that we pay to list our shares on the NYSE are based on the number of shares we have outstanding. Also, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and taxes that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.
Reducing the number of outstanding shares of common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as commodity prices for oil and gas, our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of our common stock may be decreased by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split.
Not a "Going Private Transaction"
Notwithstanding the decrease in the number of issued and outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Determination of the Specific Reverse Stock Split Ratio
If the Board chooses to implement the Reverse Stock Split, the Board’s selection of the specific reverse stock split ratio will be based primarily on the price of our common stock immediately prior to the Reverse Stock Split and the expected stability of that price. We expect that the primary focus of the Board will be to select a ratio that they believe is likely to result in increased marketability and liquidity of our common stock and encourage interest and trading in our common stock for the reasons discussed under “Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split” above.

2020 PROXY STATEMENT      73

PROPOSAL 5

We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it provides the Board with the maximum flexibility to react to changing market conditions and to therefore act in the best interests of the Company and our shareholders. If the Board implements the Reverse Stock Split, the Company will make a public announcement regarding the determination of the exact reverse stock split ratio.
Procedure for Implementing the Reverse Stock Split
The Reverse Stock Split would become effective upon the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by the Board, in its sole discretion, provided that in no event shall the filing occur after the first anniversary of the Annual Meeting.
Amendment Effective Time
The effective date of the Reverse Stock Split will be the date on which the certificate of amendment to our certificate of incorporation to effect the amendment contemplated by this proposal is accepted and recorded by the Delaware Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 103 of the Delaware General Corporation Law (the "DGCL"). The exact timing of the filing of the amendment will be determined by the Board based on its assessments of the best interests of the Company and its shareholders. Except as explained herein with respect to fractional shares, on the effective date of the amendment to effect the Reverse Stock Split, shares of the common stock issued and outstanding will be combined and converted, without any action on the part of the shareholders, into new shares of the common stock in accordance with the reverse stock split ratio determined by the Board.
Reservation of Right to Abandon Reverse Stock Split
The Board reserves the right, notwithstanding shareholder approval of this Proposal 5 and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of our shareholders to proceed with the Reverse Stock Split. Such determination will be based upon factors the Board deems appropriate, including the Company’s then current stock price, the existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before the first anniversary of the Annual Meeting, the Board will be deemed to have abandoned the Reverse Stock Split.
Effect of the Reverse Stock Split on Holders of Outstanding Common Stock
After the effective date of the Reverse Stock Split, each holder of our common stock will own fewer shares of common stock, and the total number of issued and outstanding shares of common stock will be reduced in proportion to the reverse stock split ratio determined by the Board. See “Proposal 6-Approval of the Authorized Share Reduction-Effects of the Authorized Share Reduction” for an illustrative example of the effect of both the Reverse Stock Split and the Authorized Share Reduction on the number of authorized, issued and outstanding and available shares of common stock.
The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that, as described herein under “-Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split (subject to adjustment for any payment of cash in lieu of fractional shares).
The number of shareholders of record will not be affected by the Reverse Stock Split (except to the extent that any shareholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split).
The Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.
After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

74 CALLON PETROLEUM

PROPOSAL 5

Authorized Shares of Common Stock
Unless “Proposal 6-Approve the Authorized Share Reduction” is approved by the shareholders, the Reverse Stock Split will not change the number of authorized shares of our common stock under our certificate of incorporation. Because the number of shares of issued and outstanding common stock will decrease as a result of the Reverse Stock Split, the number of common stock available for issuance will increase. Currently, we are authorized to issue up to a total of 527,500,000 shares of capital stock, comprising 525,000,000 shares of common stock and 2,500,000 shares of preferred stock. Except for the shares issuable upon the exercise or conversion of our common stock warrants or outstanding awards under our equity incentive plans, we do not currently have any plans, proposals or arrangement to issue any of our authorized but unissued shares of common stock.
Exchange of Stock Certificates
If the Reverse Stock Split is effected, shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate(s) (“Old Certificate(s)”) for shares held electronically in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of our common stock resulting from the Reverse Stock Split. This means that, instead of receiving a new stock certificate, shareholders holding certificated shares prior to the effective time of the Reverse Stock Split will receive a statement of holding indicating the number of shares held by them electronically in book-entry form after giving effect to the Reverse Stock Split. Shareholders of record upon the effective time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent, American Stock Transfer & Trust Company, LLC (the “transfer agent”). Shareholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Stock Split, the transfer agent will send a transmittal letter to each shareholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for new shares held in book-entry form. Your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries. Accordingly, you must exchange your Old Certificate(s) in order to effect transfers or deliveries of your shares.
YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY IF YOU RECEIVE A LETTER OF TRANSMITTAL FROM THE TRANSFER AGENT.
As soon as practicable after the surrender to the transfer agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will have its records adjusted to reflect that the shares represented by such Old Certificate(s) are held in book-entry form in the name of such person.
Until surrendered as contemplated herein, a shareholder’s Old Certificate(s) shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of whole shares of our common stock resulting from the Reverse Stock Split.
Any shareholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.
No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate to effectuate an exchange as described above.
Any shareholder who wants to continue holding certificated shares may request new certificate(s) from the transfer agent.
Shareholders who hold only uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the transfer agent and, for beneficial owners, by their brokers or banks which hold in “street name” for their benefit, as the case may be to give effect to the Reverse Stock Split.
No Appraisal Rights
Under the DGCL, holders of our Common Stock will not be entitled to dissenter's rights or appraisal rights with respect to the Reverse Stock Split.
Fractional Shares
Fractional shares will not be issued in connection with the Reverse Stock Split. Shareholders who would otherwise hold fractional shares of our common stock as a result of the Reverse Stock Split will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. To avoid the existence of fractional shares of the common stock, shares that would otherwise result in fractional shares from the application of the Reverse Stock Split will be

2020 PROXY STATEMENT      75

PROPOSAL 5

collected and pooled by the transfer agent and sold in the open market, and the proceeds will be allocated to the shareholders’ respective accounts pro rata in lieu of fractional shares. The Company will not receive any proceeds from any such sales. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that would otherwise represent fractional shares.
Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests resulting from the Reverse Stock Split that are not timely claimed after the effective time in accordance with applicable law may be required to be paid to the designated agent for each such jurisdiction. Thereafter, if applicable, shareholders otherwise entitled to receive such funds, but who do not receive them due, for example, to their failure to timely comply with the transfer agent’s instructions (described herein), may have to seek to obtain them directly from the state to which they were paid.
Effect of the Reverse Stock Split on Common Stock Warrants
Pursuant to the agreement governing our common stock warrants, upon effectiveness of the Reverse Stock Split, the exercise price shall be divided by a fraction, the numerator of which is equal to the number of shares of common stock outstanding immediately prior to the effective date of the Reverse Stock Split and the denominator of which is equal to the number of shares of common stock outstanding immediately after the opening of business on the effective date of the Reverse Stock Split. In any such event, the number of shares of common stock issuable upon exercise of each warrant at the time of the effective date of the Reverse Stock Split shall be proportionately adjusted so that the warrant holder, after such date, shall be entitled to purchase the number of shares of common stock that such holder would have owned or been entitled to receive in respect of the shares of common stock subject to the warrant after such date had the warrant been exercised immediately prior to such date.
Effect of the Reverse Stock Split on Equity Incentive Plans and Awards
If the Reverse Stock Split is effectuated, the number of shares of common stock available for grant under our equity incentive plans, as well as the number of shares of common stock subject to outstanding equity awards, would be reduced in proportion to the Reverse Stock Split.
Under the terms of the proposed 2020 Plan as well as the Prior Incentive Plan, in the event of a Reverse Stock Split the Board will reduce the number of shares of common stock available for issuance under the plans in proportion to the ratio of the Reverse Stock Split. For illustrative purposes only, the following table shows the approximate effect on shares available for issuance under the Prior Incentive Plan and the proposed 2020 Plan (if approved by shareholders) in the event of a 1-for-10 and a 1-for-50 reverse stock split as of April 3, 2020:

	Number of Shares of Common Stock Remaining Available for Future Issuance as of April 3	Number of Shares of Common Stock Remaining Available for Future Issuance After Reverse Stock Split
		1:10	1:50
Prior Incentive Plan(a)	5,850,000	585,000	117,000
2020 Plan(b)	13,250,000	1,325,000	265,000

(a)
Please see Proposal 3, and specifically the table on page 68, for more information about the Prior Incentive Plan and the shares available for issuance thereunder. If the 2020 Plan is approved by the shareholders, the shares available for issuance under the Prior Incentive Plan will be transferred to the 2020 Plan.

(b)	These shares will become available only if Proposal 3 is approved by the shareholders. Please see Proposal 3 for more information about the 2020 Plan.
In addition, in connection with any Reverse Stock Split the Board will reduce the cash or shares of common stock issuable under outstanding equity awards in proportion to the ratio of the Reverse Stock Split. The Board will also make proportional adjustments to the calculation of the Company’s total shareholder return under the outstanding performance share unit awards and to the exercise price of the outstanding cash stock appreciation rights. These adjustments will be made by the Board as necessary to maintain the proportionate interest of the holders of the awards and preserve, without exceeding, the value of such awards, and the Board’s determination as to what of the adjustments shall be final, binding and conclusive.

76 CALLON PETROLEUM

PROPOSAL 5

Regulatory Effects
The common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the common stock under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC. If the Reverse Stock Split is implemented, the common stock will continue to trade on the NYSE under the symbol “CPE” (although the NYSE would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).
Interests of Certain Persons in the Proposal
Certain of the Company’s officers and directors have an interest in this proposal as a result of their ownership of shares of stock of the Company, as set forth in the section entitled “Beneficial Ownership of Securities” below. However, the Company does not believe that its officers or directors have interests in the Reverse Stock Split that are different from or greater than those of any other shareholder of the Company.
Accounting Matters
The amendment to our certificate of incorporation will not affect the par value of our common stock per share, which will remain $0.01 per share. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital on our balance sheet will, in total, not change due to the Reverse Stock Split. However, the allocation between the stated capital attributable to common stock and the additional paid-in capital on our balance sheet will change because there will be fewer shares of common stock outstanding. The stated capital attributable to common stock will decrease, and in turn, the stated capital attributable to the additional paid-in capital will increase. Further, reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of our common stock. This discussion is based on the Tax Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder.
We have not sought and will not seek any rulings from the IRS or an opinion from legal or tax counsel regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Tax Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Tax Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, dealers or trades in securities or currencies, shareholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. Holders that have a functional currency other than the U.S. dollar.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the

2020 PROXY STATEMENT      77

PROPOSAL 5

activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding common stock and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.
SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
The proposed Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Tax Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of common stock held immediately after the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of common stock held immediately before the Reverse Stock Split (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of common stock held immediately after the Reverse Stock Split should include the holding period in the shares of common stock held immediately before the Reverse Stock Split. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period among shares of common stock which were acquired by a shareholder on different dates and at different prices. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period among such shares.
A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock will be treated as having received the fractional share pursuant to the Reverse Stock Split and then as having exchanged the fractional share for cash in a redemption by the Company. Accordingly, such U.S. Holder should recognize taxable gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year.
No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split. In addition, we do not expect the Reverse Stock Split to affect our ability to utilize our net operating loss carryforwards.
Payments of cash made in lieu of a fractional share of our common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock that does not otherwise establish an exemption should furnish on applicable IRS forms its taxpayer identification number and comply with the applicable certification procedures.
Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Holders of our common stock should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Required Vote
Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock. Abstentions, failing to vote, and “broker non-votes” will have the same effect as voting “AGAINST” the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.

The Board recommends a vote FOR the approval of the Reverse Stock Split.

78 CALLON PETROLEUM

Proposal 6 Approve the Authorized Share Reduction
The Board recommends a vote FOR the approval of the amendment to the Company’s certificate of incorporation to effect the Authorized Share Reduction.
•    Provides the Company with the flexibility to effect, at any time on or prior to the first anniversary of the Annual Meeting, and without the need for any further action on the part of our shareholders, a reduction in the amount of authorized shares of the Company in proportion to the reverse stock split ratio.

General
The Board has authorized, and recommends for approval by the shareholders, an amendment to the Company’s certificate of incorporation that, if approved by the shareholders and filed with the Secretary of State of the State of Delaware, would reduce the number of authorized shares of common stock by the ratio determined by the Board for the Reverse Stock Split described under “Proposal 5-Approve the Reverse Stock Split.”
This Proposal 6 to approve the amendment to our certificate of incorporation to effect the Authorized Share Reduction is conditioned on the approval of the amendment to our certificate of incorporation to effect the Reverse Stock Split. Therefore, if Proposal 5 is not approved, then this Proposal 6 will automatically be deemed to not have been approved, regardless of the number of shares actually voted “FOR” Proposal 6.
If both Proposal 5 and Proposal 6 are approved by our shareholders, the Authorized Share Reduction will become effective upon filing the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. However, notwithstanding approval of the Reverse Stock Split and the Authorized Share Reduction by the shareholders, the Board will have the sole authority to elect, at any time prior to the first anniversary of the Annual Meeting, whether or not to amend our certificate of incorporation to effect the Reverse Stock Split and the Authorized Share Reduction.
The text of the proposed amendment to our certificate of incorporation to effect the Authorized Share Reduction is included as Appendix C to this Proxy Statement.
Reasons for the Authorized Share Reduction
We currently have 525,000,000 authorized shares of common stock. The Board believes that it is in our best interests to decrease the authorized number of shares of common stock in connection with the Reverse Stock Split in proportion to the reverse stock split ratio determined by the Board.
Effects of the Authorized Share Reduction
The decrease in the number of authorized shares of common stock would result in fewer shares of authorized but unissued shares of common stock being available for future issuance. This would decrease the number of shares of common stock available for issuance for various purposes such as to raise capital or to make acquisitions without further approvals from our shareholders.
For illustrative purposes only, the following table shows the approximate effect on our common stock of a one-for-10 and a one-for-50 reverse stock split (as followed by the proportional reduction in authorized shares), based on the 397,002,537 shares of common stock issued and outstanding as of April 1, 2020:

	Number of Shares of Common Stock Prior to Reverse Stock Split	Number of Shares of Common Stock After Reverse Stock Split and Authorized Share Reduction
		1:10	1:50
Authorized	525,000,000	52,500,000	10,500,000
Issued and Outstanding(a)	397,002,537	39,700,253	7,940,050
Authorized and Reserved for Issuance(b)	16,723,143	1,672,314	334,462
Authorized and Unreserved and Available for Future Issuances(c)	111,274,320	11,127,432	2,225,486

(a)	Subject to adjustment for fractional shares in connection with the Reverse Stock Split.

(b)	Includes shares of common stock reserved for issuance (i) upon the settlement of restricted stock units and performance share units, and (ii) remaining under the Incentive Plans.

2020 PROXY STATEMENT      79

PROPOSAL 6

(c)	Excludes shares of common stock reserved for issuance (i) upon the settlement of restricted stock units and performance share units, and (ii) remaining under the Incentive Plans.
Required Vote
Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock. Abstentions, failing to vote, and “broker non-votes” will have the same effect as voting “AGAINST” the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.

The Board recommends a vote FOR the approval of the Authorized Share Reduction.

80 CALLON PETROLEUM

OTHER MATTERS
Beneficial Ownership of Securities
Principal Shareholders and Management
The following table sets forth beneficial ownership information with respect to our common stock as of April 1, 2020, for (i) each person known by us to own beneficially 5% or more of our outstanding common stock; (ii) each of our NEOs referenced in the Summary Compensation Table, (iii) each of our directors and nominees for director, and (iv) all of our directors and executive officers as of April 1, 2020, as a group. Unless otherwise noted, each person listed below has sole voting and investment power with respect to the shares of our common stock listed below as beneficially owned by the person. Information set forth in the table with respect to beneficial ownership of common stock has been obtained from filings made by the named beneficial owners with the SEC as of April 1, 2020, or, in the case of our executive officers and directors, has been provided to us by such individuals. As of April 1, 2020, the Company had 397,002,537 shares outstanding.
None of the shares beneficially owned by our executive officers or directors has been pledged as security for an obligation. Our Insider Trading Policy prohibits our executive officers and directors from holding Callon securities in a margin account or pledging Callon securities as collateral for a loan.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares (#)	Percent of Class
Holders of More Than 5%:
BlackRock, Inc.(2)	61,419,994	15.5%
The Vanguard Group, Inc.(3)	41,484,255	10.5%
Dimensional Fund Advisors LP(4)	25,991,513	6.6%
State Street Corporation(5)	25,571,822	6.4%
Named Executive Officers:
Joseph C. Gatto, Jr.(6)	505,965	*
James P. Ulm, II(7)	65,368	*
Jeffrey S. Balmer(8)	21,615	*
Michol L. Ecklund(9)	42,157	*
Gregory F. Conaway(10)	422,908	*
Mitzi P. Conn(11)	137,875	*
Directors:
Matthew R. Bob(12)	101,991	*
Barbara J. Faulkenberry(13)	40,112	*
Michael L. Finch(14)	70,441	*
L. Richard Flury(15)	270,681	*
S. P. Johnson IV(16)	1,545,518	*
Larry D. McVay(17)	190,976	*
Anthony J. Nocchiero(18)	159,847	*
Frances A. Sevilla-Sacasa(19)	23,473	*
James M. Trimble(20)	82,991	*
Steven A.Webster(21)	7,488,540	1.9%
All Executive Officers and Directors as a Group (consisting of 16 persons)(22)	11,170,458	2.8%

*	Less than 1%

(1)
The amounts shown for our directors and NEOs include, as of April 1, 2020: (a) shares of common stock held under Callon’s 401(k) Plan for the accounts of participants; (b) shares of common stock owned outright by the individual; and (c) shares of common stock that may be

2020 PROXY STATEMENT      81

OTHER MATTERS

acquired within 60 days through the vesting or settlement of certain RSUs, if any. Until RSUs vest, these individuals have neither voting nor investment power over the underlying shares of common stock. As of April 1, 2020, none of the directors or executive officers held any stock options to purchase shares of Company stock.

(2)
BlackRock, Inc. (BlackRock), in its capacity as a parent holding company or control person for various subsidiaries (none of which individually owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares. BlackRock has sole voting power over 60,306,188 shares and sole dispositive power over 61,419,994 shares. BlackRock does not have shared voting or shared dispositive power over any of the shares. BlackRock’s address is 55 East 52nd St., New York, NY 10055. This information is based on BlackRock’s most recent Statement on Schedule 13G filed on February 4, 2020.

(3)
The Vanguard Group, Inc. ("Vanguard"), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, along with certain of its wholly-owned subsidiaries that serve as investment managers. Vanguard has sole voting power over 373,162 shares, shared voting power over 65,635 shares, sole dispositive power over 41,098,129 shares and shared dispositive power over 386,126 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355. This information is based on Vanguard’s most recent Statement on Schedule 13G filed on February 12, 2020.

(4)
Dimensional Fund Advisors LP ("Dimensional"), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, along with certain of its wholly-owned subsidiaries that serve as investment managers. Dimensional has sole voting power over 25,775,016 shares and sole dispositive power over 25,991,513 shares. Dimensional does not have shared voting or shared dispositive power over any shares. Dimensional's address is 6300 Bee Cave Road, Austin, TX 78746. This information is based on Dimensional's most recent Statement on Schedule 13G filed on February 12, 2020.

(5)
State Street Corp. ("State Street"), in its capacity as a parent holding company or control person for various subsidiaries (none of which individually owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares, along with certain of its wholly-owned subsidiaries that serve as investment managers. State Street has shared voting power over 24,101,336 shares and shared dispositive power over 25,571,822 shares. State Street does not have sole voting or sole dispositive power over any shares. State Street's principal business address is State Street Financial Center, One Lincoln St., Boston, MA 02111. This information is based on State Street's most recent Statement on Schedule 13G filed with the SEC on February 13, 2020

(6)
Comprised of 388,224 shares held directly by Mr. Gatto, 38,150 shares held indirectly within the 401(k) Plan, and 79,591 unvested RSUs payable in stock that will vest within 60 days of the Record Date. Does not include 705,632 unvested RSUs payable in stock and 1,214,202 unvested PSUs payable in 50% stock and 50% cash.

(7)
Comprised of 64,794 shares held directly by Mr. Ulm and 574 shares held indirectly within the 401(k) Plan. Does not include 307,911 unvested RSUs payable in stock and 534,720 unvested PSUs payable in 50% stock and 50% cash.

(8)
Comprised of 21,482 shares held directly by Dr. Balmer and 133 shares held indirectly within the 401(k) Plan. Does not include 290,493 unvested RSUs payable in stock and 474,118 unvested PSUs payable in 50% stock and 50% cash.

(9)
Comprised of 34,963 shares held directly by Ms. Ecklund, 603 shares held indirectly within the 401(k) Plan, and 6,591 unvested RSUs payable in stock that will vest within 60 days of the Record Date. Does not include 197,044 unvested RSUs payable in stock and 321,166 unvested PSUs payable in 50% stock and 50% cash.

(10)	Comprised of 422,908 shares held directly by Mr. Conaway. Does not include 102,986 unvested RSUs payable in stock and 80,454 unvested PSUs payable in 50% stock and 50% cash.

(11)
Comprised of 99,176 shares held directly by Ms. Conn, 24,702 shares held indirectly within the 401(k) Plan, and 13,997 unvested RSUs payable in stock that will vest within 60 days of the Record Date. Does not include 15,039 unvested RSUs payable in stock and 40,858 unvested PSUs payable in 50% stock and 50% cash.

(12)	Comprised of 77,915 shares held directly by Mr. Bob and 24,076 unvested RSUs payable in stock that will vest within 60 days of the Record Date.

(13)	Comprised of 19,742 shares held directly by Ms. Faulkenberry and 20,370 unvested RSUs payable in stock that will vest within 60 days of the Record Date.

(14)	Comprised of 46,365 shares held directly by Mr. Finch and 24,076 unvested RSUs payable in stock that will vest within 60 days of the Record Date.

(15)
Comprised of 216,605 shares held directly by Mr. Flury and 30,000 shares held in a joint tenancy with his spouse, which includes 83,606 deferred RSUs, pursuant to Mr. Flury's election under the Deferred Compensation Plan for Outside Directors, which are payable in cash upon his separation of service as a director, and 24,076 unvested shares that will vest within 60 days of the Record Date.

(16)
Comprised of 845,518 shares held directly by Mr. Johnson and 700,000 shares held indirectly with a Family Limited Partnership, which includes 4,866 deferred RSUs, pursuant to Mr. Johnson's election under the Deferred Compensation Plan for Outside Directors, which are payable in cash upon his separation of service as a director. Mr. Johnson's deferred RSUs are all vested shares.

(17)	Comprised of 166,900 shares held directly by Mr. McVay and 24,076 unvested RSUs payable in stock that will vest within 60 days of the Record Date.

(18)	Comprised of 135,771 shares held directly by Mr. Nocchiero and 24,076 unvested RSUs payable in stock that will vest within 60 days of the Record Date.

(19)	Comprised of 23,473 shares held directly by Ms. Sevilla-Sacasa.

(20)	Comprised of 58,915 shares held directly by Mr. Trimble and 24,076 unvested RSUs payable in stock that will vest within 60 days of the Record Date.

82 CALLON PETROLEUM

OTHER MATTERS

(21)
Comprised of 5,349,790 shares held directly by Mr. Webster, 645,000 shares held indirectly with his spouse, and 1,493,750 shares held indirectly through San Felipe Resources Company, which includes 4,866 deferred RSUs, pursuant to Mr. Webster's election under the Deferred Compensation Plan for Outside Directors, which are payable in cash upon his separation of service as a director. Mr. Webster's deferred RSUs are all vested shares.

(22)
Comprised of 7,972,541 shares held directly by the Company's executive officers and directors, 30,000 shares held in a joint tenancy, 645,000 shares held indirectly by a spouse, 700,000 shares held indirectly by a Family Limited Partnership, 64,162 shares held indirectly within the Company's 401(k) Plan, 1,493,730 shares held indirectly by San Felipe Resources Company, and 265,005 unvested RSUs payable in stock that will vest within 60 days of the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers and directors and persons who own 10% or more of our common stock to file reports of beneficial ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of these reports. Based solely on our review of these reports received by us during fiscal year 2019, and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all such filing requirements were complied with in 2019 and 2020 to date with the exception that Mr. L. Richard Flury had a delinquent Form 5 filing on January 3, 2019 reporting phantom stock units inadvertently excluded in prior filings that were awarded in 2014-2017.
Certain Relationships and Related Party Transactions
The Audit Committee charter provides that the Audit Committee shall review and approve all related party transactions. A transaction will be considered a “related party transaction” if the transaction would be required to be disclosed under Item 404 of Regulation S-K. In addition, our Code provides that an officer’s or a director’s conflict of interest with Callon may only be waived if the Nominating and Corporate Governance Committee approves the waiver and the full Board ratifies the waiver.
For the fiscal year ended 2019, Austin Weant, who is the son of Jerry Weant, our former Vice President of Land, received $162,400 in total compensation as an employee of the Company, which is consistent with market compensation for his services. In addition, Austin Weant was eligible to participate in all benefit plans and programs available generally to the Company’s employees.
Except for the foregoing, as of December 31, 2019, we are not aware of any related party transactions with our executive officers that require disclosure under Item 404 of Regulation S-K.
Shareholders’ Proposals and Director Nominations for the 2021 Annual Meeting
In order for a proposal to be considered for inclusion in the proxy statement for the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act, such proposal must be received by the Secretary of the Company at our principal executive offices no later than [•], 2020 (assuming the date of the 2021 Annual Meeting has not been changed by more than 30 days from the date of this year’s Annual Meeting), and must otherwise be in compliance with the requirements of the SEC’s proxy rules. If the date of the 2021 Annual meeting has been changed by more than 30 days from the date of this Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2021 Annual Meeting.
For a shareholder proposal to be introduced for consideration at the 2021 Annual Meeting but not intended to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), including shareholder nominations for candidates for election as directors, a shareholder must provide written notice of such proposal to Company not later than 120 days nor earlier than 150 days before the date of the 2021 Annual Meeting. Any such notice must describe the shareholder proposal in reasonable detail and otherwise comply with the requirements set forth in our bylaws.

2020 PROXY STATEMENT      83

OTHER MATTERS

Nominating Process
In accordance with our certificate of incorporation, any shareholder may nominate a person for election to the Board upon delivery of written notice to us of such nomination. Such notice must be sent as provided in our certificate of incorporation on or before the deadline set forth in our certificate of incorporation, and must otherwise comply with the procedures set forth in our certificate of incorporation. For nominations, the Board will consider individuals identified by shareholders on the same basis as nominees identified from other sources. A submission recommending a nominee should include:

•
Sufficient biographical information to allow the Nominating and Corporate Governance Committee to evaluate the qualifications of a potential nominee in light of the director nomination procedures and criteria and any other information that would be required to be disclosed in solicitations of proxies for the election of directors;

•	An indication as to whether the proposed nominee will meet the requirements for independence under NYSE and SEC guidelines;

•
A description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the nominating shareholder or beneficial owner and each proposed nominee;

•	A completed and signed questionnaire, representation, and agreement, pursuant to our bylaws, with respect to each nominee for election or re-election to the Board; and

•	The proposed nominee’s written consent to serve if nominated and elected.

84 CALLON PETROLEUM

ANNUAL MEETING INFORMATION
Information Concerning Solicitation and Voting
We are providing you this Proxy Statement in connection with the solicitation of proxies by the Board to be voted at the Annual Meeting, which will be held on [•] at [•] CDT in the La Scala Room of The Moran Hotel, located at 800 Sorella Court in Houston, Texas. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
The Board will primarily solicit proxies by mail, and we will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of these proxy materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, email, facsimile or other means, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the common stock held by such persons, and we may reimburse those brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, to assist us with our solicitation efforts, we have retained the services of Innisfree M&A Incorporated for a fee of approximately $15,000, plus out-of-pocket expenses.
Information About Voting and the Annual Meeting
Who may vote
You may vote if you are the record holder of our common stock as of the close of business on the Record Date. On that date, 397,002,537 shares of our common stock were outstanding and are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter considered at this meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at our office at 2000 West Sam Houston Parkway South, Suite 2000, Houston, TX 77042 during normal business hours for a period of ten (10) days prior to the meeting and will also be available for inspection at the Annual Meeting.
Attending the Annual Meeting
If you meet the above criteria to vote at our Annual Meeting, you may attend the Annual Meeting. If you wish to attend the Annual Meeting in person, you must present valid, government-issued picture identification. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, in order to be admitted you must present proof of your beneficial ownership of the common stock, such as a bank or brokerage account statement, or copy of your Voting Instruction Form or Notice, indicating that you owned shares of our common stock at the close of business on the Record Date.
For safety and security reasons, no cameras, recording equipment, cellular telephones, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. No banners, signs, firearms or weapons will be allowed in the meeting room. We reserve the right to inspect all items entering the meeting room.
Proposals
Qualifying shareholders will vote on the following six proposals at the Annual Meeting:

1)	The election of directors;

2)	Advisory approval of our executive compensation;

3)	Approval of the 2020 Plan;

4)	The ratification of the appointment of Grant Thornton LLP;

5)	Approval of the Reverse Stock Split; and

6)	Approval of the Authorized Share Reduction.

2020 PROXY STATEMENT      85

ANNUAL MEETING INFORMATION

Notice and access
The Company is furnishing proxy materials to its shareholders through the Internet as permitted under the rules of the SEC. Under these rules, the Company’s shareholders will receive a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the Notice of 2020 Annual Meeting of Shareholders and Proxy Statement, our proxy card, and our Annual Report on Form 10-K, often referred to as “notice and access.” We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and distributing our proxy materials. This Notice includes instructions on how to access the proxy materials over the Internet or to request a paper copy of proxy materials, including a proxy card or voting instruction form. In addition and as described in the Notice, shareholders may request to receive future proxy materials in printed form by mail or electronically by email. A shareholder’s election to receive proxy materials by mail or email will remain in effect until terminated by the shareholder.
The Company's proxy materials were made available by the Board on the Internet on or about [ ● ], 2020 at https://www.viewproxy.com/CallonPetroleum/2020, which is the cookies-free website described in the Notice. Accordingly, we are sending the Notice to our shareholders of record and beneficial owners of our stock, and filing the Notice with the SEC, on or about [ ● ], 2020. Please note that the Notice identifies the proposals on which shareholders will vote at the meeting, but shareholders cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote via the Internet, by telephone or by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.
In addition to the proxy materials being available for review at https://www.viewproxy.com/CallonPetroleum/2020, the site contains instructions on how to access the proxy materials on a website or to request free of charge printed materials, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC. On an ongoing basis, shareholders may contact our Corporate Secretary at our principal offices in Houston, Texas to request proxy materials by mail or by e-mail.
Casting your vote
There are three methods for registered shareholders to vote by proxy without attending the Annual Meeting:

1. By Internet
You can vote via the Internet by going to the website address provided on your Notice or proxy card. You will need to use the control and request ID appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. CDT on [ ● ], 2020. If you vote via the Internet, you do NOT need to vote by telephone or return a proxy card. Internet voting is available 24 hours a day.

2. By Telephone
You can also vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control and request ID appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. CDT on [ ● ], 2020. Voting by telephone is available 24 hours a day.

3. By Mail
If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the reply envelope provided. Please promptly mail your proxy card to ensure that we receive it prior to the closing of the polls at the Annual Meeting.

If you receive more than one Notice and/or Proxy Statement then it means that your shares are likely registered in more than one account. Please provide voting instructions for all Notices, proxy and voting instruction cards you receive. If you send us a signed proxy card without marking your voting selections, your shares will be voted on each proposal as recommended by the Board, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. The Board is not presently aware of any other proposals or any other business to be considered at the Annual Meeting.
Difference between a “holder of record” and a “street name” holder
If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. You will receive instructions from your broker, bank or other nominee that you must follow in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial

86 CALLON PETROLEUM

ANNUAL MEETING INFORMATION

holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.
In the event you do not provide instructions on how to vote shares held in street name, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but they are not permitted to vote (a “broker non-vote”) on non-routine or non-discretionary items absent instructions from the beneficial owner. With respect to the Annual Meeting, brokers are prohibited from exercising discretionary authority in the election of directors and the non-binding advisory proposal on executive compensation, but such brokers may exercise discretionary authority with respect to the ratification of the appointment of our independent registered public accounting firm. Your vote is especially important. Therefore, please promptly instruct your broker regarding how to vote your shares on these matters.
If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting. If you have questions about how to obtain a legal proxy, please call Innisfree M&A Incorporated toll-free at (888) 750-5834. Submitting your proxy by mail will not affect your right to vote in person if you decide to attend the Annual Meeting.
Revoking a proxy
You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Corporate Secretary at our principal offices in Houston, Texas before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not necessarily revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the meeting if you obtain a legal proxy as described above.
Recommendation of the Board
The Board unanimously recommends you vote “FOR” each of the proposals. A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	“FOR” the election of each of the nominees named in this Proxy Statement to the Board of Directors;

•	“FOR” the approval, on an advisory basis, of our executive compensation;

•	“FOR” the approval of the 2020 Plan;

•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	“FOR” the approval of the Reverse Stock Split; and

•	“FOR” the approval of the Authorized Share Reduction.
Counting the vote
We have appointed Alliance Advisors to tabulate and certify the vote.
Quorum
A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the Record Date, present in person or represented by proxy. We will count your shares for purposes of determining if there is a quorum if either you are present and vote in person at the meeting or have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum.

2020 PROXY STATEMENT      87

ANNUAL MEETING INFORMATION

Required Vote
Proposal 1 - Election of directors
The nominees for election as directors will be elected by a plurality of all votes cast, subject to the Company’s majority voting policy. Because the number of director nominees equals the number of directors to be elected at this Annual Meeting, to be elected, each director must receive a majority of the votes cast. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “withheld.” Abstentions and broker non-votes will not be included in determining the number of votes cast in the election of directors and will not have any effect on the outcome. This majority voting standard is discussed further under “Proposal 1 - Election of directors - Majority Vote Standard.”
Proposal 2 - Advisory vote to approve NEO compensation
The advisory vote on our executive compensation is non-binding, so no specific vote is required. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will not be counted as shares present and entitled to vote, and, accordingly, will not affect the outcome of the vote on this proposal. While the law requires this advisory vote, the vote will neither be binding on us or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us or the Board. However, the views of our shareholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” which discusses in detail how our executive compensation program implements our compensation philosophy.
Proposal 3 - Approval of 2020 Plan
Pursuant to our bylaws, approval of the 2020 Plan requires the affirmative vote of a majority of the common shares present in person or by proxy and entitled to vote on the proposal. In addition to the vote required by our bylaws, under NYSE rules, approval of the 2020 Plan requires approval of a majority of votes cast on the proposal. In both cases, abstentions will have the effect of a vote cast against the proposal. Broker non-votes will not be counted as shares present and entitled to vote and so will have no effect upon the outcome of the vote.
Proposal 4 - Ratification of the appointment of the independent registered public accounting firm
The advisory vote on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2020 fiscal year is non-binding, so no specific vote is required. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will have the authority to vote your shares in its discretion on this proposal. An abstention will have the effect of a vote against this proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Audit Committee will consider the outcome of the vote in determining the selection of the Company’s independent registered public accounting firm.
Proposal 5 - Approval of the Reverse Stock Split
Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock. Abstentions, failing to vote, and “broker non-votes” will have the same effect as voting “AGAINST” the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.
Proposal 6 - Approval of the Authorized Share Reduction
Approval of this proposal requires the affirmative vote, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock. Abstentions, failing to vote, and “broker non-votes” will have the same effect as voting “AGAINST” the adoption of this proposal because the required vote is based on the number of shares outstanding rather than the number of votes cast.

88 CALLON PETROLEUM

ANNUAL MEETING INFORMATION

Voting Results
We will announce the preliminary voting results at the Annual Meeting and will publish the final voting results in a current report on Form 8-K to be filed with the SEC within four business days of the meeting.
Householding Information
The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and reduce expenses for companies. Both we and some of our intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our Annual Report and Proxy Statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the cover of this proxy statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our Annual Report and Proxy Statement in the future, you should contact your bank, broker or other nominee record holder.
Financial Statements and Other Available Documents
Financial statements for our most recent fiscal year are contained in the 2019 Annual Report to Shareholders and our Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020. Our Annual Report, our Annual Report on Form 10-K, Corporate Governance Guidelines, Code, and charters of Board committees may be accessed by shareholders on our website at www.callon.com or printed copies are available upon written request to Michol Ecklund, Corporate Secretary at our principal executive office in Houston, Texas.
Other Business
The Board is not aware of any matter to be acted upon at the Annual Meeting other than those described above. If other business properly comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with what they consider to be in the best interests of us and our shareholders. Please sign, date, and return your proxy promptly to avoid unnecessary expense. All shareholders are urged, regardless of the number of shares owned, to participate in the Annual Meeting by voting their shares.

By Order of the Board of Directors,

Joseph C. Gatto, Jr. President, Chief Executive Officer and Director	Houston, Texas [ ● ], 2020

2020 PROXY STATEMENT      89

APPENDIX A

NON-GAAP RECONCILIATIONS
Adjusted EBITDA Reconciliation (in thousands):	2019
Net income	$67,928
Adjustments:
Loss on derivatives, net	62,109
Non-cash stock-based compensation expense	11,364
Cash paid for commodity derivative settlement, net	(3,789)
Merger-related expenses	74,363
Other operating expense	1,076
Income tax expense	35,301
Interest expense	2,907
Depreciation, depletion and amortization	244,991
Accretion expense	945
Loss on extinguishment of debt	4,881
Adjusted EBITDA	$502,076

PV-10 Reconciliation (in thousands):	2019
Standardized measure of discounted future net cash flows	$4,951,026
Add: present value of future income taxes discounted at 10% per annum	418,555
Total Proved Reserves - PV-10	5,369,581
Total Proved Developed Reserves - PV-10	3,246,802
Total Proved Undeveloped Reserves - PV-10	$2,122,779

90 CALLON PETROLEUM

APPENDIX B
CALLON PETROLEUM COMPANY
2020 OMNIBUS INCENTIVE PLAN

1.
Plan. This Callon Petroleum Company 2020 Omnibus Incentive Plan (this “Plan”), is effective as of [•], 2020 (the “Effective Date”), was adopted by the Company to reward and provide incentives to certain employees, independent contractors and directors by enabling them to acquire awards from the Company, including Awards related to shares of common stock of the Company.

2.	Definitions. As used herein, the terms set forth below shall have the following respective meanings:
“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
“Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan.
“Award Agreement” means the document (in written or electronic form) setting forth the terms, conditions and limitations applicable to an Award. Such agreement shall be written except that the Committee may, in its discretion, require or allow that the Participant electronically execute or accept such Award Agreement.
“Board” means the Board of Directors of the Company.
“Cash Award” means an Award denominated in cash.
“Change in Control” means the occurrence of one or more of the following:

(a)
Change in Ownership. A change in ownership of the Company occurs on the date that any Person, other than (1) the Company or any of its Subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s stock (each of (1) through (4) an “Exempt Person”), acquires ownership of the Company’s stock that, together with stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company’s Voting Stock. However, if any Person is considered to own already more than fifty percent (50%) of the total fair market value or total voting power of the Company’s Voting Stock, the acquisition of additional stock by the same Person is not considered to be a Change in Control. In addition, if any Person has effective control of the Company through ownership of thirty percent (30%) or more of the total voting power of the Company’s Voting Stock, as discussed in paragraph (b) below, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this paragraph (a); or

(b)
Change in Effective Control. Even though the Company may not have undergone a change in ownership under paragraph (a) above, a change in the effective control of the Company occurs on either of the following dates: (1) the date that any Person (other than an Exempt Person) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Company’s stock possessing thirty percent (30%) or more of the total voting power of the Company’s Voting Stock. However, if any Person owns thirty percent (30%) or more of the total voting power of the Company’s Voting Stock, the acquisition of additional control of the Company by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (b)(1); or (2) the date that during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved; provided, however, that any such director shall not be considered to be approved by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

2020 PROXY STATEMENT      91

APPENDIX B

(c)
Change in Ownership of Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value equal to at least forty percent (40%) of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions. However, there is no Change in Control when there is such a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer, through a transfer to (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Common Stock; (2) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (3) a Person that owns directly or indirectly, at least fifty percent (50%) of the total value or voting power of the Company’s outstanding Voting Stock; or (4) an entity, at least fifty percent (50%) of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of the Company’s outstanding Voting Stock.

Notwithstanding the foregoing, no Change in Control payment event shall be deemed to have occurred with respect to an Award that is subject to Section 409A of the Code unless such event constitutes a permissible payment event specified in Section 409A of the Code and the Treasury regulations promulgated thereunder.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means (i) the Compensation Committee of the Board or (ii) such other committee of the Board as is designated by the Board to administer this Plan or (iii) to the extent contemplated hereby, the Board.
“Common Stock” means the common stock, par value $.01 per share, of the Company.
“Company” means Callon Petroleum Company, a Delaware corporation.
“Director” means an individual serving as a member of the Board.
“Dividend Equivalents” means, with respect to the shares of Common Stock subject to a Stock Award other than Restricted Stock, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.
“Employee” means an employee of the Company or any of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” of a share of Common Stock means, as of a particular date, (i)(A) if the shares of Common Stock are listed or on a national securities exchange (including the NASDAQ Global Select Market), the closing price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise or other relevant event (as determined under procedures established by the Committee) including the average of the closing bid and asked price on that date, (B) if the shares of Common Stock are not so listed but are listed or quoted on another securities exchange or market, the closing price per share of Common Stock reported on the principal securities exchange or market on which the shares of Common Stock are traded (as determined by the Committee), or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on such principal securities exchange or market at the time of exercise or other relevant event, including the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, (C) if the shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (D) if none of (A)-(C) are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee; or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer this Plan and as approved by the Committee.
“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.
“Independent Contractor” means an individual providing services to the Company or any of its Subsidiaries, who is not an Employee. An Independent Contractor can include an individual who is serving as a Non-employee Director.

92 CALLON PETROLEUM

APPENDIX B

“Non-employee Director” means a Director who is not an Employee. A Non-employee Director may, in the discretion of the Committee, receive an Award both in the capacity as a Non-employee Director and Independent Contractor.
“Nonqualified Stock Option” means an Option that is not an Incentive Option.
“Option” means a right to purchase a specified number of shares of Common Stock at a specified price, which is either an Incentive Option or a Nonqualified Stock Option.
“Participant” means an Employee, Non-employee Director or Independent Contractor to whom an Award has been made under this Plan.
“Performance Award” means an award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals.
“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
“Prior Plans” means the Callon Petroleum Company 2018 Omnibus Incentive Plan and the Callon Petroleum 2011 Omnibus Incentive Plan, as thereafter amended from time to time.
“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.
“Restricted Stock Unit” means a right to receive a share of Common Stock or the value thereof on such terms and conditions as may be established by the Committee. For the avoidance of doubt, such term includes phantom shares and phantom stock units.
“Restriction Period” means a period of time beginning as of the date upon which a Stock Award is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Stock Award is deliverable or no longer restricted or such Stock Award is no longer subject to forfeiture provisions.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.
“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.
“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including Restricted Stock and Restricted Stock Units. For the avoidance of doubt, a Stock Award does not include an Option or SAR.
“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).
“Voting Stock” shall mean stock of any class or kind having the power to vote generally for the election of Directors.

3.	Eligibility. All Employees, Non-employee Directors and Independent Contractors are eligible for Awards under this Plan in the sole discretion of the Committee.

4.
Common Stock Available for Awards. Subject to the provisions of Section 15 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 13,250,000 shares of Common Stock (“Share Reserve”), plus the shares remaining available for awards under the Prior Plans as of the Effective Date, all of which shall be available for Incentive Options. The number of shares of Common Stock that are subject to Awards under this Plan or the Prior Plans, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock, or are exchanged for Awards that do not involve Common Stock, and the number of shares of Common Stock that are subject to Awards under this Plan or Prior Plans that are withheld to satisfy withholding taxes in respect to such awards shall again immediately become available for additional Awards hereunder (subject to the following sentence). Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under this Plan: (i) shares of Common Stock not issued or delivered as a result of the net

2020 PROXY STATEMENT      93

APPENDIX B

settlement of a stock-settled SAR or Option, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Option or SAR, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the option exercise price. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5.	Administration.

(a)
Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee. To the extent required in order for Awards to be exempt from Section 16 of the Exchange Act by virtue of the provisions of Rule 16b-3, (i) the Committee shall consist of at least two members of the Board who meet the requirements of the definition of “Non-employee Director” set forth in Rule 16b-3 (b)(3)(i) promulgated under the Exchange Act or (ii) Awards may be granted by, and this Plan may be administered by, the Board.

(b)
Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may make an Award to an individual who it expects to become an Employee, Non-employee Director or Independent Contractor of the Company or any of its Subsidiaries within the next six months, with such award being subject to the individual actually becoming an Employee, Non-employee Director or Independent Contractor, as applicable, within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board shall have the same powers as the Committee with respect to Awards granted to Non-employee Directors.

(c)
Notwithstanding the foregoing, except in connection with a transaction involving the Company or its capitalization (as provided in Section 15), the terms of outstanding Awards may not be amended without approval of the shareholders of the Company to (i) reduce the exercise price of outstanding Options or SARs or (ii) cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash or other Awards when the exercise price per share of the original Options or SARs exceeds the Fair Market Value of one share of Common Stock, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of Common Stock are listed or (iv) permit the grant of any Options or SARs that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Participant upon exercise of the original Option or SAR.

(d)
No member of the Committee or the Board or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

6.
Delegation of Authority. To the extent allowed by applicable law, the Committee may delegate to the Chief Executive Officer, to other senior officers of the Company or to other committees of the Board its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

7.
Employee and Independent Contractor Awards. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees and Independent Contractors who are to be the recipients of such Awards. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion, including any treatment upon a Change in Control, and shall be accepted by the Participant to whom the Award is made. Awards may consist of those listed in this Section 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee, which may

94 CALLON PETROLEUM

APPENDIX B

include, but are not limited to, continuous service with the Company, its Affiliates and Subsidiaries, or achievement of specific performance or business objectives. Upon the termination of service with the Company, its Affiliates and Subsidiaries of a Participant, any unexercised, deferred, unvested or unpaid Awards shall

(a)
Stock Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which a share of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee. Only Employees may be granted Incentive Options. The term of Options shall not exceed ten years from the date of grant. Any Option (i) that remains outstanding as of the last day of its term, (ii) has an exercise price per share that is less than the Fair Market Value of a share of Common Stock as of such day and (iii) whose exercise is prohibited as of such day pursuant to the operation of the Company’s insider trading policy, shall be automatically exercised (without any action on the part of the Participant holding such Option) by (A) foregoing the delivery of shares of Common Stock otherwise deliverable upon the exercise of the Option pursuant to Section 10 in an amount sufficient to pay the exercise price of the Option and (B) satisfying tax withholding obligations pursuant to Section 11 by withholding from the shares of Common Stock otherwise deliverable upon the exercise of the Option. Each Participant who receives Options pursuant to the Plan shall be deemed to have accepted this automatic exercise provision as a condition of receiving the Option.

(b)
Stock Appreciation Right. An Award may be in the form of a SAR. The per share strike price for a SAR shall be not less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs, whether the SAR will be settled in cash or stock and the date or dates upon which they become exercisable, shall be determined by the Committee. The term of SARs shall not exceed ten years from the date of grant. Any SAR (i) that remains outstanding as of the last day of its term, (ii) has a strike price per share that is less than the Fair Market Value of a share of Common Stock as of such day and (iii) whose exercise is prohibited as of such day pursuant to the operation of the Company’s insider trading policy, shall be automatically exercised (without any action on the part of the Participant holding such SAR) and any tax withholding obligations will be satisfied pursuant to Section 11 by withholding from the cash or shares of Common Stock otherwise deliverable upon the exercise of the SAR. Each Participant who receives SARs pursuant to the Plan shall be deemed to have accepted this automatic exercise provision as a condition of receiving the SAR.

(c)	Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(d)	Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(e)
Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more Performance Goals, either individually or in any combination, established by the Committee and specified in the award agreement.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The amount of cash or shares payable or vested pursuant to Performance Awards may be adjusted upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

8.	Director Awards.

(a)
The Board has the sole authority to grant Awards to Non-employee Directors from time to time in accordance with this Section 8. Such Awards may consist of the forms of Award described in Section 7, other than Incentive Options, and shall be granted subject to such terms and conditions as specified in Section 7.

(b)
No Non-employee Director may be granted during any calendar year Awards having a fair value determined on the date of grant when added to all cash compensation paid to the Non-employee Director (in his capacity as Non-employee Director) during the same calendar year in excess of $1,000,000.

2020 PROXY STATEMENT      95

APPENDIX B

9.	Payment of Awards.

(a)
General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine. Any statement of ownership evidencing such Restricted Stock shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

(b)
Dividends and Interest. In the discretion of the Committee, rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award or Performance Award, but such dividends or Dividend Equivalents shall be accrued and held by the Company and paid, without interest, within 10 days following the lapse of the restrictions on the Stock Award or Performance Award. For the avoidance of doubt, dividends and Dividend Equivalents will not, in any event, be payable until the restrictions on the underlying Stock Award or Performance Award have lapsed. In the event the Stock

Award or Performance Award is forfeited, dividends and Dividend Equivalents paid with respect to such shares during the Restriction Period shall also be forfeited. No Dividend Equivalents may be paid in respect of an Award of Options or SARs.

10.
Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock. The Committee may provide for procedures to permit the exercise or purchase of such Awards by foregoing the delivery of shares of Common Stock otherwise deliverable upon the exercise of the Option or by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award.

11.
Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by (i) the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award or (ii) withholding from the shares otherwise deliverable under the Award, in either case with respect to which withholding is required, up to the maximum tax rate applicable to the Participant, as determined by the Committee. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12.
Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements.

13.
Minimum Vesting. Notwithstanding anything to the contrary in the Plan, each Award Agreement will require that an Award be subject to a minimum vesting period of at least one (1) year commencing from the date of grant or, for any Participant who is a “Non-Employee Director”, a vesting period of less than one year from the date of grant, but not less than 50 weeks, so long as such Awards are granted in connection with a regular annual meeting of shareholders and vest at the next annual meeting of the shareholders following the grant; provided that (a) up to five percent (5%) of the maximum number of shares available for issuance pursuant to the Plan may be granted without being subject to the foregoing restrictions and (b) any dividends or Dividend Equivalents issued in connection with any Award granted at any time under the Plan shall not be subject to or counted for either such restrictions or such five percent (5%) share issuance limit. The foregoing five percent (5%) share issuance limit shall be subject to adjustment consistent with the adjustment provisions of Section 15 and the share usage rules of Section 4. For the purpose of clarity, this Section 13 will not prevent the Committee from accelerating the vesting of any Award in accordance with any of the provisions set forth in the Plan upon the occurrence of a specific event, such as a termination of a Participant's employment or service or a Change in Control or other corporate transaction.

96 CALLON PETROLEUM

APPENDIX B

14.
Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 14 shall be null and void.

15.	Adjustments.

(a)
The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)
In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Board to reflect such event; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

(c)
In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to outstanding Awards or other provisions for the disposition of outstanding Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an outstanding Award or the assumption of an outstanding Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the outstanding Award and, if the transaction is a cash merger, to provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an outstanding Award and the cancellation thereof in exchange for such payment of such cash or property as shall be determined by the Board in its sole discretion, which for the avoidance of doubt in the case of Options or SARs (whether stock- or cash-settled) shall be the excess, if any, of the Fair Market Value of the shares of Common Stock subject to the Option or SAR on such date over the aggregate exercise price of such Award; provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award. No adjustment or substitution pursuant to this Section 15 shall be made in a manner that results in noncompliance with Section 409A of the Code, to the extent applicable.

16.
Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that grants of Awards under this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement and that any ambiguities or inconsistencies in the construction of such an Award or this Plan be interpreted to give effect to such intention. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions. The Committee may also impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant, other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under an Award, or the exercise of Options and SARs, including without limitation, restrictions under an insider trading policy.

2020 PROXY STATEMENT      97

APPENDIX B

17.
Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18.
Section 409A of the Code. All Awards under this Plan are intended either to be exempt from, or to comply with the requirements of Section 409A, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award shall be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

19.
Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

20.
Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company, which clawback policy may provide for forfeiture, repurchase or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company reserves the right, without the consent of any Participant, to adopt any such clawback policies and procedures.

21.
No Right to Employment or Continued Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary. Further, nothing in this Plan or an Award Agreement constitutes any assurance or obligation of the Board to nominate any Non-employee Director for re-election by the Company’s shareholders.

22.	Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company by merger, consolidation or otherwise.

23.
Effectiveness. This Plan, as approved by the Board on April 17, 2020, shall be effective as of the Effective Date, the date on which it was approved by the shareholders of the Company. This Plan shall continue in effect for a term of ten years after the Effective Date, unless sooner terminated by action of the Board. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company’s shareholders at the Company’s 2020 annual shareholders meeting to be held on [•], 2020, or any adjournment or postponement thereof. If the shareholders of the Company should fail to so approve this Plan on such date, this Plan shall not be of any force or effect and the Prior Plan shall continue in force and effect.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer.

CALLON PETROLEUM COMPANY

By:

Title:

98 CALLON PETROLEUM

APPENDIX C
FORM OF
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
CALLON PETROLEUM COMPANY
The undersigned, Michol L. Ecklund, Corporate Secretary of Callon Petroleum Company (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
FIRST: The name of the Corporation is Callon Petroleum Company.
SECOND: This Amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate”) was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law. The Board of Directors has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the meeting of the stockholders called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware for the purpose of voting on the Amendment have voted in favor of this Amendment.
THIRD: The Certificate is hereby amended by amending and restating the first sentence of Article Four to be and read as follows:
The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be [10,500,000-52,500,000] shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share.
Each [10-50] shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”) issued and outstanding on the effective date of this Amendment shall automatically be combined into one validly issued, fully paid and non-assessable share of Common Stock, without any action by the holder thereof, subject to the treatment of fractional interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock in connection with the Reverse Stock Split shall, with respect to such fractional interest, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock, in an amount equal to the proceeds attributable to the sale of such fractional interest following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable. Each certificate that prior to such combination represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.
IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this amendment is the act and deed of the Corporation and that the facts stated herein are true as of this [•] day of [•], [•].

CALLON PETROLEUM COMPANY

By:
Michol L. Ecklund, Corporate Secretary

2020 PROXY STATEMENT      99

PRELIMINARY PROXY CARD--SUBJECT TO COMPLETION
CALLON PETROLEUM COMPANY
ANNUAL MEETING OF SHAREHOLDERS
[ ● ], 2020 AT [ ● ] CDT

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALLON PETROLEUM COMPANY

The undersigned hereby appoints Michol L. Ecklund, as proxy with full power of substitution and re-substitution, to vote all shares of Common Stock of Callon Petroleum Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders thereof to be held at the La Scala Meeting Room of The Moran Hotel, 800 Sorella Court, Houston, Texas 77024 on [ ● ], 2020, or at any adjournment or postponement thereof, as follows:
ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSAL 1 (ALL NOMINEES), “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5, AND “FOR” PROPOSAL 6, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned shareholder further hereby ratifies all that the said proxy may do by virtue hereof. If any nominee named on the reverse side is unable to serve or for good cause will not serve as a director, the person named as proxy shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.
The undersigned shareholder hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of the 2020 Annual Meeting of Shareholders and Proxy Statement dated [ ● ], 2020 and the Annual Report to Shareholders furnished in connection therewith.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in favor.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD [ ● ].

THE PROXY STATEMENT IS AVAILABLE AT:
HTTP://WWW.VIEWPROXY.COM/CALLONPETROLEUM/2020

									Please mark votes as in this example				☒
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, and 6.
1.	Election of Directors:						4.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
			FOR ALL		WITHHOLD ALL	FOR ALL EXCEPT
	01	Matthew R. Bob	☐		☐	☐		☐	FOR	☐	AGAINST	☐	ABSTAIN
	02	Anthony J. Nocchiero				☐	5.
The approval of an amendment to the Company’s certificate of incorporation in the form attached to the accompanying Proxy Statement as Appendix C to effect a reverse stock split of our issued and outstanding common stock at a ratio that will be determined by the Board of Directors and that will be within a range of 1-for-10 to 1-for-50, if the Board determines, in its sole discretion, at any time prior to the first anniversary of the Annual Meeting that the reverse stock split is in the best interests of the Company and its shareholders.

	03	James M. Trimble				☐
2.	The approval, by non-binding advisory vote, of the compensation of our named executive officers.
	☐	FOR ☐	AGAINST	☐	ABSTAIN
3.	The approval of the Company's 2020 Omnibus Incentive Plan.							☐	FOR	☐	AGAINST	☐	ABSTAIN
	☐	FOR ☐	AGAINST	☐	ABSTAIN		6.
The approval of an amendment to the Company’s certificate of incorporation in the form attached to the accompanying Proxy Statement as Appendix C to reduce the number of authorized shares of our common stock by the reverse stock split ratio determined by the Board.

								☐	FOR	☐	AGAINST	☐	ABSTAIN

							MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING:						☐

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Date:

Signature

Signature (if held jointly)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐										CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER
SCAN TO VIEW MATERIALS & VOTE

PROXY VOTING INSTRUCTIONS
Please have your 11 digit control number ready when voting by Internet or Telephone.
If you vote by phone, fax or Internet, please DO NOT mail your proxy card.

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Phone:	Vote Your Proxy by Mail:
Go to www.AALVote.com/CPE	Call 1 (866) 804-9616
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.